As filed with the Securities and Exchange Commission on September 28, 2026

Registration No. 333-[    ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

MNBS Acquisition Corp.
(Exact name of registrant as specified in its constitutional documents)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3148 CHARLOTTE AVE

ROSEMEAD, CA 91770-2504

(347) 786-3086

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MNBS Acquisition Corp.

3148 CHARLOTTE AVE

ROSEMEAD, CA 91770-2504

(347) 786-3086

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris C. Zarif, Esq. Zarif Law Group P.C. 808 Springwood Avenue, Suite 110 Asbury Park, New Jersey 07712 (732) 755-0146	Ogier Global (Cayman) Limited 89 Nexus Way, Camana Bay Grand Cayman, Cayman Islands, KY1-9009 (345) 949-9876	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2026

$75,000,000

MNBS ACQUISITION CORP.

7,500,000 Units

MNBS Acquisition Corp., a Cayman Islands exempted company, is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We will pursue opportunities globally, including in North America, Europe, and Asia. Notwithstanding the foregoing, we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one Class A ordinary share, par value $0.0001 per share (the “Class A ordinary shares” and each a “Class A ordinary share”), one warrant and one right. Each right entitles the holder thereof to receive one-seventh (1/7) of one Class A ordinary share upon the consummation of our initial business combination. We will not issue fractional shares upon the conversion of the rights. As a result, you must hold rights in multiples of seven (7) in order to receive shares for all of your rights upon the consummation of our initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described herein. The warrants will become exercisable on the later of (i) 30 days after the consummation of our initial business combination and (ii) 12 months from the date the registration statement of which this prospectus forms a part is declared effective. The warrants will expire five years after the consummation of our initial business combination, or earlier upon redemption or liquidation.

Our Sponsor, MNBS Holdings LLC, a Delaware limited liability company, together with such other members, if any, including our executive management, officers or directors (collectively, the “initial shareholders”) have agreed to purchase from us, and certain third-party investors (the “third-party investors”), none of which are affiliated with our Sponsor (the “at-risk capital investors”), may purchase from us, at our Sponsor’s sole discretion as to any purchases by persons other than our Sponsor, an aggregate of 1,500,000 private placement warrant packages, or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full, at a price of $1.00 per private placement warrant package, for an aggregate purchase price of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant package consists of one private placement warrant and one private placement right and does not include an ordinary share. Private placement warrant packages are not units and are not identical to the units sold in this offering; provided that, with respect to the third-party investors, such purchases are contemplated on a best-efforts basis only and no definitive purchase amount has been determined. Our Sponsor has agreed to purchase any such private placement warrant packages not purchased by the at-risk capital investors. The Company, on a best-efforts basis, may attempt to secure additional at-risk capital. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price. At-risk capital investors may therefore subscribe for up to 600,000 founder shares (approximately $5,217 in the aggregate if all such founder shares are subscribed for) to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of such 600,000 founder shares.

Each “private placement warrant package” consists of one private placement warrant and one private placement right, and does not include an ordinary share. Private placement warrant packages will be sold at $1.00 per package. They are not units and are not identical to the units sold in this offering.

Of such private placement warrant packages, the at-risk capital investors may purchase up to 500,000 private placement warrant packages (each consisting of one private placement warrant and one private placement right, and no ordinary share) at a price of $1.00 per private placement warrant package, regardless of whether the underwriters’ over-allotment option is exercised. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. Any such purchases will comply with applicable FINRA rules and will not reduce underwriting discounts or commissions otherwise payable in connection with this offering. At-risk capital investors that purchase up to 500,000 private placement warrant packages will also be entitled to subscribe for their proportionate share of up to 600,000 founder shares (1.2 founder shares for each private placement warrant package purchased) that will be transferred by our Sponsor to the extent that at-risk capital investors purchase such private placement warrant packages. If the at-risk capital investors do not purchase any of the private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of the aforementioned 600,000 founder shares. Such founder shares will be acquired for an aggregate purchase price of approximately $5,217 if all 600,000 founder shares are subscribed for. Each at-risk capital investor that subscribes for founder shares will enter into an agreement with us containing substantially the same terms as the letter agreement applicable to our Sponsor with respect to such founder shares, including the lock-up, the redemption waiver, the waiver of liquidating distributions from the trust account and the agreement to vote such founder shares in favor of our initial business combination, except that the obligation to forfeit up to 375,000 founder shares if the underwriters’ over-allotment option is not exercised in full will remain solely an obligation of our Sponsor. The private placement warrant packages purchased by the at-risk capital investors (including the underlying securities) will be subject to the same 30-day transfer restriction as those purchased by our Sponsor.

Each private placement warrant package will consist of one private placement warrant and one private placement right, and will not include any ordinary shares. Private placement warrant packages are not units and are not identical to the units sold in this offering. Each private placement warrant will be identical to the warrants included in the units sold in this offering, or the “public warrants,” and each private placement right will be identical to the rights included in the units sold in this offering, or the “public rights,” except that, so long as they are held by our initial shareholders, the at-risk capital investors or their permitted transferees, the private placement warrants (i) will not be redeemable by us and (ii) may be exercised by the holders on a cashless basis, and the private placement warrant packages, together with the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination. The private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants, and the ordinary shares issuable upon exchange of the private placement rights are entitled to registration rights. We refer to these packages throughout this prospectus as the “private placement warrant packages,” to the warrants comprising them as the “private placement warrants” and to the rights comprising them as the “private placement rights.” Our Sponsor, our officers and directors and the at-risk capital investors have agreed not to transfer, assign or sell any of the private placement warrant packages or the underlying securities (with certain exceptions) until 30 days after the completion of our initial business combination. The private placement warrants have the same terms as the public warrants sold in this offering, including as to exercise price, exercisability, and expiration, except as described herein with respect to redemption and transfer restrictions.

On February 23, 2026, we entered into a subscription agreement with our Sponsor, pursuant to which we agreed to issue an aggregate of 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares,” for an aggregate purchase price of $25,000. The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and in our second amended and restated memorandum and articles of association.

The holders of our Class B ordinary shares, or founder shares, will have the exclusive right to vote on the appointment and removal of our directors prior to the consummation of our initial business combination. Holders of our Class A ordinary shares will not be entitled to vote on the election of directors during such time. In addition, the holders of our Class B ordinary shares may vote on certain other matters as provided in our second amended and restated memorandum and articles of association.

Because our initial shareholders acquired the founder shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering. The founder shares will represent 25% of our issued and outstanding ordinary shares upon the completion of this offering (excluding the ordinary shares to be issued to Maxim Group LLC (“Maxim”), the representative of the underwriters, as described herein, or the “representative shares,” and assuming no exercise of the underwriters’ over-allotment option). The private placement warrant packages do not include ordinary shares and therefore do not affect that percentage at the closing of this offering.

Further, the Class A ordinary shares issuable upon conversion of the founder shares may result in material dilution to our public shareholders due to the anti-dilution rights associated with the founder shares. In the event that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the consummation of our initial business combination, the ratio at which Class B ordinary shares convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 25% of the sum of: (i) all Class A ordinary shares issued and outstanding upon the completion of this offering (including any Class A ordinary shares issued pursuant to the underwriters’ over-allotment option and excluding the Class A ordinary shares underlying the private placement warrants issued to our initial shareholders and the at-risk capital investors), plus (ii) all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination), minus (iii) any redemptions of Class A ordinary shares by public shareholders in connection with our initial business combination or certain amendments to our second amended and restated memorandum and articles of association prior to our initial business combination; provided that such conversion of founder shares will never occur on a less than one-for-one basis.

If we decrease the size of the offering, we will effect a share capitalization, share repurchase, redemption or other appropriate mechanism with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the founder shares, on an as-converted basis, at 25% of our issued and outstanding ordinary shares upon the completion of this offering. Any decrease or increase will be mutually decided by the parties.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.

We have granted Maxim, a 45-day option to purchase up to an additional 1,125,000 units (over and above the 7,500,000 units referred to above) solely to cover over-allotments, if any.

We will provide the holders of our issued and outstanding ordinary shares that were sold in this offering, or the “public shares” with the opportunity to redeem their shares upon the consummation of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below, including interest (net of income taxes payable and up to $100,000 of interest released to us to pay liquidation expenses), divided by the number of then issued and outstanding ordinary shares that were sold in this offering, no matter if they vote “for”, “against,” or abstain from voting on the business combination proposal. Except for income taxes, the proceeds placed in the trust account and the interest earned thereon are not intended to be used to pay for possible excise tax or any other fees or taxes that may be levied on the Company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the Company. The redemption rights for the public shareholders will be subject to certain limitations, including that (i) under our second amended and restated memorandum and articles of association, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering; and (ii) as our second amended and restated memorandum and articles of association provides that we may not consummate an initial business combination if we cannot maintain net tangible assets of $5,000,001 upon such business combination, we may redeem up to such number of public shares that would permit us to maintain net tangible assets of $5,000,001. If our business combination requires us to use substantially all of our cash to pay the purchase price, or requires us to have a minimum amount of cash at closing, the redemption threshold may be further limited. For further information, see “Prospectus Summary — Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote” and “Risk Factors — The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.”.

However, if the business combination is not approved or consummated, the redeeming public shares will be returned to the respective holders, brokers or banks. In addition, holders of the units sold in this offering, or the “public units” (except with regard to the public shares underlying the public units), and holders of the public warrants have not been provided with the opportunity to redeem such securities in connection with the consummation of our initial business combination.

We have 12 months from the closing of this offering to consummate our initial business combination (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). In addition, after the closing of this offering, we may also hold a shareholder meeting to seek shareholders’ approval for an amendment to the then-existing memorandum and articles of association, as amended, to modify the amount of time or substance we have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity), provided that we provide the holders of public shares the opportunity to redeem their public shares in connection with such amendment. If we are unable to complete our initial business combination within the time period described in this prospectus, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will distribute the aggregate amount then on deposit in the trust account, including interest (net of income taxes payable and up to $100,000 of interest released to us to pay liquidation expenses), pro rata to our public shareholders, by redeeming 100% of the public shares at a per-share price, payable in cash, as described in this prospectus and thereafter cease all operations except for the purpose of winding up of our affairs, as further described herein.

Prior to the offering, our Sponsor paid an aggregate purchase price of $25,000 for 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares.” Prior to this offering the Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Our Sponsor will transfer an additional number of founder shares to the at-risk capital investors depending on the number of private placement warrant packages subscribed for by such at-risk capital investors (as described above).

The founder shares are identical to the ordinary shares of the Company issued in this offering, except that (i) they are subject to certain transfer restrictions; (ii) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment or removal of a member of the board of directors for any reason; (iii) our Sponsor and each member of our management team have entered into (and any other purchasers of our founder shares will enter into) a letter agreement with us to waive their redemption rights, rights to liquidating distributions from the trust account and other shareholder rights enjoyed by holders of the ordinary shares.

For further information on the transfer restrictions, see “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Warrant Packages”; for other information, see “Description of Securities — Founder Shares and Private Placement Warrant Packages”.

Our Sponsor initially purchased 2,875,000 founder shares from us for $25,000, and transferred 357,000 founder shares to our officers and director nominees for an aggregate purchase price of $3,104. In addition, our Sponsor has agreed to forfeit up to 375,000 founder shares depending on the extent to which the over-allotment option is not exercised in part or in full.

Assuming no exercise of the over-allotment option, if the at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for their proportionate share of 600,000 founder shares, our Sponsor is expected to own 1,543,000 founder shares for a purchase price of $16,679 (after giving effect to the transfers to our officers and director nominees and to the at-risk capital investors), and 1,000,000 private placement warrant packages for a purchase price of $1,000,000, or $1.00 per private placement warrant package. The at-risk capital investors may purchase up to 500,000 private placement warrant packages. If the at-risk capital investors purchase no private placement warrant packages, our Sponsor would purchase 1,500,000 private placement warrant packages for $1,500,000 and would retain all 600,000 of such founder shares, in which case our Sponsor would own 2,143,000 founder shares (after giving effect to the transfers to our officers and director nominees). Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors.

Assuming the over-allotment option is exercised in full, if the at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for their proportionate share of 600,000 founder shares, our Sponsor is expected to own 1,918,000 founder shares for a purchase price of $16,679 (after giving effect to the transfers to our officers and director nominees and to the at-risk capital investors), and 1,056,250 private placement warrant packages for a purchase price of $1,056,250, or $1.00 per private placement warrant package. The at-risk capital investors may purchase up to 500,000 private placement warrant packages. If the at-risk capital investors purchase no private placement warrant packages, our Sponsor would purchase 1,556,250 private placement warrant packages for $1,556,250 and would retain all 600,000 of such founder shares, in which case our Sponsor would own 2,518,000 founder shares (after giving effect to the transfers to our officers and director nominees). Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors.

For further information on our Sponsor’s equity interests, see “Proposed Business—Our Sponsor”.

Prior to the closing of this offering, our Sponsor has agreed to loan us up to $500,000 to be used to pay formation costs and a portion of the expenses of this offering. As of June 30, 2026, $79,556 had been drawn on this promissory note and $54,556 remained outstanding. The loan is payable without interest on the earliest of (i) February 24, 2027; (ii) the date on which the Company consummates this offering or (iii) such earlier date as the Company may determine to terminate this offering. Commencing on the effective date of this registration statement through the earlier of consummation of our initial business combination and liquidation, our Sponsor shall be allowed to charge us up to $10,000 per month for our use of its offices, utilities and personnel. Our founders, officers and directors shall also be entitled to reimbursement from us for their out-of-pocket expenses incurred in connection with seeking and consummating a business combination. Additionally, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. In addition, our founders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or converted into extension packages at a price of $1.00 per private placement warrant package, or the “extension packages,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. For further information, see “Prospectus Summary — The Offering — Limited Payments to Founders”, “Use of Proceeds”, and “Certain Transactions”. Other than the foregoing, our Sponsor or its affiliates have not received and will not receive any other form of compensation upon the closing of the offering. For further information about compensation received or to be received by our Sponsor, its affiliates or promoters, the amount of securities issued or to be issued to our initial shareholders, see “Proposed Business — Our Sponsor”, and “Risk Factors — The conversion of any working capital loans or extension loans into working capital packages or extension packages may result in significant dilution to your public shares.”, and “Risk Factors — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.”.

Because of the nominal consideration of $25,000 in the aggregate, paid by our Sponsor for the founder shares (before giving effect to the transfer of 357,000 founder shares to certain of our officers and director nominees, including our three independent director nominees (one of whom will also serve as Chairman of the Board) and our Chief Executive Officer, and assuming that the underwriters’ over-allotment option is not exercised), upon the closing of this offering, your public shares will be significantly diluted.

In addition, we will be issuing private placement warrant packages to our Sponsor in connection with the closing of the offering. To illustrate, the table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. Because the exercise of a warrant requires the payment of an additional $11.50 per share and is not automatic upon a business combination, the dilution calculation below does not assume any issuance of shares upon exercise of warrants. By contrast, the rights included in the units are exchanged automatically for Class A ordinary shares upon the consummation of our initial business combination without the payment of additional consideration, and accordingly the dilution calculation below assumes the issuance of one-seventh (1/7) of a Class A ordinary share for each right outstanding. The table below assumes the sale of the private placement warrant packages in connection with the closing of the offering: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of the maximum number of our public shares are redeemed, and Scenario D) the maximum number of our public shares are redeemed that would permit us to maintain net tangible assets of $5,000,001.

As of June 30, 2026
Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions (1)	Scenario B 50% of maximum redemptions (2)	Scenario C 75% of maximum redemptions (3)	Scenario D maximum redemptions (4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	8.75	8.75	8.75	8.75
Pro forma net tangible book value per share, as adjusted*	5.84	4.84	3.22	1.10
Dilution to public shareholders	2.91	3.91	5.53	7.65

(1)	The numbers set forth in this column assume that 1,875,000 public shares, or 25%, of 7,500,000 public shares are redeemed.

(2)	The numbers set forth in this column assume that 3,750,000 public shares, or 50%, of 7,500,000 public shares are redeemed.

(3)	The numbers set forth in this column assume that 5,625,000 public shares, or 75%, of 7,500,000 public shares are redeemed.

(4)	The numbers set forth in this column assume that 7,045,869 public shares are redeemed, which is the maximum redemption that would permit us to maintain net tangible assets of $5,000,001.

As of June 30, 2026
With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions (5)	Scenario B 50% of maximum redemptions (6)	Scenario C 75% of maximum redemptions (7)	Scenario D maximum redemptions (8)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	8.75	8.75	8.75	8.75
Pro forma net tangible book value per share, as adjusted*	5.85	4.85	3.22	0.97
Dilution to public shareholders	2.90	3.90	5.53	7.78

(5)	The numbers set forth in this column assume that 2,156,250 public shares, or 25%, of 8,625,000 public shares are redeemed.

(6)	The numbers set forth in this column assume that 4,312,500 public shares, or 50%, of 8,625,000 public shares are redeemed.

(7)	The numbers set forth in this column assume that 6,468,750 public shares, or 75%, of 8,625,000 public shares are redeemed.

(8)	The numbers set forth in this column assume that 8,170,869 public shares are redeemed, which is the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,001.

For further information on the dilutive effect of the founder shares and additional issuances on our public shareholders, see “Prospectus Summary — Founder Shares and Private Placement Warrant Packages”, “Dilution” and “Risk Factors — Our Sponsor and other initial shareholders paid an aggregate of $25,000 for the founder shares, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares”. In addition to the founder shares, the compensation received or to be received and the amount of securities issued or to be issued to our initial shareholders, including the issuance of working capital packages that may be converted from the working capital notes and the issuance of extension packages that may be converted from the extension notes, may have a material dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Proposed Business — Our Sponsor”, and “Risk Factors — The conversion of any working capital loans or extension loans into working capital packages or extension packages may result in significant dilution to your public shares.”, and “Risk Factors — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.”.

Each of our Sponsor, any affiliate of our Sponsor, our directors or officers, may have interests that may be different from, in addition to or in conflict with yours. As more fully discussed in “Management — Conflicts of Interest,” if any of our initial shareholders become aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves risks. We are a blank check company incorporated as a Cayman Islands exempted company. Our units offered in this prospectus include shares of a Cayman Islands blank check company instead of the shares of the operating entities with whom we may combine. As a blank check company with no material operations of our own, we seek to complete a business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We will pursue opportunities globally, including in North America, Europe, and Asia. Notwithstanding the foregoing, we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

Certain of our Sponsor, executive officers and directors are located outside the United States. For instance, our Chief Executive Officer and director, Iris Zhao is located in Dubai, United Arab Emirates. Our Chief Financial Officer, Shihao Liu, is located in Hong Kong. Our independent director nominee, Sam Tan, is located in Australia. Certain of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong): our Chief Executive Officer previously served as the Managing Partner of a Beijing-based fund management company and as an executive officer of a China-based U.S.-listed company, and our Chairman of the Board nominee serves or has served on the boards of several China-based U.S.-listed companies. We will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). In addition, certain of the individuals associated with our Sponsor have ties to jurisdictions outside the United States. Other than the location of certain members of management and certain biographical ties of certain directors, officers and individuals associated with our Sponsor, we do not have operations, subsidiaries, or assets in the People’s Republic of China (the “PRC”) or Hong Kong as of the date of this prospectus. There are enforcement risks related to civil liabilities due to certain of our executive officers and directors being located outside the United States.

Our Sponsor is MNBS Holdings LLC, a Delaware limited liability company. Our other founders, other than the Sponsor principals, are officers and directors of the Company. We believe that, with their experience and skillsets in sourcing, investing and value enhancement, we are well positioned to pursue opportunities that will offer risk-adjusted returns.

Officers and Directors

Our officers, directors and director nominees are as follows:

Ms. Xiaochen (“Iris”) Zhao

Ms. Zhao has served as our Chief Executive Officer and a director since the inception of the Company on January 23, 2026. Ms. Zhao is a citizen of the Republic of Malta and is based in Dubai, United Arab Emirates. Ms. Zhao is 37 years old.

Ms. Zhao has over 10 years of experience in building and advising corporations through mergers and acquisitions and capital market transactions globally, as well as executing and advising on complex cross-border transactions. Earlier, in her investment banking and advisory roles, she structured and closed dozens of transactions including initial public offerings, follow-on offerings, and private investments, helping companies raise growth capital and navigate public market entry. Her career has focused on bridging international companies with global capital markets.

Ms. Zhao currently also serves as Chief Executive Officer of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering, since January 23, 2026. From April 2021 until January 2025, Ms. Zhao served as Chief Operating Officer of Mars Acquisition Corp. (Nasdaq: MARX), a blank check company. In this role, she was operationally responsible for its initial public offering, which raised $69.0 million, and subsequently played a key role in sourcing, negotiating, and executing its business combination with ScanTech Identification Beam Systems, LLC, which was completed in 2024.

From February 2021 to January 2023, Ms. Zhao served as a director and Company Secretary of Bowen Fintech plc (LSE: BWN), a London-listed special purpose acquisition company, where she oversaw corporate governance and compliance and supported its strategic initiatives. She played an integral role in the company's business combination, executing landmark de-SPAC with MOH Holdings, which included a £378 million capital raise and resulted in Bowen Fintech becoming the first Japanese FinTech to list on the London Stock Exchange through a SPAC transaction.

Ms. Zhao was appointed as the Chief Investment Officer of Future FinTech Group, Inc. (Nasdaq: FTFT) in February 2020. Prior to that, she served as the Managing Partner of Wealth Index (Beijing) Fund Management Co., Ltd., a financial advisory service corporation that focuses on financial advisory, private equity investment, and investment banking businesses. From January 2011 to February 2019, Ms. Zhao oversaw international business planning and development, investor relationship support, and relationships with global investors. Ms. Zhao has completed dozens of transactions including initial public offerings, mergers and acquisitions, reverse takeovers, follow-on offerings, public and private fund raising, and PIPEs. In her early career, Ms. Zhao worked at SUNTV Video Ltd. as a Specialist in New York City. She brings experience in media, business negotiation, and international business activities.

Ms. Zhao studied Finance at City University of New York and Montana State University. She received a Bachelor of Science with highest honor in Finance from Montana State University and was appointed to Beta Gamma Sigma, the international honor society for elite business schools. She received an M.B.A. from the University of the Philippines Diliman.

We believe Ms. Zhao’s qualifications to serve on our board of directors include her experience in capital markets transactions and special purpose acquisition companies, her operational experience in taking a SPAC public and consummating a business combination, and her broad network across financial sponsors, investment banks, and corporate founders in North America and Asia.

Independent Director Nominees

Francis A. Braun III (“Skip”)

Mr. Braun is expected to become a member of our board of directors and an independent director upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Braun is 65 years old. Mr. Braun has more than 40 years of experience in public accounting, financial reporting, and corporate governance, focused on serving public and private companies in the technology, life sciences, and other industry sectors. He is a Certified Public Accountant licensed in New Jersey and qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. We expect Mr. Braun to serve as the Chair of our audit committee.

Mr. Braun spent his career as a partner at three of the world’s largest professional services firms. He served as a Partner at Grant Thornton LLP from December 2016 to July 2023; as a Partner at Deloitte & Touche LLP from May 2002 to September 2016; and previously held positions ranging from Staff to Partner at Arthur Andersen LLP from January 1983 to May 2002. In those roles, he served as Global Engagement Partner, Senior Relationship Partner, and Lead Engagement Partner for clients ranging from emerging growth companies to multibillion-dollar publicly traded enterprises, advising on financial reporting, technical accounting, mergers and acquisitions, regulatory compliance, corporate governance, and risk management. He has led teams that assisted numerous companies in completing initial public offerings, including UiPath Inc., which priced at a reported $30 billion valuation.

Mr. Braun currently serves as Senior Advisor to Stout (since April 2024) and on the Advisory Council of CrossCountry Consulting (since February 2024). He currently serves as a non-executive director and Chair of the Audit Committee of SHF Holdings, Inc. (Nasdaq: SHFS) (since May 2025); a non-executive director and Chair of the Audit Committee of Polaryx Therapeutics, Inc. (since January 2026); and a non-executive director and Chair of the Audit Committee of Crown Bank (since October 2024). Mr. Braun previously served as a non-executive director and Chair of the Compensation Committee of Elite Express Holding Inc. (Nasdaq: ETS) from August 2025 to October 2025. He also serves as a member of the Board of Directors and Treasurer of Wellington Place II at Kensington Condominium Association.

Mr. Braun previously served as a member of the Board of Directors of TechUnited (formerly the New Jersey Technology Council) from 2002 to 2023, where he chaired the Finance Committee and served on the Executive Committee. He was a founding member, Treasurer, member of the Board of Directors, and chair of the Finance Committee of the New Jersey Entrepreneurial Network from 1989 to 2015. He also previously served as a member of the Board of Directors and chair of the Finance Committee of the Princeton Family YMCA from 1992 to 1999.

Mr. Braun received a Bachelor of Science in Accounting from Rider University. We believe Mr. Braun’s qualifications to serve on our board of directors include his extensive experience as a Certified Public Accountant and audit partner, his service on multiple public-company audit committees, his expertise in financial reporting and corporate governance, and his experience advising companies through initial public offerings and other capital markets transactions.

Su-Leng Tan Lee (“Sam Tan”)

Mr. Sam Tan is expected to become a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Tan is a distinguished corporate finance executive with over two decades of leadership experience across public and private companies in the biotechnology, cryptocurrency, blockchain, and property development sectors.

He currently serves as Chief Executive Officer of BioNexus Gene Lab Corp (Nasdaq: BGLC), where he leads the company’s strategic transition into AI-driven healthcare and fintech solutions, while overseeing SEC and Nasdaq compliance, M&A activity, and corporate governance. Concurrently, Mr. Tan is Director & Owner of FSR Group Pte Ltd (Singapore) and Blocktrade SA (Luxembourg), a regulated European cryptocurrency exchange, where he guides global expansion, digital asset strategy, and MiCAR regulatory alignment.

Previously, Mr. Tan served as President of Avillion Berhad, a publicly listed hospitality group in Malaysia, and has held leadership roles in corporate finance and property development through his nex.korp Group (Australia) since 2006. He also directs research initiatives at FLO Life Sciences Group (Australia & Malaysia), focusing on oncology and infectious diseases.

Mr. Tan holds a Bachelor of Science in Computer Science from Edith Cowan University, Australia. He is fluent in English, Mandarin, Malay, and Bahasa Indonesia.

Mr. Tan has expertise in corporate finance, including capital raising, investment management, and financial strategy for publicly listed companies. Skilled in structuring complex litigation, takeovers, takeover defense, and cross-jurisdictional legal matters. Deep knowledge of cryptocurrency exchange operations, tokenization, and decentralized finance (DeFi) systems. Experienced in government and regulatory relations, managing compliance frameworks for public and private companies. Proficient in investor relations and capital markets, ensuring transparency and alignment with corporate objectives.

Mingjie Zhao

Mr. Mingjie Zhao is expected to become Chairman and a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Zhao will serve as Chairman of our board of directors and as an independent director. Mr. Zhao is 61 years old.

Mr. Zhao brings over 20 years of hands-on executive leadership and public company governance experience, with a focus on operational turnaround, strategic oversight, and cross-border business management.

Mr. Zhao has served in senior operational and board roles for companies undergoing significant transitions. As President and director of a Nasdaq-listed industrial company, he was responsible for leading the organization’s strategic repositioning. His independent board roles have involved guiding companies through complex financial reporting requirements, corporate governance challenges, and strategic reviews. Earlier in his career, Mr. Zhao held senior sales and management positions where he was responsible for revenue growth and distribution channel development.

Mr. Zhao currently serves as Independent Chairman of Shineco, Inc. (OTCMKTS: SISI), Independent Director of Future FinTech Group, Inc. (NASDAQ: FTFT), and Director and General Manager of Hua Yang, Inc. He has also been named as an independent director nominee of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering. Mr. Zhao previously served as President, Chief Executive Officer, and Director of TD Holdings, Inc. (NASDAQ: GLG), and as Senior Sales Manager at Hephaistos Building Supplies, Inc.

Mr. Zhao received his undergraduate degree from East China Normal University and an M.B.A. from the University of Bridgeport.

We believe Mr. Zhao’s qualifications to serve on our board of directors include his executive leadership experience at public companies, his service on multiple public-company boards, his expertise in operational turnarounds and strategic repositioning, and his experience with cross-border business management.

Our Sponsor

Our Sponsor is MNBS Holdings LLC, a Delaware limited liability company (the “Sponsor”).

Prior to the offering, our Sponsor paid an aggregate purchase price of $25,000 for 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares.” Prior to this offering the Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Our Sponsor will transfer an additional number of founder shares to the at-risk capital investors depending on the number of private placement warrant packages subscribed for by such at-risk capital investors (as described above). Iris Zhao, our Chief Executive Officer and a director, is the sole manager of MNBS Holdings LLC, our Sponsor, and has sole voting and dispositive power with respect to the founder shares held by our Sponsor. The members of our Sponsor are Shanchun Huang and MNBS Smart Ltd., a British Virgin Islands company wholly owned by Mohammad Norasffandy Bin Salhee. For additional information regarding our founders and management, see “Prospectus Summary — Our Founders and Management.”

Some of our founders, officers and directors are located outside of the United States and will collectively own approximately 25% of our issued and outstanding ordinary shares following this offering, not including the ordinary shares issuable underlying the private placement warrants and the representative shares, any ordinary shares underlying working capital packages issued upon conversion of working capital loans and any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination. As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”) and may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS, or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited. However, we have structured this offering with certain features intended to align our process with applicable U.S. regulatory requirements and to provide customary structural protections to public shareholders. These include: (i) the proceeds of this offering and the sale of the private placement warrant packages being deposited into a trust account maintained in the United States, denominated in U.S. dollars and administered by an independent trustee; (ii) as part of our acquisition criteria, we will not complete an initial business combination with a target whose financial statements are audited by a firm that the PCAOB is unable to inspect; and (iii) the right of our public shareholders to redeem their ordinary shares for a pro rata portion of the funds held in the trust account in connection with the completion of our initial business combination. While these structural features may mitigate certain risks, they will not prevent us from being deemed a “foreign person” under CFIUS regulations or eliminate the possibility that a proposed business combination could be subject to regulatory review, delay or prohibition.

While we may consider target businesses operating in any geographic region, including the United States, Europe, Africa and Asia, we may face additional complexities if we pursue a target with substantial operations in a jurisdiction with a developing or unfamiliar regulatory framework. These could include challenges related to legal compliance, corporate governance standards, regulatory approvals, data privacy and cybersecurity requirements, foreign exchange controls, and the enforceability of shareholder rights and judgments.

In addition, because certain members of our management team are located outside the United States, including our CFO who resides in Hong Kong, some potential target businesses (particularly U.S.-based or other non-PRC businesses) may perceive that we are less well-positioned to consummate or operate a cross-border transaction, which could reduce the number of attractive targets available to us or prolong our search process. Accordingly, it may be more difficult for us to complete an initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time, as described in more detail in this prospectus).

We will not conduct an initial business combination with any target company that conducts operations through variable interest entity (“VIE”) arrangements, which are a series of contractual arrangements used to provide the economic benefits of foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. As a result, certain businesses operating in industries subject to foreign ownership restrictions in China may not be available to us as acquisition candidates.

We will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China or primarily operating in Hong Kong (including Macau), and accordingly we do not expect any filing with the China Securities Regulatory Commission to be required in connection with our initial business combination under currently effective PRC laws, regulations and interpretations. For a discussion of certain risks related to the geographic ties of our Sponsor, officers, and directors and potential regulatory considerations, see “Prospectus Summary — Our Founders and Management” and “Risk Factors” on pages 3 and 37, respectively, of this prospectus.

We are a blank check company with no subsidiaries and no operations of our own except organizational activities, the preparation of this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we have not made any transfers, dividends or distributions to any person or entity. We do not intend to distribute earnings or settle amounts owed until after the closing of the business combination. We may retain all of our available funds and any future earnings following a business combination to fund the development and growth of our business. As a result, we may not pay any cash dividends in the foreseeable future.

See “Risk Factors” beginning on page 37 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Our units offered in this prospectus include shares of a Cayman Islands blank check company instead of the shares of the operating entities with whom we may combine.

Prior to the offering, our Sponsor paid an aggregate purchase price of $25,000 for 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares.” Prior to this offering the Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Our Sponsor will transfer an additional number of founder shares to the at-risk capital investors depending on the number of private placement warrant packages subscribed for by such at-risk capital investors (as described above). In addition, at-risk capital investors that purchase up to 500,000 private placement warrant packages will also be entitled to subscribe for their proportionate share of up to 600,000 founder shares (1.2 founder shares for each private placement warrant package purchased) that will be transferred by our Sponsor to the extent that at-risk capital investors purchase such private placement warrant packages. If the at-risk capital investors do not purchase any of the private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of the aforementioned 600,000 founder shares. Such founder shares will be acquired for an aggregate purchase price of approximately $5,217 if all 600,000 founder shares are subscribed for.

Each of our founders, including our Sponsor, any affiliate of our Sponsor, our directors or officers, may have interests that may be different from, in addition to or in conflict with yours. As more fully discussed in “Management — Conflicts of Interest,” if any of our initial shareholders become aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity, subject to his or her fiduciary duties under the Cayman Islands law, prior to presenting such business combination opportunity to us.

Prior to this offering, there has been no public market for our units, ordinary shares, warrants or rights. We intend to apply to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “MNBSU” on or promptly after the date of this prospectus. The ordinary shares, warrants and rights comprising the units are expected to begin separate trading on the 52nd business day after the date of this prospectus unless Maxim informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, the ordinary shares, warrants and rights are expected to be traded on Nasdaq under the symbols “MNBS,” “MNBSW” and “MNBSR,” respectively.  Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain shareholders’ equity, market capitalization, aggregate market value of publicly held shares and financial distribution requirements.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

	Price to Public	Underwriting Discounts(1)	Proceeds, before Expenses, to us
Per Unit	$10.00	$0.05	$9.95
Total	$75,000,000	$375,000	$74,625,000

(1)	Includes $0.05 per unit sold in the base offering, or $375,000 in the aggregate (or up to $431,250 if the over-allotment option is exercised in full), payable upon the closing of this offering. The table does not include certain other fees and expenses payable (or securities issuable) to the underwriters in connection with this offering. In addition, we have agreed to issue to the representative of the underwriters or its designees an aggregate of 300,000 ordinary shares (or up to 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in part or in full), which we refer to herein as the “representative shares”, as part of representative compensation, which will be issued upon the consummation of this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrant packages described in this prospectus, $75,000,000, or $86,250,000 if the underwriters' over-allotment option is exercised in full ($10.00 per unit regardless of whether the over-allotment option is exercised in whole or in part), will be deposited into a United States-based account maintained by Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of our initial business combination and our liquidation upon our failure to consummate a business combination within the required time period.

The underwriters are offering the units for sale on a firm-commitment basis. Delivery of the units will be made on or about __________, 2026.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is , 2026

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to:

●	“we,” “us,” “our company” or the “Company” refers to MNBS Acquisition Corp., a Cayman Islands exempted company;

●	“second amended and restated memorandum and articles of association” are to our Second amended and restated Memorandum and Articles of Association to be adopted immediately prior to or upon effectiveness of this prospectus;

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands as the same may be amended and supplemented from time to time;

●	“China” and “PRC” refer to the People’s Republic of China, including, for the purposes of this prospectus, Macau and Hong Kong.

●	“equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for, ordinary shares of our company, including but not limited to a private placement of equity or debt;

●	“founders” refers to all of our shareholders immediately prior to the date of this prospectus, including all of our officers and directors to the extent they hold such shares;

●	“founder shares” refers to the 2,875,000 Class B ordinary shares held by our Sponsor and certain of our officers and director nominees prior to this offering (assuming the over-allotment option is exercised in full, and including up to an aggregate of 375,000 founder shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised), including (i) 2,518,000 founder shares owned by MNBS Holdings LLC, our Sponsor (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for), of which 375,000 shares are subject to forfeiture depending on the extent to which the over-allotment option is exercised; (ii) 210,000 founder shares owned by Iris Zhao, our Chief Executive Officer and a director; (iii) 63,000 founder shares owned by Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iv) 42,000 founder shares owned by each of Francis A. Braun III and Sam Tan, our other independent director nominees. The up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, at a nominal purchase price, on a 1.2-for-one basis with each private placement warrant package they purchase, are included in the 2,518,000 founder shares owned by our Sponsor prior to this offering and will be transferred by our Sponsor only to the extent such investors subscribe.

●	“initial shareholders” refers to our founders with respect to their holding of founder shares; the at-risk capital investors are not initial shareholders;

●	“letter agreements” refer to the agreements to be executed among us, underwriters, our officers, directors and other founders on the date that the registration statement is declared effective, and the agreements on substantially the same terms to be executed by any at-risk capital investors that subscribe for founder shares;

●	“management” or our “management team” are to our officers and directors;

●	“ordinary shares” are to our ordinary shares, par value $0.0001 per share;

●	“private placement warrant packages” refers to the packages issued to our Sponsor and the at-risk capital investors in a private placement simultaneously with the closing of this offering, at a purchase price of $1.00 per private placement warrant package, each consisting of one private placement warrant and one private placement right and including no ordinary shares; “private placement warrants” refers to the warrants comprising the private placement warrant packages; “private placement rights” refers to the rights comprising the private placement warrant packages;

●	“representative shares” refer to 300,000 ordinary shares (or up to 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) to be issued to Maxim Group LLC and/or its designees, at the closing of this offering;

●	“US Dollars” and “$” refer to the legal currency of the United States;

●	“public shares” refer to ordinary shares which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering, or “public shares,” whether they are purchased in the public offering or in the aftermarket, including any of our founders to the extent that they purchase such public shares (except that our founders will not have conversion or tender rights with respect to any public shares they own).

●	“Sponsor” means MNBS Holdings LLC, the sponsor of this offering, together with any permitted transferee of founder shares and/or private placement warrant packages to whom such securities are transferred in accordance with the applicable transfer restrictions and who becomes bound by the applicable sponsor or lock-up arrangements.

●	“units” are to units sold in this offering, each consisting of one Class A ordinary share, one warrant and one right, with each whole warrant entitling the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, and each right entitling the holder to receive one-seventh (1/7) of one Class A ordinary share; and

●	“working capital packages” are to private placement warrant packages issuable upon conversion of working capital loans, if any, at $1.00 per package, upon the consummation of the business combination.

Except as specifically provided otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

All references in this prospectus to our founder shares being forfeited shall take effect as surrenders for no consideration of such shares as a matter of the Cayman Islands law.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

General

We are a blank check company incorporated in the Cayman Islands on January 23, 2026 as an exempted company with limited liability (meaning that our public shareholders have no liability, as shareholders of our company, for the liabilities of our company over and above the amount paid for their shares). We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We will pursue opportunities globally, including in North America, Europe, and Asia. Notwithstanding the foregoing, we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Our Founders and Management

Our founders are officers and directors of the Company. We believe that with their experience and skillsets in sourcing, investing and value enhancement, we are well positioned to pursue opportunities that will offer risk-adjusted returns.

Our officers, directors and director nominees are as follows:

Iris Zhao, age 37, CEO and Director; Shihao Liu, age 31, CFO and Director Nominee; Mingjie Zhao, age 61, Chairman and Independent Director Nominee; Francis A. Braun III, age 65, Independent Director Nominee; Sam Tan, age 43, Independent Director Nominee.

Our Sponsor

Our Sponsor is MNBS Holdings LLC, a Delaware limited liability company. As of the date of this prospectus, our Sponsor owns 2,518,000 founder shares (after giving effect to the transfer of an aggregate of 357,000 founder shares to our officers and director nominees, and including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Iris Zhao, our Chief Executive Officer and a director, is the sole manager of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. The members of our Sponsor are Shanchun Huang, citizen of Malta and resident of the United Kingdom, and MNBS Smart Ltd., a British Virgin Islands company wholly owned by Mohammad Norasffandy Bin Salhee, a citizen and resident of Malaysia. Other than as described in this prospectus, no other person has a direct or indirect material interest in our Sponsor. For additional information regarding our founders and management, see “Prospectus Summary — Our Founders and Management.”

Prior to this offering, our Sponsor acquired 2,875,000 founder shares, or 100% of our issued and outstanding ordinary shares (up to 375,000 founder shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised). Prior to this offering, our Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for).

Immediately after the offering, if the at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for their proportionate share of 600,000 founder shares, the Sponsor is expected to hold an aggregate 1,543,000 founder shares, or approximately 14.98% of the issued and outstanding ordinary shares (assuming no exercise of the over-allotment option). If the at-risk capital investors purchase no private placement warrant packages, the Sponsor will purchase those private placement warrant packages and retain the related 600,000 founder shares, in which case it would hold 2,143,000 founder shares, or approximately 20.81% of the issued and outstanding ordinary shares (assuming no exercise of the over-allotment option). The Sponsor has agreed and will enter into an agreement with us immediately prior to the effectiveness of this prospectus pursuant to which it has agreed, among other things, (A) to vote its founder shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would prevent our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide dissenting public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to convert any founder shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares it holds to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, the Sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up. The at-risk capital investors that subscribe for founder shares will be subject to substantially the same transfer restrictions with respect to those founder shares.

Immediately after the offering, if the at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for their proportionate share of 600,000 founder shares, the Sponsor is expected to hold an aggregate of 1,543,000 founder shares, assuming no exercise of the over-allotment option. In total, assuming no exercise of the over-allotment option, the Sponsor paid a nominal aggregate purchase price of $25,000 for an aggregate of 2,875,000 founder shares. If the at-risk capital investors purchase 500,000 private placement warrant packages, the Sponsor will pay a purchase price of $1,000,000 for 1,000,000 private placement warrant packages. If the at-risk capital investors purchase no private placement warrant packages, the Sponsor would purchase 1,500,000 private placement warrant packages for $1,500,000. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. However, other than the foregoing, the Sponsor or its affiliates have not received and will not receive any other form of compensation upon the closing of the offering.

Our Sponsor, officers and directors will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our Sponsor, officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The founder shares held by our Sponsor and certain of our officers and director nominees include an aggregate of up to 375,000 founder shares that are subject to surrender for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part, so that the founder shares will represent 25% of our issued and outstanding ordinary shares after this offering (without giving effect to the issuance of the representative shares and assuming our initial shareholders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the issuance of representative shares, and assuming our founders, officers and directors do not purchase units in this offering). None of our founders has indicated any intention to purchase units in this offering. The following table sets forth the payments to be received by our Sponsor and their affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
The Sponsor	1,543,000 Class B ordinary shares without the exercise of the over-allotment option, or 1,918,000 Class B ordinary shares if the over-allotment option is exercised in full, if at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for 600,000 founder shares; or 2,143,000 Class B ordinary shares (or 2,518,000 if the over-allotment option is exercised in full) if they purchase none (1)	$16,679 after giving effect to the transfer of an aggregate of 357,000 founder shares to our officers and director nominees and up to 600,000 founder shares to the at-risk capital investors at the original purchase price. Our Sponsor paid $25,000 in the aggregate for 2,875,000 founder shares prior to such transfers.

	Up to 1,500,000 private placement warrant packages without the exercise of the over-allotment option; or up to 1,556,250 private placement warrant packages with the exercise of the over-allotment option, depending on the number purchased by the at-risk capital investors (2)(3)	$1,000,000 to $1,500,000, or $1.00 per private placement warrant package (without the exercise of over-allotment option); or $1,056,250 to $1,556,250, or $1.00 per private placement warrant package (with the exercise of over-allotment option)

	Up to $500,000, evidenced by a promissory note	Repayment of loans made to us by our Sponsor to cover offering-related and organizational expenses.

	$10,000 per month up to $120,000 (or $180,000 if the period to complete an initial business combination is extended in accordance with the second amended and restated memorandum and articles of association)	Office space, administrative and support services, until consummation of our business combination

	Up to $500,000 in working capital loans may be converted into private placement warrant packages at a price of $1.00 per private placement warrant package	Working capital loans to finance transaction costs in connection with an intended initial business combination.

	Up to $1,500,000 (or up to $1,725,000 if over-allotment option is exercised in part or in full) in loans to extend the period that we must complete an initial business combination from 12 months following the closing of the offering to up to 18 months following the closing of the offering in accordance with our second amended and restated memorandum and articles of association, evidenced by extension convertible notes to be repaid in cash or converted into extension packages at a price of $1.00 per private placement warrant package	Loan in support of our potential extension to allow additional time for us to complete an initial business combination

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

(1)	The number of founder shares held by our Sponsor after this offering depends on whether the underwriters’ over-allotment option is exercised (up to 375,000 founder shares are subject to forfeiture to the extent it is not) and on the number of founder shares subscribed for by the at-risk capital investors (1.2 founder shares for each private placement warrant package they purchase, up to 600,000). The 1,543,000 and 1,918,000 figures assume the at-risk capital investors subscribe for all 600,000 founder shares; the 2,143,000 and 2,518,000 figures assume they subscribe for none, in which case our Sponsor will retain those founder shares. All figures give effect to the transfer of an aggregate of 357,000 founder shares to our officers and director nominees.

(2)	The at-risk capital investors may purchase up to 500,000 private placement warrant packages on a best-efforts basis, regardless of whether the over-allotment option is exercised. The low end of each range assumes they purchase all 500,000 private placement warrant packages and the high end assumes they purchase none.

(3)	Our Sponsor has agreed to purchase any of the 500,000 private placement warrant packages not purchased by the at-risk capital investors. The maximum amounts shown assume no private placement warrant packages are purchased by the at-risk capital investors.

The nominal purchase price paid by our Sponsor and other initial shareholders for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our Sponsor and other initial shareholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially. The following table sets forth information with respect to our initial shareholders, the at-risk capital investors, the representative and public shareholders:

Assuming No Exercise of Over-allotment Option:

Holder of	Shares Purchased	Percentage	Consideration Amount	Percentage	Average Price Per Share
Founder shares held by our Sponsor(1)	1,543,000	14.98%	$16,679	0.02%	$—
Founder shares held by our directors and officers(2)	357,000	3.47%	$3,104	0.00%	$—
Founder shares that at-risk capital investors may subscribe for(3)	600,000	5.83%	$5,217	0.01%	$—
Representative shares	300,000	2.91%	$—	—%	$0.00
Public shareholders	7,500,000	72.82%	$75,000,000	99.97%	$10.00
Total	10,300,000	100.00%	$75,025,000	100.00%

(1)	Assumes no exercise of the over-allotment option and forfeiture by our Sponsor of an aggregate of 375,000 founder shares.

(2)	Reflects the transfer of an aggregate of 357,000 founder shares by our Sponsor to our officers and director nominees prior to the consummation of this offering.

(3)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for at a nominal purchase price (1.2 founder shares for each private placement warrant package purchased). Such founder shares, and the related private placement warrant packages, may be purchased on a best-efforts basis, and there is no guarantee that the amounts shown will be purchased. Our Sponsor has agreed to purchase any private placement warrant packages that are not so purchased and, if the at-risk capital investors purchase no private placement warrant packages, will retain all of such 600,000 founder shares. The allocation shown is for illustration purposes only.

Assuming Exercise of Over-allotment Option in Full:

Holder	Shares Purchased	Percentage	Consideration Amount	Percentage	Average Price Per Share
Founder shares held by our Sponsor(1)	1,918,000	16.19%	$16,679	0.02%	—
Founder shares held by our directors and officers (2)	357,000	3.01%	$3,104	0.00%	—
Founder shares that at-risk capital investors may subscribe for(3)	600,000	5.07%	$5,217	0.01%	—
Representative shares	345,000	2.91%	—	—%	—
Public shareholders	8,625,000	72.82%	$86,250,000	99.97%	$10.00
Total	11,845,000	100.00%	$86,275,000	100.00%

(1)	Assumes exercise of the over-allotment option in full and no forfeiture by our Sponsor of any founder shares.

(2)	Reflects the transfer of an aggregate of 357,000 founder shares by our Sponsor to our officers and director nominees prior to the consummation of this offering.

(3)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, on a proportionate basis (1.2 founder shares for each private placement warrant package purchased), to the extent they purchase private placement warrant packages, at a nominal purchase price representing such investors' pro rata portion of the aggregate $25,000 paid by our Sponsor for the founder shares. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will retain all of such 600,000 founder shares.

For a summary of the securities owned by our Sponsor, our officers and directors, the at-risk capital investors and the representative, and the relevant terms, see illustration below:

Types of Securities	Number of Securities Held Before Offering		Number of Securities Held After Offering (assuming no over-allotment option exercised)	Number of Securities After Offering (assuming over-allotment option exercised in full)	Lock-Up Terms
Founder Shares owned by the Sponsor (2)	2,518,000		1,543,000	1,918,000	As provided in a letter agreement to be entered by and among the Company and the initial shareholders on the date that the registration statement is declared effective, our Sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up.

Founder shares owned by our officers and directors (1)	357,000		357,000	357,000	Same as the founder shares owned by our Sponsor

Founder shares that may be subscribed for by at-risk capital investors	— (2)		600,000	600,000	Substantially the same as the founder shares owned by our Sponsor, except that the obligation to forfeit up to 375,000 founder shares if the underwriters’ over-allotment option is not exercised in full will remain solely an obligation of our Sponsor

Private placement warrant packages owned by our Sponsor (4)	—	(3)	1,000,000	1,056,250	As provided in a letter agreement to be entered by and among the Company and the initial shareholders on the date that the registration statement is declared effective, the private placement warrant packages will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except to certain permitted transferees)

Private placement warrant packages to be owned by at-risk capital investors (4)	—	(3)	500,000 (2)	500,000	As provided in a letter agreement to be entered by and among the Company and the initial shareholders on the date that the registration statement is declared effective, the private placement warrant packages will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except to certain permitted transferees)

Representative Shares owned by Maxim	—	300,000	345,000	The representative shares have been deemed compensation by FINRA and are subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), during which they may not be sold, transferred, assigned, pledged or hypothecated, or made the subject of any hedging, short sale, derivative, put or call transaction that would result in their economic disposition, except as permitted by FINRA Rule 5110(e)(2). In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the periods of time as provided in our second amended and restated memorandum and articles of association.

(1)	Represents the transfer of an aggregate of 357,000 founder shares from our Sponsor prior to the consummation of this offering, in each case at the original purchase price paid by our Sponsor — 210,000 shares to Iris Zhao, our Chief Executive Officer and a director, 63,000 shares to Mingjie Zhao and 42,000 shares to each of Francis A. Braun III and Sam Tan, our independent director nominees.

(2)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, on a proportionate basis (1.2 founder shares for each private placement warrant package purchased), to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will retain all of such 600,000 founder shares. No such founder shares have been transferred as of the date of this prospectus, and accordingly none are shown as held before this offering; the founder shares shown as held by our Sponsor before this offering include these 600,000 Founder Shares and the 375,000 founder shares subject to forfeiture. The after-offering amounts shown for our Sponsor assume the at-risk capital investors subscribe for all 600,000 founder shares; if they subscribe for none, our Sponsor would hold 2,143,000 founder shares (or 2,518,000 founder shares if the over-allotment option is exercised in full).

(3)	The private placement warrant packages will be issued to our Sponsor and the at-risk capital investors in a private placement that will close simultaneously with the closing of this offering and, accordingly, will not be issued or outstanding before this offering.

(4)	Our Sponsor has agreed to purchase any of the 500,000 private placement warrant packages not purchased by the at-risk capital investors. Accordingly, our Sponsor may purchase up to 1,500,000 private placement warrant packages for $1,500,000 (or 1,556,250 private placement warrant packages for $1,556,250 if the underwriters' over-allotment option is exercised in full).

Prior to the closing of this offering, our Sponsor has agreed to loan us up to $500,000 to be used to pay formation costs and a portion of the expenses of this offering. As of June 30, 2026, $79,556 had been drawn on this promissory note and $54,556 remained outstanding. The loan is payable without interest on the earliest of (i) February 24, 2027; (ii) the date on which the Company consummates this offering or (iii) such earlier date as the Company may determine to terminate this offering.

Commencing on the effective date of this registration statement through the earlier of consummation of our initial business combination and liquidation, our Sponsor shall be allowed to charge us up to $10,000 per month for our use of its offices, utilities and personnel. Our founders, officers and directors shall also be entitled to reimbursement from us for their out-of-pocket expenses incurred in connection with seeking and consummating a business combination.

In addition, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds from time to time, in whatever amount they deem reasonable in their sole discretion. Such loans would either be repaid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of such loans, or the “working capital notes,” may be converted upon consummation of our initial business combination into private placement warrant packages, or the “working capital packages,” at a price of $1.00 per working capital package.

In addition, our founders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination, which will be evidenced in extension convertible notes, or extension notes, to be repaid in cash or converted into extension packages at a price of $1.00 per private placement warrant package at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

The working capital packages and extension packages would be identical to the private placement warrant packages sold in the private placement. The terms of any such loans by our founders, officers and directors or their affiliates or designees have not been determined, and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our founders or their affiliates, as we do not believe third parties would be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do seek such loans from third parties, we will request that such lenders provide a waiver against any and all rights to seek access to funds in our trust account.

Other than the foregoing, our Sponsor does not have any agreement, arrangement, or understanding with the Company regarding any compensation, reimbursement, or transfer of interests in relation to our initial business combination, nor is there any agreement between our Sponsor and any unaffiliated shareholders of the Company regarding redemptions, payments, compensation, reimbursement, or transfer of interests.

In addition to the founder shares and the private placement warrant packages, the compensation received or to be received and the amount of securities issued or to be issued to our Sponsor, directors and officers, or their affiliates or designees, including the issuance of working capital packages that may be converted from the working capital notes and the issuance of extension packages that may be converted from the extension notes, will have a material dilutive effect on the public shares you hold. However, the extent of such dilutive effect is uncertain. For further information, see “Risk Factors — The conversion of any working capital loans or extension loans into working capital packages or extension packages may result in significant dilution to your public shares.” and “Risk Factor—We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.”.

As a blank check company incorporated for the purpose of effecting a business combination, a majority of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), including our Chief Financial Officer, who is located in Hong Kong, our Chief Executive Officer, who previously held senior positions at a Beijing-based fund management company and a China-based U.S.-listed company, and our Chairman of the Board nominee, who serves or has served on the boards of several China-based U.S.-listed companies. Because of these ties, we may be a less attractive partner to a non-PRC-based target company and such perception may potentially limit or negatively impact our search for an initial business combination. For further information, see “Risk Factors – Because a majority of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.”.

Our Sponsor will own approximately 14.98% of our issued and outstanding ordinary shares following this offering (assuming no exercise of the underwriters’ over-allotment option). As a result, we may be considered a “foreign person” under rules promulgated by the Committee on Foreign Investment in the United States (“CFIUS”), and we may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as CFIUS, or ultimately prohibited. As a result, the pool of potential targets with which we could complete an initial business combination may be limited.

Upon the effectiveness of this prospectus, our officers and directors will consist of our Chief Executive Officer and director, located in Dubai, United Arab Emirates; our Chief Financial Officer and director nominee, located in Hong Kong; one independent director nominee located in Australia; and two independent director nominees, including the Chairman of the Board are located in the United States. Accordingly, both of our executive officers, and three of our five directors and director nominees, will be located outside the United States. Further, it is possible that a majority of the officers and directors of the post-combination entity will be located outside the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon those officers and directors (prior to or after the business combination) located outside the United States, to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on them under United States securities laws. In particular, to the extent we or any of our directors or officers are located in the PRC or Hong Kong, it may be difficult or impracticable for investors to effect service of process upon us or such persons or to enforce in those jurisdictions judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. The Cayman Islands and other jurisdictions where our officers and directors may reside have different legal systems. As a result, there can be no assurance that local courts will enforce judgments rendered by U.S. courts, including those based on U.S. securities laws, on the same terms as a domestic judgment, or that they will enforce them at all. See “Risk Factors — Risks Related to Operations in Certain Jurisdictions.”

Mr. Mingjie Zhao is expected to become Chairman and a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Zhao will serve as Chairman of our board of directors and as an independent director. Mr. Zhao is 61 years old.

Mr. Zhao brings over 20 years of hands-on executive leadership and public company governance experience, with a focus on operational turnaround, strategic oversight, and cross-border business management.

Mr. Zhao has served in senior operational and board roles for companies undergoing significant transitions. As President and director of a Nasdaq-listed industrial company, he was responsible for leading the organization’s strategic repositioning. His independent board roles have involved guiding companies through complex financial reporting requirements, corporate governance challenges, and strategic reviews. Earlier in his career, Mr. Zhao held senior sales and management positions where he was responsible for revenue growth and distribution channel development.

Mr. Zhao currently serves as Independent Chairman of Shineco, Inc. (OTCMKTS: SISI), Independent Director of Future FinTech Group, Inc. (NASDAQ: FTFT), and Director and General Manager of Hua Yang, Inc. He has also been named as an independent director nominee of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering. Mr. Zhao previously served as President, Chief Executive Officer, and Director of TD Holdings, Inc. (NASDAQ: GLG), and as Senior Sales Manager at Hephaistos Building Supplies, Inc.

Mr. Zhao received his undergraduate degree from East China Normal University and an M.B.A. from the University of Bridgeport.

We believe Mr. Zhao’s qualifications to serve on our board of directors include his executive leadership experience at public companies, his service on multiple public-company boards, his expertise in operational turnarounds and strategic repositioning, and his experience with cross-border business management.

Background and Competitive Strengths

We believe our team’s combined expertise is our fundamental competitive strength. Our leadership blends deep capital markets and M&A execution expertise with substantial operational and investment experience globally, alongside seasoned public company governance. We believe this unique composition positions us not only to source distinctive cross-border opportunities but also to provide the strategic guidance necessary for a post-combination company to thrive as a U.S. public entity.

Specifically:

●	Francis A. Braun III brings more than 40 years of experience in public accounting and financial reporting as a partner at Arthur Andersen, Deloitte & Touche, and Grant Thornton, having served public and private companies through initial public offerings, mergers and acquisitions, and complex financial reporting matters. He qualifies as an “audit committee financial expert” under SEC rules and currently chairs audit committees of three other public and private company boards.

●	Iris Zhao brings specialized, hands-on experience in the lifecycle of SPACs and cross-border transactions, having operationally led a NASDAQ-listed SPAC (Mars Acquisition Corp.) through its IPO and subsequent business combination, while also serving in capital markets advisory and governance roles for other public entities.

●	Mr. Shihao Liu brings valuable strategic and operational insight to the company’s leadership team. He has a strong track record in capital markets, cross-border transactions, and corporate governance across multiple listed platforms.

●	Mingjie Zhao offers critical experience in public company oversight, corporate governance, and steering companies through periods of strategic transformation as independent directors and executives of U.S.-listed entities.

●	Mr. Sam Tan brings in expertise in corporate finance, including capital raising, investment management, and financial strategy for publicly listed companies. As a CEO of Nasdaq-listed BioNexus Gene Lab Corp with extensive expertise in corporate finance, cryptocurrency regulation, and cross-border strategic leadership, he is skilled in structuring complex litigation, takeovers, takeover defense, and cross-jurisdictional legal matters, and has deep knowledge of cryptocurrency exchange operations, tokenization, and decentralized finance (DeFi) systems. Mr. Tan is very experienced in government and regulatory relations, managing compliance frameworks for public and private companies, and proficient in investor relations and capital markets, ensuring transparency and alignment with corporate objectives.

This blend of skills drives our approach to identifying a target and creating post-combination value.

We believe our collective networks provide a differentiated sourcing advantage. These are not merely contacts, but deep, long-term relationships built through prior transactions and shared professional history:

This multi-faceted network allows us to review opportunities that may not be widely marketed, including corporate carve-outs, private family-owned businesses seeking a succession solution, and later-stage private companies evaluating their strategic options.

We believe that this combination of extensive relationships and expertise will make us a preferred partner for and allow us to source high-quality business combination targets. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Business Strategy and Acquisition Criteria

Our Investment Focus and Value-Creation Strategy

We intend to leverage our management team’s combined expertise in cross-border operations, capital markets, and transformational leadership to identify and partner with a company positioned for accelerated growth through access to U.S. public markets.

While we may evaluate opportunities across multiple sectors and geographies, we are particularly interested in companies where our team’s specific experience can serve as a catalyst for value creation. We believe our competitive edge lies in identifying businesses that can benefit from one or more of the following:

Cross-Border Optimization: Target businesses with established operations in international markets that seek to enhance their global profile, corporate governance, and access to capital through a U.S. listing. Our team’s on-the-ground experience and networks can facilitate this complex transition.

Operational Enhancement and Scale: Companies with proven business models and strong unit economics that require strategic guidance, M&A execution capability, or operational expertise to scale efficiently. Members of our team have direct experience in growing revenues, improving profitability, and integrating acquisitions at both public and private companies.

Corporate Transformation and Governance: Businesses at an inflection point that would benefit from the strategic oversight, public company readiness, and capital allocation discipline that our directors and officers have implemented throughout their careers.

We will seek a target that we believe can achieve a public market valuation significantly higher than its private market valuation, with the trust capital serving as a foundation for growth. Our goal is not merely to complete a transaction, but to build a long-term partnership that creates sustainable shareholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the U.S. Securities and Exchange Commission (the “SEC”).

We will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for cash from the trust account in the amount equal to their pro rata portion of the aggregate amount then on deposit in the trust account (net of income taxes payable and up to $100,000 for liquidation expenses) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of income taxes payable and up to $100,000 for liquidation expenses), in each case subject to the limitations described herein. Notwithstanding the foregoing, our founders have agreed, pursuant to written letter agreements with us, not to convert any ordinary shares held by them into their pro rata portion of the aggregate amount then on deposit in the trust account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

We will have until 12 months from the closing of this offering to consummate an initial business combination. If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of this offering, we may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that our Sponsor or its designee must deposit into the trust account for each three-month extension $750,000, or $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $1,500,000 or $1,725,000 if the underwriters’ over-allotment option is exercised in full, on or prior to the date of the applicable deadline. Our public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 12 months to up to 18 months described above or redeem their shares in connection with such extensions. If we are unable to consummate our initial business combination within such time period, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders by way of redeeming their shares and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of income taxes payable). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

If we cannot complete our initial business combination within the 12-month period, we may seek to further amend our then-existing second amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination beyond 18 months. If we do not complete our initial business combination within the 12-month period, while we do not currently intend to seek shareholder approval to amend our second amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. As provided in our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may be amended if approved by holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of income taxes payable and up to $100,000 for liquidation expenses), divided by the number of then issued and outstanding public shares. If we determine not to extend, or fail to obtain shareholder approval to extend the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, the founder shares, including those held by our Sponsor, will be worthless. For more details of consequences to our Sponsor if we do not complete a business combination timely or fail to extend the period under which we must complete a business combination, see “Proposed Business — Automatic Liquidation of Trust Account if No Business Combination”.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, founders or their affiliates.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such target business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

We expect that approximately $500,000 of net proceeds not held in the trust account will be available to us immediately following the closing of this offering. If the funds not held in the trust account are insufficient to meet our working capital needs, our Sponsor, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds from time to time or at any time in whatever amount they deem reasonable in their sole discretion. As a result, we currently do not have any plan to seek financing following the closing of this offering. We also understand that searching for and identifying target businesses, undertaking in-depth due diligence, negotiating an initial business combination and maintaining a public company will be expensive and associated with various fees, and in some situations the target company may request additional financing as a closing condition. Moreover, although we have not selected any specific business combination target, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the private placement warrant packages. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination.

We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, we may be required to obtain additional financing in connection with the closing of our initial business combination for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, or to fund the purchase of other companies. If we are unable to complete our initial business combination, our public shareholders may only receive their pro rata portion of the funds in the trust account that are available for distribution to public shareholders, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels.

For further information, see “Risk Factors — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks”, and “Risk Factors — We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.”.

Other SPAC Involvement

Our Chief Executive Officer, Iris Zhao, previously served as Chief Operating Officer of Mars Acquisition Corp., a blank check formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On February 16, 2023, the company consummated its initial public offering of 6,900,000 units, including 900,000 additional Units issued pursuant to the full exercise by the underwriter of its over-allotment option. Each Unit consists of one ordinary share, par value $0.000125 per share, of the Company (the “Ordinary Shares”) and one right to receive two-tenths (2/10) of one Ordinary Share (the “Rights”) upon the consummation of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $69,000,000. On September 5, 2023, the company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of the company, (ii) Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the company, (iii) Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco, (iv) ScanTech Identification Beam Systems, LLC, a Delaware limited liability company, and (v) Dolan Falconer in the capacity as the representative from and after the Effective Time for the Company Holders as of immediately prior to the Effective Time.

Iris Zhao, our Chief Executive Officer and a director, has served as Chief Executive Officer of Gravity Acquisition Corp., a Cayman Islands blank check company, since January 23, 2026. Mingjie Zhao, our Chairman of the Board and independent director nominee, has been named as an independent director nominee of Gravity Acquisition Corp. Gravity Acquisition Corp. has filed a registration statement for a proposed initial public offering of $250,000,000 and had not completed that offering as of the date of this prospectus. Gravity Acquisition Corp. has not identified a target business and, like us, may pursue a business combination in any industry or geographic location. Accordingly, Ms. Zhao and Mr. Zhao may become subject to conflicting duties in allocating business combination opportunities between us and Gravity Acquisition Corp. See “Management — Conflicts of Interest.”

Neither our Sponsor, MNBS Holdings LLC, nor MNBS Smart Ltd. or Mohammad Norasffandy Bin Salhee or Shanchun Huang has previously organized, or is currently involved in, any other special purpose acquisition company. Other than as described above, none of our officers or director nominees has experience in organizing, or is currently involved in, any other special purpose acquisition company. Certain directors of our management are officers and/or directors of other special purpose acquisition corporations, for more details about their conflict of interests, see “Management — Conflicts of Interest”.

Emerging Growth Company and Smaller Reporting Company Status and Other Information

We are an emerging growth company as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Founder Shares and Private Placement Warrant Packages

At-risk capital investors that purchase up to 500,000 private placement warrant packages will also be entitled to subscribe for their proportionate share of up to 600,000 founder shares (1.2 founder shares for each private placement warrant package purchased) that will be transferred by our Sponsor to the extent that at-risk capital investors purchase such private placement warrant packages. If the at-risk capital investors do not purchase any of the private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of the aforementioned 600,000 founder shares. Such founder shares will be acquired for an aggregate purchase price of approximately $5,217 if all 600,000 founder shares are subscribed for. The final allocation of such founder shares among the third-party investors, if any, has not yet been determined. On February 23, 2026, we entered into a subscription agreement with our Sponsor, pursuant to which we agreed to issue an aggregate of 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares,” for an aggregate purchase price of $25,000. The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and in our second amended and restated memorandum and articles of association.

We refer to these ordinary shares throughout this prospectus as the “founder shares.” The founder shares held by our Sponsor include an aggregate of up to 375,000 founder shares that are subject to surrender for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part, so that the founder shares will represent 25% of our issued and outstanding ordinary shares after this offering (without giving effect to the issuance of the representative shares and assuming our initial shareholders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the issuance of the representative shares and assuming our founders, officers and directors do not purchase units in this offering). None of our founders has indicated any intention to purchase units in this offering.

Our initial shareholders have agreed to purchase from us, and the at-risk capital investors may purchase from us (strictly on a best-efforts basis with no present definitive purchase amount known), an aggregate of 1,500,000 private placement warrant packages, or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full, at a price of $1.00 per private placement warrant package, for an aggregate purchase price of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Of such private placement warrant packages, the at-risk capital investors may purchase up to 500,000 private placement warrant packages at a price of $1.00 per private placement warrant package, regardless of whether the underwriters’ over-allotment option is exercised. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. The private placement warrant packages allocated to the at-risk capital investors, and the final allocation of such private placement warrant packages among the third-party investors has not yet been determined and if such purchases are to be made they will be on a strictly best-efforts basis. Our Sponsor has agreed to purchase all of the 500,000 private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The private placement warrants included in the private placement warrant packages are identical to the public warrants sold as part of the units in this offering, subject to limited exceptions as further described herein. The combined proceeds from these purchases and this offering will be used to fund the trust account, pay offering expenses and provide $500,000 of working capital outside the trust account, as described below. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price. At-risk capital investors may therefore subscribe for up to 600,000 founder shares (approximately $5,217 in the aggregate if all such founder shares are subscribed for) to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of such 600,000 founder shares. Each at-risk capital investor that subscribes for founder shares will enter into an agreement with us containing substantially the same terms as the letter agreement applicable to our Sponsor with respect to such founder shares, including the lock-up, the redemption waiver, the waiver of liquidating distributions from the trust account and the agreement to vote such founder shares in favor of our initial business combination, except that the obligation to forfeit up to 375,000 founder shares if the underwriters’ over-allotment option is not exercised in full will remain solely an obligation of our Sponsor. Those up to 600,000 Founder Shares would represent 5.83% of the 10,300,000 ordinary shares outstanding immediately after this offering (assuming no exercise of the over-allotment option and including the 300,000 representative shares), while public shareholders would hold 7,500,000 ordinary shares, or 72.82%, after paying $75,000,000, or $10.00 per public share. If the over-allotment option is exercised in full, those 600,000 founder shares would represent 5.07% of the 11,845,000 ordinary shares then outstanding (including 345,000 representative shares). Because those founder shares may be subscribed for at a nominal cost in connection with the purchase of private placement warrant packages sold at $1.00 per package, public shareholders will experience immediate and substantial dilution. That dilution occurs whether the founder shares are held by the at-risk capital investors or retained by our Sponsor.

Our Sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us, at a price of $1.00 per private placement warrant package, an additional number of private placement warrant packages, pro rata with the amount of the over-allotment option exercised, up to a maximum of 56,250 additional private placement warrant packages (bringing our Sponsor’s total to 1,056,250 and the aggregate private placement to 1,556,250), so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional private placement warrant packages will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The proceeds from the private placement of the private placement warrant packages will be added to the proceeds of this offering and placed in an account in the United States maintained by Continental Stock Transfer and Trust Company as trustee. As a result, $75,000,000 (or up to $86,250,000 if the over-allotment option is exercised in part or in full) will be placed in the trust account immediately following the offering. If we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months if we extend the time to complete an initial business combination as described in this prospectus), the proceeds from the sale of the units in this offering and the private placement warrant packages deposited into the trust account, including interest (net of income taxes payable and up to $100,000 of interest released to us to pay liquidation expenses), will be included in the liquidating distribution to the holders of our public shares. The Company, on a best-efforts basis, may also attempt to secure additional at-risk capital.

Additionally, we have committed to issue to Maxim or its designees, the representative of the underwriters, 4% of the gross proceeds of the offering in the Company’s ordinary shares that are registered in the offering which is equal to 300,000 ordinary shares (or up to 345,000 ordinary shares if the over-allotment option is exercised in full), or the “representative shares,” at the closing of this offering. We refer to Maxim throughout this prospectus as the “representative.”

Immediately after the offering, if the at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for their proportionate share of 600,000 founder shares, the Sponsor is expected to hold an aggregate of 1,543,000 founder shares. In total, assuming no exercise of the over-allotment option, the Sponsor paid a nominal aggregate purchase price of $25,000 for an aggregate of 2,875,000 founder shares (of which 375,000 are subject to forfeiture to the extent the over-allotment is not exercised), of which an aggregate of 357,000 founder shares were transferred to certain members of our management team, including our CEO, Chairman of the Board, and independent director nominees. Other than the foregoing, our Sponsor or its affiliates have not received and will not receive any other form of compensation upon the closing of the offering.

Because of the nominal consideration of $25,000 in the aggregate, paid by our Sponsor for the founder shares (after giving effect to the transfer of an aggregate of 357,000 founder shares to certain members of our management team, including our CEO, Chairman of the Board, and independent director nominees and assuming that the underwriters’ over-allotment option is exercised), upon the closing of this offering, your public shares will be significantly diluted. To illustrate, the table below shows possible sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. Because the exercise of a warrant requires the payment of an additional $11.50 per share and is not automatic upon a business combination, the dilution calculation below does not assume any issuance of shares upon exercise of warrants. By contrast, the rights included in the units are exchanged automatically for Class A ordinary shares upon the consummation of our initial business combination without the payment of additional consideration, and accordingly the dilution calculation below assumes the issuance of one-seventh (1/7) of a Class A ordinary share for each right outstanding. The table below assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of the maximum number of our public shares are redeemed, and Scenario D) the maximum amount of our public shares are redeemed that would permit us to maintain net tangible assets of $5,000,001.

As of June 30, 2026
Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions (1)	Scenario B 50% of maximum redemptions (2)	Scenario C 75% of maximum redemptions (3)	Scenario D maximum redemptions (4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	8.75	8.75	8.75	8.75
Pro forma net tangible book value per share, as adjusted*	5.84	4.84	3.22	1.10
Dilution to public shareholders	2.91	3.91	5.53	7.65

(1)	The numbers set forth in this column assume that 1,875,000 public shares, or 25%, of 7,500,000 public shares are redeemed.
(2)	The numbers set forth in this column assume that 3,750,000 public shares, or 50%, of 7,500,000 public shares are redeemed.
(3)	The numbers set forth in this column assume that 5,625,000 public shares, or 75%, of 7,500,000 public shares are redeemed.
(4)	The numbers set forth in this column assume that 7,045,869 public shares are redeemed, which is the maximum redemption that would permit us to maintain net tangible assets of $5,000,001.

As of June 30, 2026
With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions (5)	Scenario B 50% of maximum redemptions (6)	Scenario C 75% of maximum redemptions (7)	Scenario D maximum redemptions (8)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	8.75	8.75	8.75	8.75
Pro forma net tangible book value per share, as adjusted*	5.85	4.85	3.22	0.97
Dilution to public shareholders	2.90	3.90	5.53	7.78

(5)	The numbers set forth in this column assume that 2,156,250 public shares, or 25%, of 8,625,000 public shares are redeemed.

(6)	The numbers set forth in this column assume that 4,312,500 public shares, or 50%, of 8,625,000 public shares are redeemed.

(7)	The numbers set forth in this column assume that 6,468,750 public shares, or 75%, of 8,625,000 public shares are redeemed.

(8)	The numbers set forth in this column assume that 8,170,869 public shares are redeemed, which is the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,001.

For further information on the dilutive effect of the founder shares, see “Dilution”, and “Risk Factors — Our Sponsor and other initial shareholders paid an aggregate of $25,000 for the founder shares, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares”.

The founder shares, and representative shares are identical to the ordinary shares included in the units being sold in this offering. However, our founders have agreed, pursuant to written letter agreements with us, (A) to vote their founder shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would prevent our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide dissenting public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to convert any founder shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Our founders have agreed, pursuant to written letter agreements with us, to vote their founder shares in favor of any proposed business combination. If we seek shareholder approval in connection with the business combination, in addition to our founder shares, assuming all the representative shares held by Maxim will be voted for, in order to have our initial business combination approved, we would need only 2,350,001, or approximately 31.33%, of the 7,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted), or no public shares sold in this offering are needed to vote in favor of a transaction (assuming only a quorum is present at such meeting held to vote on our initial business combination) (in either case, assuming the over-allotment option is not exercised). Under Nasdaq listing rules, where shareholder approval is required, the minimum vote that will constitute shareholder approval shall be a majority of total votes cast on the proposal.

Additionally, our founders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up. The private placement warrant packages (including the underlying securities) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except to certain permitted transferees). We refer to such transfer restrictions throughout this prospectus as the lock-up.

The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales of this offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the date of the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.

If public units or shares are purchased by any of our directors, officers or initial shareholders, they will be entitled to funds from the trust account to the same extent as any public shareholder upon our liquidation but will not have redemption rights related thereto.

The proceeds from the private placement of the private placement warrant packages will be added to the proceeds of this offering and placed in a trust account in the United States maintained by Continental Stock Transfer & Trust Company as trustee. If we do not complete our initial business combination within 12 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), the proceeds from the sale of the private placement warrant packages will be included in the liquidating distribution to the holders of our public shares.

Additional Financing

We have not selected any specific business combination target but may enter into agreements with a target with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the private placement warrant packages. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of a private investment in a public entity (“PIPE”), which may be in the form of an equity, debt or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time. Any such issuances of equity securities could dilute the interests of our existing shareholders. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial shareholders, directors or officers, or their affiliates or designees are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Potential Legal and Operational Risks Associated with Acquiring a Company that does Business in the PRC

Although we currently do not have any PRC subsidiary or operations, certain of our officers and directors are located outside the United States including our Chief Financial Officer who is located in Hong Kong, which may make us a less attractive partner to potential target companies outside the PRC than a non-PRC related SPAC. As a result, we may face increased competition for, or reduced access to, certain potential target businesses outside the PRC and Hong Kong; however, we intend to evaluate opportunities globally, except that we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). In addition, we will not consider or undertake an initial business combination with any company which financial statements are audited by an accounting firm that the PCAOB is unable to inspect for two consecutive years. Our undertaking not to acquire any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau), together with our undertaking regarding auditors that the PCAOB is unable to inspect, will reduce the number of potential target businesses available to us and may make it more difficult or more costly for us to identify and complete our initial business combination within the required time period. Further, due to (i) the risks associated with acquiring and operating a business in the PRC and/or Hong Kong and (ii) the fact that certain of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), we may be a less attractive partner to certain potential target businesses.

Corporate Information

Our principal executive office is located at 3148 Charlotte Ave, Rosemead, CA 91770-2504 and our telephone number is (347) 786-3086.

The Offering

Each “private placement warrant package” consists of one private placement warrant and one private placement right, and does not include an ordinary share. Private placement warrant packages will be sold at $1.00 per package. They are not units and are not identical to the units sold in this offering.

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors”.

Securities offered	7,500,000 units, at $10.00 per unit, each unit consisting of one Class A ordinary share, one warrant and one right. Each right entitles the holder thereof to receive one-seventh (1/7) of one Class A ordinary share upon consummation of our initial business combination, as described in more detail in this prospectus. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The warrants will become exercisable on the later of (i) 30 days after the consummation of our initial business combination and (ii) 12 months from the date the registration statement of which this prospectus forms a part is declared effective, and will expire five years after the consummation of our initial business combination, as described in more detail in this prospectus.

Listing of our securities and symbols	The units, and the ordinary shares, warrants and rights once they begin separate trading (as described below), are expected to be listed on Nasdaq under the symbols “MNBSU,” “MNBS,” “MNBSW” and “MNBSR,” respectively.

Trading commencement and separation of ordinary shares and warrants and rights

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the ordinary shares, warrants and rights comprising the units are expected to begin separate trading on the 52nd business day following the date of this prospectus unless Maxim informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

Once the ordinary shares, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares, warrants and rights.

In no event will the ordinary shares, warrants and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place on the second business day after the date the units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to disclose the exercise of the underwriters’ over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if Maxim has allowed separate trading of the ordinary shares, warrants and rights prior to the 52nd business day after the date of this prospectus.

Units:

Number outstanding before this offering and the private placement	0 units

Number outstanding after this offering and the private placement	7,500,000 units

Class A Ordinary shares:

Number issued and outstanding before this offering and the private placement	0 shares

Number to be issued and outstanding after this offering and the private placement	7,800,000 shares(1)(3)

Class B Ordinary Shares:

Number issued and outstanding before this offering and the private placement	2,875,000 shares(2)

Number to be issued and outstanding after this offering and the private placement	2,500,000 shares(4)

Warrants:

Number issued and outstanding whole warrants before this offering and the private placement	0 warrants

Number of outstanding whole warrants after this offering and the private placement	9,000,000 warrants(1)

Rights:

Number issued and outstanding whole rights before this offering and the private placement	0 rights

Number of outstanding whole rights after this offering and the private placement (assumes no exercise of the overallotment option)	9,000,000 rights

(1)	Assumes no exercise of the underwriters’ over-allotment option. Our initial shareholders and the at-risk capital investors will purchase from us an aggregate of 1,500,000 private placement warrant packages (or 1,556,250 private placement warrant packages if the over-allotment option is exercised in full) at a price of $1.00 per private placement warrant package, for a purchase price of $1,500,000 (or $1,556,250 if the over-allotment option is exercised in full). The Sponsor has agreed to purchase any such private placement warrant packages not purchased by the at-risk capital investors. Each private placement warrant package will consist of one private placement warrant and one private placement right, and will not include any ordinary shares. Each private placement warrant will be identical to the warrants included in the units sold in this offering, and each private placement right will be identical to the rights included in the units sold in this offering, except as described in this prospectus.
(2)	Represents 2,875,000 founder shares, including an aggregate of up to 375,000 founder shares that are subject to forfeiture depending on the extent to which the over-allotment option is not exercised by the underwriters in full.
(3)	Comprised of 7,500,000 Class A ordinary shares and 300,000 representative shares.
(4)	Assumes no exercise of the underwriters’ over-allotment option and the resulting forfeiture by our Sponsor of 375,000 founder shares. Comprised of 2,500,000 founder shares initially held by our Sponsor, including up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for on a proportionate basis to the extent they purchase private placement warrant packages (and which our Sponsor will retain to the extent they do not). If the over-allotment option is exercised in full, 2,875,000 founder shares will be issued and outstanding.

Terms of Warrants	Each whole warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment as described herein. The warrants will become exercisable on the later of (i) 30 days after the consummation of our initial business combination and (ii) 12 months from the date the registration statement of which this prospectus forms a part is declared effective. The warrants will expire five years after the consummation of our initial business combination, or earlier upon redemption or liquidation. The warrants are redeemable by the Company in whole, and not in part, at a price of $0.01 per warrant, upon not less than 30 days’ prior written notice, if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to warrant holders.

Terms of Rights	Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-seventh (1/7) of one Class A ordinary share upon consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, you must hold rights in multiples of seven in order to receive shares for all of your rights upon closing of a business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-seventh (1/7) of one Class A ordinary share underlying each right upon consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Prior issuance of founder shares

On February 23, 2026, our Sponsor acquired 2,875,000 founder shares (375,000 of which are subject to forfeiture) for an aggregate purchase price of $25,000. As of the date of this prospectus, 2,875,000 Class B ordinary shares were issued and outstanding, of which 2,518,000 were held by our Sponsor (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for) and 357,000 were held by our officers and director nominees.

Prior to this offering, our Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for).

The number of founder shares issued was determined based on the expectation that the founder shares would represent 25% of the issued and outstanding ordinary shares after this offering (not including the ordinary shares issuable underlying the private placement warrants and the representative shares, any ordinary shares underlying working capital packages issued upon conversion of working capital loans and any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). As such, the founder shares will represent 25% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering and excluding representative shares). Except as provided with regard to the private placement discussed herein, neither our Sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering.

Up to 375,000 founder shares will be subject to forfeiture by our Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that the founder shares will remain at 25% of our ordinary shares after this offering (assuming they do not purchase any units in this offering and excluding representative shares). We will effect a share capitalization or a share repurchase or other appropriate mechanism, as applicable, with respect to our ordinary shares prior to this offering should the size of the offering change, in order to maintain such ownership percentage.

Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price. At-risk capital investors may therefore subscribe for up to 600,000 founder shares (approximately $5,217 in the aggregate if all such founder shares are subscribed for) to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of such 600,000 founder shares. Each at-risk capital investor that subscribes for founder shares will enter into an agreement with us containing substantially the same terms as the letter agreement applicable to our Sponsor with respect to such founder shares, including the lock-up, the redemption waiver, the waiver of liquidating distributions from the trust account and the agreement to vote such founder shares in favor of our initial business combination, except that the obligation to forfeit up to 375,000 founder shares if the underwriters’ over-allotment option is not exercised in full will remain solely an obligation of our Sponsor.

Warrant price protection	In addition, if (i) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of the consummation of the Company’s initial business combination (net of redemptions), and (iii) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The founder shares are identical to the ordinary shares included in the units being sold in this offering, except that:

● only holders of the founder shares have the right to vote on the election of directors prior to our initial business combination;

● the founder shares are subject to certain transfer restrictions, as described in more detail below;

● our Sponsor, officers and directors have entered into a letter agreement, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares and private placement warrant packages if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); and (C) to waive their redemption rights to liquidation distributions from the trust account with respect to their founder shares and private placement warrant packages in connection with a shareholder vote to approve an amendment to our second amended and restated articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and

● the founder shares are entitled to registration rights.

Private placement warrant packages and underlying securities

Our initial shareholders have agreed to purchase from us, and the at-risk capital investors may purchase from us (strictly on a best-efforts basis with no present definitive purchase amount known), an aggregate of 1,500,000 private placement warrant packages, or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full, at a price of $1.00 per private placement warrant package, for an aggregate purchase price of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Of such private placement warrant packages, 1,000,000 private placement warrant packages will be purchased by our Sponsor, or 1,056,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full, and at our Sponsor’s sole discretion, up to 500,000 private placement warrant packages may be purchased by the at-risk capital investors (at a price of $1.00 per private placement warrant package), regardless of whether the underwriters’ over-allotment option is exercised. The final allocation of such private placement warrant packages among the third-party investors has not yet been determined and to the extent such purchases are made they will be strictly on a best-efforts basis. Our Sponsor has agreed to purchase all of the 500,000 private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages.

Our initial shareholders and the at-risk capital investors have agreed to waive their redemption rights with respect to the shares issuable on exercise of the private placement warrants (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our second amended and restated memorandum and articles of association to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months after the closing of this offering (or up to 18 months from the completion of this offering if we extend the period of time to consummate a business combination by the full amount of time), and (iii) if we fail to consummate a business combination within 12 months after the closing of this offering (or up to 18 months from the completion of this offering if we extend the period of time to consummate a business combination by the full amount of time) or if we liquidate prior to the expiration of the 12-month period (or up to 18 months from the completion of this offering if we extend the period of time to consummate a business combination by the full amount of time). However, our Sponsor will be entitled to redemption rights with respect to any public shares held by it if we fail to consummate a business combination or liquidate within the 12-month period (or up to 18 months if we extend the period of time to consummate a business combination by the full amount of time).

Our initial shareholders and the at-risk capital investors have also agreed not to transfer, sell or assign the private placement warrant packages and the underlying securities until 30 days after the completion of our initial business combination, subject to exceptions as discussed herein. Each private placement warrant package consists of one private placement warrant and one private placement right and does not include an ordinary share. Private placement warrant packages are not units and are not identical to the units sold in this offering.

Transfer restrictions on founder shares	Our initial shareholders have agreed, and any at-risk capital investors that subscribe for founder shares will agree, that, with limited exceptions, the founder shares will not be transferred, assigned, or sold until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up. However, if after a business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the founder shares or private placement warrant packages shall be permitted to come out of the transfer restrictions to participate.

Representative shares	We have agreed to issue to Maxim and/or its designees 4% of the gross proceeds of the offering in the Company’s ordinary shares that are registered in the offering which is equal to 300,000 ordinary shares (or up to 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. These shares are being registered in the registration statement of which this prospectus forms a part. The representative shares have been deemed compensation by FINRA and are subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), during which they may not be sold, transferred, assigned, pledged or hypothecated, or made the subject of any hedging, short sale, derivative, put or call transaction that would result in their economic disposition, except as permitted by FINRA Rule 5110(e)(2). In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the periods of time as provided in our second amended and restated memorandum and articles of association.

Offering proceeds to be held in trust

Net proceeds of $75,000,000 (or $86,250,000 if the over-allotment option is exercised in full) from this offering and the proceeds we will receive from the sale of the private placement warrant packages, or $10.00 per unit sold to the public in this offering (regardless of whether the over-allotment option is exercised) (which amount is less expenses of the offering plus the contributed value of the private placement warrant packages) will be placed in a United States-based trust account maintained by Continental Stock Transfer & Trust Company acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations, and, if applicable, up to $100,000 of interest to pay liquidation expenses (which interest shall be net of income taxes payable). Aside from these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account. Additionally, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion.  Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $500,000 of the notes may be converted into working capital packages at a price of $1.00 per private placement warrant package, in addition to the convertible notes in connection with the potential extensions. These working capital packages would be identical to the private placement warrant packages sold in the private placement. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.

Ability to extend time to complete business combination	We will have until 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our memorandum and articles of association and the trust agreement between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit an aggregate of $750,000, or up to $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share in either case), on or prior to the date of the applicable deadline, for each three-month extension (or up to an aggregate of $1,500,000 (or $1,725,000 if the underwriters’ over-allotment option is exercised in full), or $0.20 per public share if we extend for the full six months). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and either be payable upon the consummation of our initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into extension packages at a price of $1.00 per private placement warrant package. Our Sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we do not complete our initial business combination within the 12 month period, while we do not currently intend to seek shareholder approval to amend our second amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. As provided in our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may be amended if approved by holders of at least two-thirds of our issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution, and our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of income taxes payable and up to $100,000 for liquidation expenses), divided by the number of then issued and outstanding public shares. If we determine not to extend, or fail to obtain shareholder approval to extend the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, the founder shares, including those held by our Sponsor, will be worthless. For more details of consequences to our Sponsor if we do not complete a business combination timely or fail to extend the period under which we must complete a business combination, see “Proposed Business — Automatic Liquidation of Trust Account if No Business Combination”.

Anticipated expenses and funding sources	Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations or in an interest bearing or non-interest bearing demand deposit account. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations, an interest bearing or non-interest bearing demand deposit account or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $2.6 million of interest annually assuming an interest rate of 3.5% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

● the net proceeds of this offering and the sale of the private placement warrant packages not held in the trust account, which will be approximately $500,000 in working capital after the payment of approximately $1,000,000 in expenses (including underwriting discount) relating to this offering; and any loans or additional investments from our Sponsor, members of our management team or their affiliates or designees, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the trust account (less any taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. We do not intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares and public units by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases of our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our Sponsor, directors, officers, advisors or their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Subsequent to the consummation of this offering, we have adopted an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our founders, officers and directors will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our founders, officers and directors may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our Sponsor, directors, officers, advisors or their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

In addition, if such purchases are made, the public “float” of our securities may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Additionally, in the event our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders after the announcement of our initial business combination, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

● our registration statement/proxy statement filed for our business combination transaction would disclose the possibility that our Sponsor, initial shareholders, directors, officers, advisors and their affiliates may purchase public shares from public shareholders outside the redemption process, along with the purpose of such purchases;

● if our Sponsor, initial shareholders, directors, officers, advisors and their affiliates were to purchase public shares from public shareholders, they would do so at a price no higher than the price offered through our redemption process;

● our registration statement/proxy statement filed for our business combination transaction would include a representation that any of our securities purchased by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not be voted in favor of approving the business combination transaction;

● our Sponsor, initial shareholders, directors, officers, advisors and their affiliates would not possess any redemption rights with respect to our securities or, if they do acquire and possess redemption rights, they would waive such rights; and

● we would disclose in a Form 8-K, before our security holder meeting to approve the business combination transaction, the following material items:

● the amount of our securities purchased outside of the redemption offer by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates, along with the purchase price;

● the purpose of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates;

● the impact, if any, of the purchases by our Sponsor, initial shareholders, directors, officers, advisors and their affiliates on the likelihood that the business combination transaction will be approved;

● the identities of our security holders who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our Sponsor, initial shareholders, directors, officers, advisors and their affiliates; and

● the number of our securities for which we have received redemption requests pursuant to our redemption offer.

To the extent such securities are purchased, such public securities will not be voted as required by Tender Offers and Schedules Compliance and Disclosure Interpretations Question 166.01 promulgated by the SEC. See “Proposed Business — Permitted Purchases of our Securities” for a description of how our Sponsor, directors, officers, advisors or any of their affiliates will select which shareholders to enter into private transactions with.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of income taxes payable) divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share (subject to increase of up to an additional $0.20 per unit in the event that our Sponsor elects to extend the period of time to consummate a business combination, as described in more detail in this prospectus). There will be no redemption rights upon the completion of our initial business combination with respect to our public warrants or private placement warrant packages. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, private placement warrant packages and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination. Any other purchasers of our founder shares will enter into similar agreements to waive their redemption rights with respect to their founder shares.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our second amended and restated memorandum and articles of association would require shareholder approval. We intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirement or we choose to seek shareholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our second amended and restated memorandum and articles of association:

● conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

● file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, if enough shareholders tender their shares so that we are unable to satisfy any applicable closing condition set forth in the definitive agreement related to our initial business combination, or we are unable to maintain net tangible assets of at least $5,000,001 upon the consummation of initial business combination, we will not consummate such business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will:

● conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

● file proxy materials with the SEC.

We expect that a final proxy statement would be distributed to our shareholders at least 20 calendar days prior to the shareholder meeting. However, we expect that a proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we currently intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, pursuant to the terms of a letter agreement entered into with us, our Sponsor, officers and directors have agreed (and their permitted transferees will agree) to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, the holders of our founder shares will own 25% of our issued and outstanding ordinary shares entitled to vote thereon (assuming they do not purchase units in this offering and excluding the representative shares) or approximately 24.27% (including the representative shares). If we submit our initial business combination to our public shareholders for a vote, our founders have agreed, pursuant to such letter agreement, to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Under Nasdaq listing rule 5635(e)(4), where shareholder approval is required, the minimum vote that will constitute shareholder approval shall be a majority of the total votes cast on the proposal. According to our second amended and restated memorandum and articles of association, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting constitutes a quorum. As a result, in addition to our founder shares, assuming all the representative shares held by Maxim will be voted for, in order to have our initial business combination approved, (i) we would need only 2,350,001, or 31.33%, of the 7,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted), or (ii) assuming that only a quorum is present at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against, or abstain from voting on, the proposed transaction.

We have determined not to consummate any business combination unless we have net tangible assets of at least $5,000,001 upon such consummation in order to avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third-party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements.

Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our Sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our Sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination. Our Sponsor, officers and directors have agreed, pursuant to a letter agreement entered into with us, to waive their right to have any founder shares or public shares held by them redeemed in connection with our initial business combination. Unless any of our other affiliates acquires founder shares through a permitted transfer from an initial shareholder, and thereby becomes subject to the letter agreement, no such affiliate is subject to this waiver. However, to the extent any such affiliate acquires public shares in this offering or thereafter through open market purchases, it would be a public shareholder and subject to the 15% limitation in connection with any such redemption right.

Redemption Rights in connection with proposed amendments to our second amended and restated memorandum and articles of association	Our second amended and restated memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our second amended and restated memorandum and articles of association), may be amended if approved by special resolution by at least two-thirds of our shareholders who, being entitled to do so, attend and vote at such general meeting in person or by proxy, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least two-thirds of our shareholders who, being entitled to do so, attend and vote at such general meeting in person or by proxy. We may not issue additional securities that can vote on amendments to our second amended and restated memorandum and articles of association or in our initial business combination. Assuming no exercise of the underwriters’ over-allotment option, the holders of our founder shares, including our Sponsor, will beneficially own 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase units in this offering and excluding the representative shares) or approximately 24.27% (including the representative shares), will participate in any vote to amend our second amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. Our Sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our second amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of income taxes payable) divided by the number of then outstanding public shares. Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be released to us, other than funds the trustee will use to pay amounts due to any public shareholders who exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination.” We will use the remaining funds to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Pursuant to our second amended and restated memorandum and articles of association, we will have only 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) to complete our initial business combination. If we are unable to complete our initial business combination within such 12-month period (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of income taxes payable, and less up to $100,000 of interest to pay liquidation expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our public warrants or private placement warrant packages. The warrants will expire worthless if we fail to complete our initial business combination within the 12-month time period (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time).

Our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time). However, if our initial shareholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12-month time frame (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time).

Our Sponsor, officers, and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our second amended and restated memorandum and articles of association that would (i) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) or (ii) with respect to the other provisions relating to shareholders’ rights or pre-business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (I) interest shall be net of income taxes payable) divided by the number of then outstanding public shares.

Limited payments to founders

There will be no finder’s fees, reimbursements or cash payments made to our Sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement warrant packages held in the trust account prior to the completion of our initial business combination:

● repayment at the closing of this offering of an aggregate of up to $500,000 in loans made to us by our Sponsor to cover offering-related and organizational expenses;

● payment to our Sponsor totalling $10,000 per month for office space, administrative and support services;

● reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

● repayment of non-interest bearing loans which may be made by our Sponsor or an affiliate of our Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination and non-interest bearing loans which may be made by our Sponsor to extend the time period for consummating our initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Up to $500,000 of the loans made by our Sponsor, our officers and directors, or our or their affiliates or designees to us prior to or in connection with our initial business combination may be convertible into working capital packages, at a price of $1.00 per private placement warrant package at the option of the lender, upon consummation of our initial business combination. The working capital packages would be identical to the private placement warrant packages sold in the private placement.

● repayment of non-interest bearing loans which may be made by our Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, to extend the time available for us to consummate our initial business combination. Pursuant to the terms of our second amended and restated memorandum and articles of association and the trust agreement entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our Sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $750,000, or up to $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), on or prior to the date of the applicable deadline, for each three-month extension (or up to an aggregate of $1,500,000 (or $1,725,000 if the underwriters’ over-allotment option is exercised in full), or $0.20 per share if we extend for the full six months); or any additional extension loans if we later further the period that we must complete our initial business combination. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and either be payable upon the consummation of our initial business combination out of the proceeds of the trust account released to us, or, at the lender’s discretion, converted upon consummation of our business combination into additional working capital packages at a price of $1.00 per private placement warrant package. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

These payments may be funded using the net proceeds of this offering and the sale of the private placement warrant packages not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, officers or directors, or our or their affiliates.

Audit Committee	We will establish and maintain an audit committee. Among its responsibilities, the audit committee will monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Conflicts of Interest	Our initial shareholders and the at-risk capital investors will directly or indirectly own 2,875,000 founder shares (of which, up to 375,000 founder shares held by the Sponsor are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

The nominal price that our initial shareholders paid for the founder shares creates an incentive whereby our Sponsor, directors and officers could potentially make a substantial profit even if the company selects an acquisition target that subsequently declines in value and is unprofitable for public investors.

In the event we do not consummate a business combination within the prescribed period, the founder shares, private placement warrant packages and their underlying securities will expire worthless, which could create an incentive for our initial shareholders to complete any transaction, regardless of its ultimate value.

Each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Each of initial shareholders presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity.

Our Sponsor, officers and directors may in the future sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination.

Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, may have conflicts of interest in allocating management time among various business activities, including selecting a business combination target and monitoring the related due diligence.

Indemnity	Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy their indemnity obligations and believe that our Sponsor’s only assets are securities of our company. We have not asked our Sponsor to reserve for such obligations.

RISK FACTORS SUMMARY

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.” You should carefully consider these, and the other risks set forth in the section entitled “Risk Factors”.

Such risks include, but are not limited to:

Risks Related to Operations in Certain Jurisdictions

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A majority of our executive officers and directors and director nominees are located in, or have significant ties to, China (including Hong Kong). Our Chief Financial Officer and director nominee, Shihao Liu, is located in Hong Kong; our Chief Executive Officer and director, Iris Zhao, previously held senior positions at a Beijing-based fund management company and a China-based U.S.-listed company; and our Chairman of the Board and independent director nominee, Mingjie Zhao, serves or has served on the boards of several China-based U.S.-listed companies. Because of these ties, we may be perceived as a less attractive partner by certain target businesses, which could limit our acquisition universe, prolong our search, or make it more difficult for us to complete an initial business combination within the required time frame. It may also be difficult, costly and slow for investors to effect service of process upon those individuals or to enforce U.S. judgments against them, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws, as there is no treaty or reciprocity arrangement between the United States and either Hong Kong or the PRC for the recognition of judgments. See “Proposed Business — Enforceability of Civil Liabilities” and “Enforceability of Civil Liabilities,” and see pages 104 and 149, respectively, for additional information.

●

Since our Chief Financial Officer is located in Hong Kong and certain of our other officers and directors have significant ties to China, the Chinese government may have potential oversight and discretion over the conduct of those individuals in connection with our search for a target company. The Chinese government may intervene in or influence their activities at any time, or may exert more control over offerings conducted overseas and foreign investment in companies with ties to China. Recent PRC regulatory actions — including in the areas of data security, cybersecurity review, and anti-monopoly enforcement — have been adopted with little advance notice. These risks could result in a material change in our search for a target business and/or the value of the securities we are offering, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●

The PRC legal system is based on written statutes and, unlike common law systems, judicial decisions have limited precedential value. Laws and regulations in China can change quickly with little advance notice, and regulatory authorities have broad discretion in their interpretation and application. These uncertainties could make it difficult to predict the outcome of regulatory or legal proceedings affecting our officers and directors, and could limit the legal protections available to investors and to our company.

●	For a fuller discussion of these risks, see “Risk Factors — Risks Related to Operations in Certain Jurisdictions” and “Enforceability of Civil Liabilities”.

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

●	Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

●	If we seek shareholder approval of our initial business combination, our Sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

●	Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

●	The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

●	We may extend our time period to consummate our initial business combination for up to six months and accordingly have a total of up to 18 months from the closing of this offering to consummate a business combination without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith.

●	If the net proceeds of this offering and the sale of the private placement warrant packages not held in the trust account are insufficient to fund our working capital requirements, we may not have sufficient capital to fund our search for a target business and to complete our initial business combination.

●	We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination, or abandon our search entirely.

Risks Associated with Acquiring and Operating a Business Outside of the U.S.

●	If we effect our initial business combination with a company located outside of the U.S., we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

●	If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

●	Because of the costs and difficulties inherent in managing cross-border business operations after we acquire it, our results of operations may be negatively impacted following a business combination.

Risks Relating to our Sponsor and Management Team

●	Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

●	Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us.

●	We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

●	Our Sponsor, officers and directors have conflicts of interest in evaluating a business combination, including their fiduciary or contractual obligations to other entities, their competitive pecuniary interests and the fact that they will lose their entire investment in us if we do not complete an initial business combination.

Risks Relating to Our Securities

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	The grant of registration rights to our Sponsor and other holders of founder shares and private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

●	The market price of our securities may be volatile and may decline following our initial business combination, regardless of the operating performance of the post-combination company, and you could lose all or part of your investment.

●	You will experience immediate and substantial dilution from the founder shares, for which our Sponsor and other initial shareholders paid an aggregate of $25,000, and from the representative shares, the private placement warrant packages and the exchange of rights and exercise of warrants.

General Risks Related to Our Business

●	We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Operations in Certain Jurisdictions

We are a blank check company incorporated in the Cayman Islands. As of the date of this prospectus, we do not conduct any operations in, or hold any equity interest in any company located in, the People’s Republic of China, and we have no subsidiaries. We have not entered into, and we will not enter into, any variable interest entity or similar contractual-control arrangement. We do not currently believe that we are subject to regulation by the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”), or other PRC regulatory authorities, and we have not received any inquiry, notice, warning, sanction, or regulatory objection to this offering from any such authority. Our belief is based on the following: (i) we are a blank check company incorporated in the Cayman Islands with no operations, and we have no subsidiaries, no variable interest entity arrangements and no assets, revenues, employees or business operations located in mainland China or Hong Kong; (ii) under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies promulgated by the CSRC, which became effective on March 31, 2023 (the “Trial Measures”), an overseas offering and listing is treated as an indirect overseas offering and listing by a PRC domestic company subject to CSRC filing only where both (a) 50% or more of the issuer’s revenues, profits, total assets or net assets for its most recent fiscal year is accounted for by PRC domestic companies, and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operations and management are mostly Chinese citizens or are domiciled in mainland China, and we satisfy neither prong; and (iii) although certain of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), we do not believe that such ties, standing alone, subject this offering to any filing, permission or approval requirement of the CSRC, the CAC or any other PRC governmental authority under currently effective PRC laws, regulations and interpretations. We are not subject to cybersecurity review by the CAC under the Measures for Cybersecurity Review, which became effective on February 15, 2022, because we are not an operator of critical information infrastructure and we are not a network platform operator in possession of personal information of more than one million users; as a blank check company, we do not collect, hold or process any user data. In addition, because we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau), we do not expect any CSRC filing, CAC cybersecurity review or other PRC permission or approval to be required in connection with our initial business combination under currently effective PRC laws, regulations and interpretations. If applicable laws, regulations or interpretations were to change, or if PRC governmental authorities were to assert jurisdiction over us notwithstanding the foregoing, and we were required to obtain any such permission or approval and failed to obtain or maintain it, or inadvertently concluded that it was not required, we could face sanctions, fines or other regulatory action, which could significantly limit or completely hinder our ability to complete this offering or our initial business combination and could cause the value of our securities to significantly decline or become worthless.

We have not selected any target business and are not pursuing any target company with operations in the PRC or Hong Kong, and we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). The following disclosure is intended solely to describe certain regulatory considerations that could arise only if applicable laws, regulations or interpretations were to change or if PRC governmental authorities were to assert jurisdiction over us notwithstanding our undertaking described above.

Because a majority of our executive officers and directors are located in, or have significant ties to, China (including Hong Kong), we may be perceived as a less attractive partner to certain potential target businesses, which could make it more difficult for us to consummate an initial business combination.

Due to the fact that a majority of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), we may be perceived by some potential target businesses, including those located outside of PRC or Hong Kong, as a less attractive partner for a business combination. Such perception may potentially limit or negatively impact our search for an initial business combination. As a result, it may be more difficult for us to complete an initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time, as described in more detail in this prospectus).

The Chinese government may intervene in or influence our search for a target business at any time and without advance notice, including through actions directed at our officers and directors who are located in or have significant ties to China (including Hong Kong), which could result in a material change in our operations and in the value of our securities.

A majority of our executive officers and directors and director nominees are located in, or have significant ties to, China (including Hong Kong). Our Chief Financial Officer and director nominee, Shihao Liu, is located in Hong Kong. Our Chief Executive Officer and director, Iris Zhao, previously served as the Managing Partner of a Beijing-based fund management company and as an executive officer of a China-based U.S.-listed company. Our Chairman of the Board and independent director nominee, Mingjie Zhao, who is located in the United States, serves or has served on the boards of several China-based U.S.-listed companies. None of our officers or directors is located in mainland China.

The PRC government exerts substantial influence over the conduct of business in China and has in recent years exercised increased oversight over offerings conducted overseas and over foreign investment in companies with ties to China. Recent PRC regulatory actions — including in the areas of data security, cybersecurity review, and anti-monopoly enforcement — have been adopted with little advance notice. The PRC legal system is based on written statutes, judicial decisions have limited precedential value, and PRC laws, regulations, rules and enforcement policies may change quickly and may be applied inconsistently or retroactively. We would likely have little or no advance warning of, and no meaningful ability to influence, any such change or action.

Accordingly, PRC authorities could, at any time and without advance notice, take actions that directly or indirectly restrict the ability of our officers and directors who are located in or have significant ties to China (including Hong Kong) to participate in, or to devote time and resources to, our search for a target business, to travel, or to continue to serve in their capacities with us. Any of the foregoing could delay, impede or prevent our completion of an initial business combination within the prescribed time period, could require us to replace members of our management team or board of directors, and could cause us to liquidate and dissolve. Any such development could result in a material change in our operations, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and could cause the value of our securities to significantly decline or become worthless.

The foregoing risks relate to the location of, and the biographical ties of, certain members of our management and board of directors. As described above, we do not conduct any operations in, and hold no equity interest in any company located in, the PRC or Hong Kong, we have no subsidiaries, and we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau).

Risks Relating to our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

We are a blank check company incorporated in the Cayman Islands. We currently have no operations, own no assets, and have no subsidiaries in PRC or Hong Kong or any other country. Any discussion of risks related to operating in a specific jurisdiction is therefore hypothetical and would only become applicable if we consummate a business combination with a target that operates therein. If we combine with such a target, the combined company may become subject to laws and regulations in that jurisdiction affecting overseas listings, cybersecurity, data privacy, and foreign investment. Compliance with these rules, including any requirements to file with or obtain approvals from local regulatory authorities, could be burdensome, cause delays, or introduce uncertainty, which could materially affect the combined company’s operations and the value of its securities.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or the rules of Nasdaq or if we decide to hold a shareholder vote for business or other reasons. Examples of transactions that would not ordinarily require shareholder approval include asset acquisitions and share purchases, while transactions such as direct mergers with our company or transactions where we issue more than 20% of our outstanding shares would require shareholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination. Except as required by law or Nasdaq rules, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the issued and outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled “Proposed Business — Effecting a Business Combination — Shareholders May Not Have the Ability to Approve an Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our Sponsor, officers and directors have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike other blank check companies in which the initial shareholders agree to vote their founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our Sponsor, officers and directors have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them, as well as any public shares purchased during or after this offering, in favor of our initial business combination. We expect that the holders of our founder shares, together with Maxim, will own approximately 27.18% of our issued and outstanding ordinary shares (including, and assuming the voting in favor of, the representative shares) at the time of any such shareholder vote. As a result, in addition to our founder shares and assuming all the representative shares held by Maxim will be voted for, in order to have our initial business combination approved, we would need only 2,350,001, or approximately 31.33%, of the 7,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted), or no public shares sold in this offering are needed to vote in favor of a transaction (assuming only a quorum is present at such meeting held to vote on our initial business combination) (in either case, assuming the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their founder shares in accordance with the majority of the votes cast by our public shareholders.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of the business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our Board of Directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 both immediately prior to and upon consummation of our initial business combination or such greater amount necessary to satisfy a closing condition as described above, we may be forced to seek third-party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time). Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation. The length of time it may take us to complete our diligence and negotiate a business combination may reduce the amount of time available for us to ultimately complete an initial business combination should such diligence or negotiations not lead to a consummated initial business combination.

We may extend our time period to consummate our initial business combination for up to six months and accordingly have a total of up to 18 months from the closing of this offering to consummate a business combination without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith.

We will have until 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may extend the period of time to consummate a business combination up to two times, each by an additional three months (for a total of up to 18 months to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our second amended and restated memorandum and articles of association and subject to deposit of additional funds by our Sponsor or its affiliates or designees into our trust account as set forth thereunder, we may effectuate such extensions without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection with the proposed extensions.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Pursuant to our second amended and restated memorandum and articles of association, we must complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time). We may not be able to find a suitable target business and complete our initial business combination within such time period. If we have not completed our initial business combination within such time period, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of income taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our Board of Directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we cannot complete our initial business combination within the 18-month period, we may seek to further amend our then-existing second amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination beyond 18 months. If we do not complete our initial business combination within the 18-month period, while we do not currently intend to seek shareholder approval to amend our second amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. As provided in our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may be amended if approved by holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of income taxes payable and up to $100,000 for liquidation expenses), divided by the number of then issued and outstanding public shares. If we determine not to extend, or fail to obtain shareholder approval to extend the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, the founder shares, including those held by our Sponsor, will be worthless. For more details of consequences to our Sponsor if we do not complete a business combination timely or fail to extend the period under which we must complete a business combination, see “Proposed Business — Automatic Liquidation of Trust Account if No Business Combination”.

If we seek shareholder approval of our initial business combination, our Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Please see “Proposed Business — Permitted Purchases of our Securities” for a description of how such persons will determine which shareholders to seek to acquire shares from. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. However, in the event our Sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the Company’s registration statement/proxy statement filed for its business combination transaction would disclose the possibility that the Company’s Sponsor, directors, officers, advisors or their affiliates may purchase shares from public shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Company’s Sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, they would do so at a price no higher than the price offered through the Company’s redemption process;

●	the Company’s registration statement/proxy statement filed for its business combination transaction would include a representation that any of the Company’s securities purchased by the Company’s Sponsor, directors, officers, advisors or their affiliates would not be voted in favor of approving the business combination transaction;

●	the Company’s Sponsor, directors, officers, advisors or their affiliates would not possess any redemption rights with respect to the Company’s securities or, if they do acquire and possess redemption rights, they would waive such rights; and

●	the Company would disclose in its Form 8-K, before to the Company’s security holder meeting to approve the business combination transaction, the following material items:

●	the amount of the Company’s securities purchased outside of the redemption offer by the Company’s Sponsor, directors, officers, advisors or their affiliates, along with the purchase price;

●	the purpose of the purchases by the Company’s Sponsor, directors, officers, advisors or their affiliates;

●	the impact, if any, of the purchases by the Company’s Sponsor, directors, officers, advisors or their affiliates on the likelihood that the business combination transaction will be approved;

●	the identities of Company security holders who sold to the Company’s Sponsor, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Company security holders (e.g., 5% security holders) who sold to the Company’s Sponsor, directors, officers, advisors or their affiliates; and

●	the number of Company securities for which the Company has received redemption requests pursuant to its redemption offer.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business — Effecting a Business Combination — Conversion/Tender Rights.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of the ordinary shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of ordinary shares exceeding 15% and, in order to dispose of such ordinary shares, would be required to sell your ordinary shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrant packages, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, if we are obligated to pay cash for the ordinary shares redeemed and, in the event we seek shareholder approval of our initial business combination, we may make purchases of our ordinary shares, potentially reducing the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

Upon the closing of this offering, the funds available to us outside of the trust account, may not be sufficient to allow us to operate for at least the next 12 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time). Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share (or less in certain circumstances) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrant packages not being held in the trust account are insufficient to fund our working capital requirements, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, and we will depend on loans from our Sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrant packages, only approximately $500,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,150,000 (excluding the underwriting discount and including the working capital reserve), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,150,000 (excluding the underwriting discount and including the working capital reserve), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our Sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our Sponsor, members of our management team nor any of their affiliates or designees is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.00 per share (or less in certain circumstances) on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

We may issue our shares to investors in connection with our initial business combination at a price that is less than the prevailing market price of our shares at that time.

In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If we are unable to consummate our initial business combination within 12 months of the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), our public shareholders may be forced to wait beyond such 12 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) before redemption from our trust account.

If we are unable to consummate our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), we will distribute the aggregate amount then on deposit in the trust account (less up to $100,000 of the net interest earned thereon to pay dissolution expenses), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our second amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Act. In that case, investors may be forced to wait beyond the initial 12 months (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless we consummate our initial business combination prior thereto and only then in cases where investors have sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our second amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our business combination with an affiliated entity, or our Board of Directors cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or from an independent accounting firm that the price we are paying for a target is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our Board of Directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination. However, if our Board of Directors is unable to determine the fair value of an entity with which we seek to complete an initial business combination based on such standards, we will be required to obtain an opinion as described above.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Act, reincorporate in the jurisdiction in which the target company or business is located. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the business combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidates’ key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our Sponsor, officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our Sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our Sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our Sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business — Effecting a Business Combination — Selection of a Target Business and Structuring of a Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrant packages, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

Of the net proceeds not held in trust account from this offering and the sale of the private placement warrant packages, approximately $500,000 will be available to complete our business combination and pay related fees and expenses.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or of setting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset; or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may engage Maxim or one of its affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination. There is also no guarantee that such financing will be successful.

We may engage Maxim or one of its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay Maxim or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering.

To the extent that any reasonable fees being conditioned on the completion of our initial business combination, which will expire worthless if we fail to consummate an initial business combination within 18 months (assuming we exercise our extensions) from the closing of this offering, Maxim will have financial interests in the completion of the initial business combination that may create conflicts of interest in connection the services described above. If we retain Maxim as our financial advisor or placement agent in connection with our initial business combination, Maxim and the Maxim individuals will have financial interests in the completion of the initial business combination that may influence the advice that Maxim provides to us, which advice may contribute to our decision on whether to pursue a business combination with any target and impact the terms of any potential business combination.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure a business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

The ability of a large number of our shareholders to exercise redemption rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

In connection with the successful consummation of our business combination, we may redeem up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001 upon the completion of our initial business combination. If our business combination requires us to use substantially all of our cash to pay the purchase price, or requires us to have a minimum amount of cash at closing, the redemption threshold may be further limited. Alternatively, we may need to arrange third-party financing to help fund our business combination in case a larger percentage of shareholders exercise their redemption rights than we expect. If the acquisition involves the issuance of our shares as consideration, we may be required to issue a higher percentage of our shares to the target or its shareholders to make up for the failure to satisfy a minimum cash requirement. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at higher than desirable levels. This may limit our ability to effectuate the most attractive business combination available to us.

We do not have a specified maximum redemption threshold except as provided in our governing documents. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders have redeemed their ordinary shares.

Our second amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination to avoid being subject to the SEC’s “penny stock” rules. As a result, as long as our net tangible assets would be no less than $5,000,001 upon consummation of our initial business combination, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our Sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our second amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the period of time in which it had to consummate a business combination. We cannot assure you that we will not seek to amend our second amended and restated memorandum and articles of association or governing instruments or extend the time in which we have to consummate a business combination through amending our second amended and restated memorandum and articles of association, each of which will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning a resolution passed by holders of at least two thirds of our shareholders, who being entitled to do so, attend and vote at such general meeting of our shareholders.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrant packages will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrant packages prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate or abandon our search for an initial business combination entirely. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

Because we must furnish our shareholders with financial statements of the target business, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, regardless of whether they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Our letter agreement with our Sponsor, officers and directors may be amended without shareholder approval.

Our letter agreement with our Sponsor, officers and directors contains provisions relating to transfer restrictions of our founder shares and private placement warrant packages, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement may be amended without shareholder approval (although releasing the parties from the restriction not to transfer the founder shares for 180 days following the date of this prospectus will require the prior written consent of the underwriters).

While we do not expect our board to approve any amendment to the letter agreement prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to the letter agreement. Any such amendments to the letter agreement would not require approval from our shareholders and may have an adverse effect on the value of an investment in our securities.

Risks Associated with Acquiring and Operating a Business Outside of the U.S.

If we effect our initial business combination with a company located outside of the U.S., we would be subject to a variety of additional risks that may negatively impact our business operations and financial results.

If we effect our initial business combination with a company located outside of the U.S., we would be subject to any special considerations or risks associated with companies operating in the target business’s home jurisdiction, including any of the following:

●	rules and regulations or currency redemption or corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

●	currency fluctuations and exchange controls;

●	rates of inflation;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

●	deterioration of political relations with the U.S. which could result in any number of difficulties, both normal course such as above or extraordinary such as sanctions being imposed. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

Because of the costs and difficulties inherent in managing cross-border business operations after we acquire it, our results of operations may be negatively impacted following a business combination.

Managing a business, operations, personnel or assets in another country is challenging and costly. Management of the target business that we may hire (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

Many of the economies in Asia are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.

While many of the economies in Asia have experienced rapid growth over the last two decades, they currently are experiencing inflationary pressures. As governments take steps to address the current inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

Governments in many Asian countries have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited, or our ability to grow and sustain the business that we ultimately acquire will be limited.

If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.

Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

●	levying fines;

●	revoking our business and other licenses;

●	requiring that we restructure our ownership or operations; and

●	requiring that we discontinue any portion or all of our business.

Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.

Many countries, and especially those in emerging markets, have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries, including some of the emerging markets within the regions we will initially focus, are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies in developing markets we will initially focus on differ from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

Exchange rate fluctuations and currency policies may cause a target business’s ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Because our business objective includes the possibility of acquiring one or more operating businesses with primary operations in emerging markets we will focus on, changes in the exchange rate between the U.S. dollar and the currency of any relevant jurisdiction may affect our ability to achieve such objective. If the U.S. dollar declines in value against the relevant currency, any business combination will be more expensive and therefore more difficult to complete. Furthermore, we may incur costs in connection with conversions between U.S. dollars and the relevant currency, which may make it more difficult to consummate a business combination.

Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or remedies may be unavailable outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the U.S. Judiciaries in such jurisdiction may also be relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.

Corporate governance standards in foreign countries may not be as strict or developed as in the U.S. and such weakness may hide issues and operational practices that are detrimental to a target business.

General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with U.S. laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.

Companies in foreign countries may be subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a foreign company may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with U.S. GAAP and there may be substantially less publicly available information about companies in certain jurisdictions than there is about comparable U.S. companies. Moreover, foreign companies may not be subject to the same degree of regulation as are U.S. companies with respect to such matters as insider trading rules, tender offer regulation, shareholder proxy requirements and the timely disclosure of information.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors’ fiduciary duties and liabilities and shareholders’ rights for foreign corporations may differ from those that may apply in the U.S., which may make the consummation of a business combination with a foreign company more difficult. We therefore may have more difficulty in achieving our business objective.

Because a foreign judiciary may determine the scope and enforcement of almost all of our target business’ material agreements under the law of such foreign jurisdiction, we may be unable to enforce our rights inside and outside of such jurisdiction.

The law of a foreign jurisdiction may govern almost all of our target business’s material agreements, some of which may be with governmental agencies in such jurisdiction. We cannot assure you that the target business or businesses will be able to enforce any of their material agreements or that remedies will be available outside of such jurisdiction. The inability to enforce or obtain a remedy under any of our future agreements may have a material adverse impact on our future operations.

A slowdown in economic growth in the markets that our business target operates in may adversely affect our business, financial condition, results of operations, the value of its equity shares and the trading price of our shares following our business combination.

Following the business combination, our results of operations and financial condition may be dependent on, and may be adversely affected by, conditions in financial markets in the global economy, and, particularly in the markets where the business operates. The specific economy could be adversely affected by various factors such as political or regulatory action, including adverse changes in liberalization policies, business corruption, social disturbances, terrorist attacks and other acts of violence or war, natural calamities, interest rates, inflation, commodity and energy prices and various other factors which may adversely affect our business, financial condition, results of operations, value of our equity shares and the trading price of our shares following the business combination.

Regional hostilities, terrorist attacks, communal disturbances, civil unrest and other acts of violence or war may result in a loss of investor confidence and a decline in the value of our equity shares and trading price of our shares following our business combination.

Terrorist attacks, civil unrest and other acts of violence or war may negatively affect the markets in which we may operate our business following our business combination and also adversely affect the worldwide financial markets. In addition, the countries we will focus on, have from time to time experienced instances of civil unrest and hostilities among or between neighboring countries. Any such hostilities and tensions may result in investor concern about stability in the region, which may adversely affect the value of our equity shares and the trading price of our shares following our business combination. Events of this nature in the future, as well as social and civil unrest, could influence the economy in which our business target operates, and could have an adverse effect on our business, including the value of equity shares and the trading price of our shares following our business combination.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations following our business combination. The potential impact of a natural disaster on our results of operations and financial position is speculative, and would depend on numerous factors. The extent and severity of these natural disasters determines their effect on a given economy. Although the long-term effect of diseases such as COVID-19, the H5N1 “avian flu,” or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. An outbreak of a communicable disease in our market could adversely affect our business, financial condition and results of operations following our business combination. We cannot assure you that natural disasters will not occur in the future or that our business, financial condition and results of operations will not be adversely affected.

Any downgrade of credit ratings of the country in which the company we acquire business may adversely affect our ability to raise debt financing following our business combination.

No assurance can be given that any rating organization will not downgrade the credit ratings of the sovereign foreign long-term debt of the country in which our business target operates, which reflect an assessment of the overall financial capacity of the government of such country to pay its obligations and its ability to meet its financial commitments as they become due. Any downgrade could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our future variable rate debt and our ability to access the debt markets on favorable terms in the future. This could have an adverse effect on our financial condition following our business combination.

Returns on investment in foreign companies may be decreased by withholding and other taxes.

Our investments will incur tax risk unique to investment in developing economies. Income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding of income tax in a developing economy. Additionally, proof of payment of withholding taxes may be required as part of the remittance procedure. Any withholding taxes paid by us on income from our investments in such country may or may not be creditable on our income tax returns. We intend to seek to minimize any withholding tax or local tax otherwise imposed. However, there is no assurance that the foreign tax authorities will recognize application of such treaties to achieve a minimization of such tax. We may also elect to create foreign subsidiaries to effect the business combinations to attempt to limit the potential tax consequences of a business combination.

If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, certain, if not all, members of our management team will likely resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will become the management of the post-business combination company. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Risks Relating to our Sponsor and Management Team

Our directors may decide not to enforce the indemnification obligations of our Sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our Sponsor assert that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Past performance by our management team and their respective affiliates may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team and their affiliates is presented for informational purposes only. Past performance by our management team, including their affiliates’ past performance, is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team and their affiliates as indicative of our future performance. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful. None of our officers or directors has had experience operating a blank check company in the past.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his or her fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see “Management — Officers and Directors.”

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our Sponsor, officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in making and managing investments in a similar business and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to his or her fiduciary duties under Cayman Islands law.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Officers and Directors,” “Management — Conflicts of Interest” and “Certain Transactions.”

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that are affiliated with our Sponsor, directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

Since our Sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On February 23, 2026, we entered into a subscription agreement with our Sponsor, pursuant to which we agreed to issue an aggregate of 2,875,000 founder shares for an aggregate purchase price of $25,000, of which up to 375,000 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part, At-risk capital investors that purchase private placement warrant packages will also be entitled to subscribe for their proportionate share of up to 600,000 founder shares (1.2 founder shares for each private placement warrant package purchased) that will be transferred by our Sponsor to the extent that at-risk capital investors purchase such private placement warrant packages. If the at-risk capital investors do not purchase any of the private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of the aforementioned 600,000 founder shares. There is no guarantee that the at-risk capital investors will purchase any private placement warrant packages; however, because our Sponsor has agreed to purchase any private placement warrant packages not purchased by the at-risk capital investors, the aggregate private placement proceeds will be funded in full regardless, and our Sponsor will transfer such founder shares only to the extent they are subscribed for by the at-risk capital investors. Prior to this offering, our Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees. in each case at the original purchase price paid when such shares were acquired from us.

The founder shares will represent 25% of our issued and outstanding ordinary shares after this offering (not including the ordinary shares issuable underlying the private placement warrants and the representative shares, any ordinary shares underlying working capital packages issued upon conversion of working capital loans and any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination) or approximately 24.27% of our issued and outstanding ordinary shares after this offering (including the representative shares). The founder shares will be worthless if we do not complete an initial business combination. In addition to the founder shares, our initial shareholders have agreed to purchase from us, and the at-risk capital investors may purchase from us (strictly on a best-efforts basis with no present definitive purchase amount known), an aggregate of 1,500,000 private placement warrant packages, or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full, at a price of $1.00 per private placement warrant package, for an aggregate purchase price of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering.

The founder shares are identical to the public shares included in the units being sold in this offering except that (i) holders of the founder shares have the right to vote on the election of directors prior to our initial business combination, (ii) the founder shares are subject to certain transfer restrictions, (iii) our Sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their founder shares and public shares in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame), (C) to waive their redemption rights to liquidation distribution in connection with a shareholder vote to approve an amendment to our second amended and restated articles of association (a) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) or (b) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iv) the founder shares are subject to registration rights. Any other purchasers of our founder shares will enter into similar agreements waiving their redemption rights to such liquidation distributions.

The personal interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

Our Sponsor will control the election of our Board of Directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, it will elect all of our directors and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our founders, including our Sponsor, will own 25% of our issued and outstanding ordinary shares after this offering (not including the representative shares, any ordinary shares issuable upon exercise of the private placement warrants or of any warrants issued upon conversion of working capital loans and any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). In addition, the founder shares, at least 54.7% of which will be held by our Sponsor (assuming no exercise of the over-allotment option and that the at-risk capital investors purchase all 500,000 private placement warrant packages and subscribe for all 600,000 founder shares; to the extent they do not, our Sponsor will retain such founder shares and its percentage will be correspondingly higher), will entitle our Sponsor to elect all of our directors prior to our initial business combination. Holders of our public shares will have no right to vote on the election of directors during such time.

These provisions of our second amended and restated memorandum and articles of association may only be amended by a resolution passed by holders of at least two-thirds of our ordinary shares who are eligible to vote and attend and vote in a general meeting of our shareholders. As a result, you will not have any influence over the election of directors prior to our initial business combination.

Neither our Sponsor nor, to our knowledge, any of our officers or directors, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, as a result of its substantial ownership in our company, our Sponsor may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our second amended and restated memorandum and articles of association and approval of major corporate transactions. If our Sponsor purchases any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. Accordingly, our Sponsor will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Since our Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

At the closing of our initial business combination, our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

Upon the effectiveness of this prospectus, certain of our executive officers and directors will be located outside the United States. After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States. Therefore, investors may not be able to enforce federal securities laws or their other legal rights.

Certain of our executive officers and directors are located outside the United States. For example, our Chief Executive Officer and director Iris Zhao, who is also one of our founders, is located in Dubai, United Arab Emirates; our Chief Financial Officer, Shihao Liu, is located in Hong Kong; and our independent director nominee, Sam Tan, is located in Australia. Further, it is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result of the international composition of our management team, U.S. investors may face some difficulties in protecting their interests through actions against us or our directors and officers in U.S. courts than they would with a domestic U.S. company.

In particular, our Chief Financial Officer and director nominee, Shihao Liu, is located in Hong Kong, and our Chief Executive Officer and director, Iris Zhao, and our Chairman of the Board and independent director nominee, Mingjie Zhao, have significant ties to China. None of our officers or directors is located in mainland China. To the extent any of our officers or directors is or becomes located in Hong Kong or the PRC, it may be difficult for investors to effect service of process within the United States upon such persons. Service of process on a person located in mainland China must be effected through the Ministry of Justice of the PRC as the designated Central Authority under the Hague Service Convention, a process that commonly takes six months to a year or longer and may be refused, and service on a person located in Hong Kong generally requires the retention of local counsel or agents and involves cost and delay that would not arise in a purely domestic action. Even with proper service of process, the enforcement of judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws, would be difficult, uncertain or unavailable in those jurisdictions. Neither the PRC nor Hong Kong has entered into a treaty or other form of written arrangement with the United States providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Under the PRC Civil Procedure Law, PRC courts may recognize and enforce a foreign judgment only on the basis of a treaty or the principle of reciprocity, and will not enforce a foreign judgment if they decide that it violates the basic principles of PRC law or PRC national sovereignty, security or the public interest; PRC courts have recognized United States civil judgments only in isolated instances, and we are not aware of any instance in which a PRC court has enforced a judgment predicated on the civil liability provisions of the U.S. federal securities laws. A United States money judgment may be enforced in Hong Kong only by commencing a fresh action at common law on the judgment, which is subject to conditions and defenses (including that the judgment not be penal in nature or for multiple damages) that do not arise in a purely domestic action, and there is uncertainty as to whether the courts of Hong Kong or the PRC would entertain an original action predicated on the U.S. federal securities laws. Litigation in Hong Kong or the PRC would also involve procedural difficulties, delays and costs, including the absence of United States-style pretrial discovery, PRC restrictions on the cross-border provision of evidence and data to foreign courts, translation requirements and the need to retain local counsel, which may be prohibitive relative to the amount at stake for an individual investor. No PRC or Hong Kong legal counsel has been retained for purposes of this offering, and the foregoing is based on our management’s understanding of current laws and practice in those jurisdictions, which we cannot assure you is correct. See “Enforceability of Civil Liabilities” for a more detailed discussion of these limitations.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws and entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; (v) was not obtained by fraud; and (vi) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a U.S. company.

If our management following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Risks Relating to Our Securities

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on Nasdaq. Following the date our ordinary shares, warrants and rights are eligible to trade separately, our ordinary shares, warrants and rights will be separately listed on Nasdaq. Although after giving effect to this offering, we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain shareholders’ equity, market capitalization, aggregate market value of publicly held shares and financial distribution requirements. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our public shares price would generally be required to be at least $4.00 per share, our shareholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units and eventually our ordinary shares, warrants and rights will be listed on Nasdaq, our units, ordinary shares, and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

The conversion of any working capital loans or extension loans into working capital packages or extension packages may result in significant dilution to your public shares.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our founders, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the working capital loans may be converted upon consummation of our business combination into working capital packages at a price of $1.00 per private placement warrant package. In addition, our founders, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination. Any such extension loans will be in the amount of $750,000 for each three-month extension, or $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share in either case), up to an aggregate of $1,500,000, or $1,725,000 if the over-allotment option is exercised in full, and may be repaid in cash or converted into extension packages at $1.00 per private placement warrant package at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. Each working capital package and each extension package is identical to the private placement warrant packages.

If the maximum $500,000 of working capital loans and the maximum $1,500,000 of extension loans are converted (or $1,725,000 of extension loans if the over-allotment option is exercised in full), we would issue 2,000,000 working capital packages and extension packages in the aggregate (or 2,225,000 if the over-allotment option is exercised in full). If all warrants included in those working capital packages and extension packages are exercised and all rights included in those working capital packages and extension packages are exchanged, those working capital packages and extension packages would represent 2,285,714 Class A ordinary shares (or 2,542,857 Class A ordinary shares if the over-allotment option is exercised in full), or 30.5% of the 7,500,000 public shares (or 29.5% of the 8,625,000 public shares if the over-allotment option is exercised in full) outstanding at closing. If all public warrants are also exercised and all public rights are also exchanged, the public units represent 16,071,429 shares (or 18,482,143 shares if the over-allotment option is exercised in full), and those working capital packages and extension packages would represent 14.2% of that public amount (or 13.8% if the over-allotment option is exercised in full).

On a fully diluted basis after this offering and after such conversion, giving effect to the public shares offered hereby, the founder shares, the representative shares, the private placement warrant packages, the working capital packages, the extension packages, the exercise of all public and private warrants and the exchange of all public and private rights, we would have 22,871,429 ordinary shares outstanding (or 26,023,571 ordinary shares if the over-allotment option is exercised in full). Those working capital packages and extension packages represent 10.0% of those fully diluted shares (or 9.8% if the over-allotment option is exercised in full), while representing only 2.5% of the $78,500,000 aggregate purchase price of the public units, the private placement warrant packages, the working capital packages and the extension packages (or 2.5% of $90,031,250 if the over-allotment option is exercised in full).

The amount of working capital loans or extension loans our founders, officers and directors or their affiliates or designees may provide to us is uncertainly, and it is even less certain the amount of such loans may be converted into working capital packages or extension packages by such lender. The conversion of such loans and the issuance of such working capital packages or extension packages, including the issuance of the ordinary shares, warrants and rights underlying such working capital packages or extension packages may significantly reduce the equity interest of investors in this offering; may cause a change in control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and may adversely affect prevailing market prices for our ordinary shares.

The grant of registration rights to our Sponsor and other holders of founder shares and private placement warrants may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to a registration rights agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, the at-risk capital investors and their permitted transferees can demand that we register the founder shares, the private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants, and the ordinary shares issuable upon exchange of the private placement rights. Holders of any private placement warrants (and ordinary shares issuable upon exercise of those warrants or upon exchange of related private placement rights) that may be issued upon conversion of working capital loans may likewise demand that we register those securities. The representative shares are being registered in the registration statement of which this prospectus forms a part and will not be granted additional registration rights. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the ordinary shares and private placement warrants owned by our Sponsor and the other holders of founder shares or private placement warrants, or their respective permitted transferees, are registered.

Our Sponsor and other initial shareholders paid an aggregate of $25,000 for the founder shares, and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares.

The difference between the public offering price of $8.75 per share (allocating the unit purchase price between the ordinary shares and the rights included in the units, and attributing no value to the warrants included in the units because their exercise requires the payment of an additional $11.50 per share and is not automatic upon a business combination) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our Sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, you and the other public shareholders will incur an immediate dilution of approximately $2.24 per share, or 25.6%, assuming no exercise of the underwriters’ over-allotment option, representing the difference between the pro forma net tangible book value per share of $6.51 after this offering and the public offering price of $8.75 per share. In addition, because of the anti-dilution protection in the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination may be disproportionately dilutive to our ordinary shares. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price. At-risk capital investors may therefore subscribe for up to 600,000 founder shares (approximately $5,217 in the aggregate if all such founder shares are subscribed for) to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of such 600,000 founder shares. Those up to 600,000 Founder Shares would represent 5.83% of the 10,300,000 ordinary shares outstanding immediately after this offering (assuming no exercise of the over-allotment option and including the 300,000 representative shares), while public shareholders would hold 7,500,000 ordinary shares, or 72.82%, after paying $75,000,000, or $10.00 per public share. If the over-allotment option is exercised in full, those 600,000 founder shares would represent 5.07% of the 11,845,000 ordinary shares then outstanding (including 345,000 representative shares). Because those founder shares may be subscribed for at a nominal cost in connection with the purchase of private placement warrant packages sold at $1.00 per package, public shareholders will experience immediate and substantial dilution. That dilution occurs whether the founder shares are held by the at-risk capital investors or retained by our Sponsor. The $2.24 per share, or 25.6%, dilution figure described above does not separately isolate the 600,000 Founder Shares that may be subscribed for with the private placement warrant packages; those founder shares are already included in the founder-share dilution to public shareholders.

We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our second amended and restated memorandum and articles of association authorizes the issuance of up to 450,000,000 Class A ordinary shares, 40,000,000 Class B ordinary shares and 10,000,000 preference shares, each with a par value of $0.0001 per share. Immediately after this offering, assuming no exercise of the underwriters’ over-allotment option, there will be 442,200,000 Class A ordinary shares and 37,500,000 Class B ordinary shares authorized but unissued, and 10,000,000 preference shares authorized but unissued, available for future issuance.

We may issue a substantial number of additional ordinary shares, and may issue preference shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue ordinary shares to convert the warrants as described in “Warrants” or upon conversion of working capital loan or extension loans into private placement warrant packages. However, our second amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares on any initial business combination. The issuance of additional ordinary shares or preference shares:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present directors and officers;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our units, ordinary shares and/or public warrants.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding warrants.

Our warrants will be issued in registered form under a warrant agreement between VStock Transfer, LLC, as warrants agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The warrant agreement requires the approval by the holders of a majority of the then-outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

Our warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrants agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrants agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (ii) having service of process made upon such right holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such right holder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

We may amend the terms of the rights in a way that may be adverse to holders with the approval by the holders of a majority of the then outstanding rights.

Our rights will be issued in registered form under a rights agreement between VStock Transfer, LLC, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of a majority of the then-outstanding rights in order to make any change that adversely affects the interests of the registered holders.

Our rights agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope of the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such right holder. We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Our rights, warrants and founder shares may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

Simultaneously with the closing of this offering, we will be issuing an aggregate of 1,500,000 private placement warrant packages (or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full), each consisting of one private placement warrant exercisable for one ordinary share at $11.50 per share and one private placement right exchangeable for one-seventh (1/7) of one ordinary share, in a private placement. In addition, we will be issuing 7,500,000 public warrants (or 8,625,000 public warrants if the underwriters’ over-allotment option is exercised in full) exercisable for an equal number of our ordinary shares, and 7,500,000 rights (or 8,625,000 rights if the underwriters’ over-allotment option is exercised in full) exchangeable for up to an aggregate of 1,071,428 of our ordinary shares (or up to 1,232,142 of our ordinary shares if the underwriters’ over-allotment option is exercised in full), in each case as part of the units offered by this prospectus. Unlike the warrants, the rights will be exchanged for ordinary shares automatically upon the consummation of our initial business combination without the payment of any additional consideration. Prior to this offering, our Sponsor, directors and executive officers collectively hold an aggregate of 2,875,000 founder shares. In addition, if our Sponsor, officers and directors, or their affiliates or designees make any loans prior to or in connection with our initial business combination, up to $500,000 of such loans may be converted into working capital packages, at a price of $1.00 per private placement warrant package at the option of the lender, upon consummation of our initial business combination, in addition to any extension packages issued in connection with potential extensions. The working capital packages would be identical to the private placement warrant packages sold in the private placement. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants or conversion of these working capital loans into our securities could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business transaction. Therefore, our warrants, rights and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price, up to 600,000 founder shares in the aggregate. Working capital packages issuable upon conversion of working capital loans would be identical to the private placement warrant packages as to the warrant and the right, but would not include an additional right to subscribe for founder shares.

The private placement warrant packages are being issued at a fraction of the public-unit price and will cause outsized dilution to public shareholders.

Each public unit is sold at $10.00 and includes one Class A ordinary share, one warrant and one right. Simultaneously with this offering we will sell 1,500,000 private placement warrant packages, each consisting of one private placement warrant and one private placement right and not including an ordinary share (or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full) at $1.00 per package, or $1,500,000 in the aggregate (or $1,556,250 if the over-allotment option is exercised in full). Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price. At-risk capital investors may therefore subscribe for up to 600,000 founder shares (approximately $5,217 in the aggregate if all such founder shares are subscribed for) to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of such 600,000 founder shares. Those up to 600,000 Founder Shares would represent 5.83% of the 10,300,000 ordinary shares outstanding immediately after this offering (assuming no exercise of the over-allotment option and including the 300,000 representative shares), while public shareholders would hold 7,500,000 ordinary shares, or 72.82%, after paying $75,000,000, or $10.00 per public share. If the over-allotment option is exercised in full, those 600,000 founder shares would represent 5.07% of the 11,845,000 ordinary shares then outstanding (including 345,000 representative shares). Because those founder shares may be subscribed for at a nominal cost in connection with the purchase of private placement warrant packages sold at $1.00 per package, public shareholders will experience immediate and substantial dilution. That dilution occurs whether the founder shares are held by the at-risk capital investors or retained by our Sponsor.

The private placement warrant packages, if all private placement warrants are exercised and all private placement rights are exchanged, would represent 1,714,286 Class A ordinary shares (or 1,778,571 Class A ordinary shares if the over-allotment option is exercised in full), or 22.9% of the 7,500,000 public shares (or 20.6% of the 8,625,000 public shares if the over-allotment option is exercised in full) outstanding at closing. If all public warrants are also exercised and all public rights are also exchanged, the public units represent 16,071,429 shares (or 18,482,143 shares if the over-allotment option is exercised in full), and the private placement warrant packages would represent 10.7% of that public amount (or 9.6% if the over-allotment option is exercised in full).

On a fully diluted basis after this offering, giving effect to the public shares offered hereby, the founder shares, the representative shares, the exercise of all public and private warrants and the exchange of all public and private rights, we would have 20,585,715 ordinary shares outstanding (or 23,480,714 ordinary shares if the over-allotment option is exercised in full). The private placement warrant packages represent 8.3% of those fully diluted shares (or 7.6% if the over-allotment option is exercised in full), while representing only 2.0% of the $76,500,000 aggregate purchase price of the public units and the private placement warrant packages (or 1.8% of $87,806,250 if the over-allotment option is exercised in full). The private placement rights alone are exchangeable for 214,286 shares, or 1.0% of that fully diluted amount (or 222,321 shares, or 0.9% of the fully diluted amount if the over-allotment option is exercised in full), for no separate consideration.

The figures above exclude any working capital or extension packages. Conversion of working capital loans of up to $500,000, or extension loans of up to $1,500,000 (or $1,725,000 if the over-allotment option is exercised in full), into additional working capital or extension packages at $1.00 per package would increase the dilution. See “The conversion of any working capital loans or extension loans into working capital packages or extension packages may result in significant dilution to your public shares.”

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares, warrants and rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	a review of debt to equity ratios in leveraged transactions;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

The market price of our securities may be volatile and may decline following our initial business combination, regardless of the operating performance of the post-combination company, and you could lose all or part of your investment.

The trading prices of our Class A ordinary shares, warrants and rights may fluctuate significantly both before and after our initial business combination. Prior to a business combination, the market price of our securities may be affected by, among other things, our announcement of a proposed business combination, the terms of any such transaction, the market's perception of the target business and its prospects, the level of redemptions requested by our public shareholders, the length of time remaining before our deadline to complete a business combination and any extension of that deadline, limited trading volume in our securities, and the general performance of, and investor sentiment toward, blank check companies.

Following our initial business combination, the market price of the post-combination company's securities may be volatile and may decline for reasons that have little or nothing to do with its operating performance, including: actual or anticipated fluctuations in its quarterly results; changes in the industry, geography or regulatory environment in which it operates, which we cannot predict because we have not yet selected a target; the issuance of additional securities in connection with the business combination or thereafter, including upon the exercise of warrants, the exchange of rights and the conversion of any working capital or extension packages; the expiration of lock-up arrangements and sales, or the perception of possible sales, by our Sponsor, our officers and directors or other holders; the addition or departure of key personnel; changes in securities analysts' recommendations or the absence of analyst coverage; litigation or regulatory proceedings involving the post-combination company; and general economic, political and market conditions, including conditions in the country in which the post-combination company operates. Because a large portion of our public shares may be redeemed in connection with the business combination, the post-combination company may also have a smaller public float and lower trading volume than would otherwise be the case, which can amplify price movements.

In addition, the stock markets in general, and the securities of companies that have completed business combinations with special purpose acquisition companies in particular, have experienced significant price and volume fluctuations that have often been unrelated to the operating performance of the companies concerned. Broad market and industry factors may materially harm the market price of the post-combination company's securities regardless of its actual operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company; such litigation, if brought against the post-combination company, could result in substantial costs and divert management's attention and resources. As a result of any of the foregoing, you may not be able to sell your securities at or above the price you paid for them, and you could lose all or part of your investment.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares or other securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was enacted, which amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

Our current auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. However, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, Nasdaq would delist our securities, including our units, ordinary shares, and warrants being offered in this offering, and the SEC shall prohibit them from being traded on a national securities exchange or in the over the counter trading market in the U.S. If our securities are delisted and prohibited from being traded on a national securities exchange or in the over the counter trading market in the U.S. due to the PCAOB not being able to conduct inspections or full investigations of our auditor, it would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection.

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) PRC, and (ii) Hong Kong. On August 26, 2022, the PCAOB signed a Statement of Protocol with the PRC Securities Regulatory Commission and the Ministry of Finance of the PRC (“SOP”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. Pursuant to the SOP, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, GuzmanGray, is an independent registered public accounting firm with the PCAOB and has been inspected by the PCAOB on a regular basis. The PCAOB currently has access to inspect the working papers of our auditor. Our auditor is not headquartered in PRC or Hong Kong and was not identified in the determination report as a firm subject to the PCAOB’s determination.

On December 29, 2022, the President signed the Consolidated Appropriations Act, 2023, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the Commission must impose an initial trading prohibition on the issuer’s securities from three years to two years.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA. It is unclear when the SEC will complete its rulemaking and when such rules will become effective. The SEC has also announced amendments to various annual report forms to accommodate the certification and disclosure requirements of the HFCAA. There could be additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. The implications of these possible regulations in addition to the requirements of the HFCAA are uncertain, and such uncertainty could cause the market price of our securities to be materially and adversely affected. If, for whatever reason, the PCAOB is unable to conduct inspections or full investigations of our auditor, the Company could be delisted or prohibited from being traded over the counter earlier than would be required by the HFCAA. If our securities are unable to be listed on another securities exchange by then, such delisting and prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with potential delisting and prohibition would have a negative impact on the price of our securities. Also, such delisting and prohibition could significantly affect the Company’s ability to raise capital on acceptable terms, or at all, which would have a material adverse effect on the Company’s business, financial condition and prospects.

Inspections of audit firms that the PCAOB has conducted have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. If the PCAOB were unable to conduct inspections or full investigations of the Company’s auditor, investors in our securities would be deprived of the benefits of such PCAOB inspections. In addition, the inability of the PCAOB to conduct inspections or full investigations of auditors would may make it more difficult to evaluate the effectiveness of the Company’s independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements.

General Risks Related to Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern,” and we have a working capital deficiency and a weak cash position.

We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. We anticipate that the cash held outside of the trust account of $500,000 may not be sufficient to allow the Company to operate in the next twelve months following the closing of this offering (or up to eighteen months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). These conditions raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

We are a newly incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our second amended and restated memorandum and articles of association to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time) or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity and (iii) the redemption of all of our public shares if we are unable to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time), subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

You will not be entitled to protections normally afforded to investors of some other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrant packages are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrant packages and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison to Offerings of Blank Check Companies Subject to Rule 419.”

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our Sponsor has sufficient funds to satisfy their indemnity obligations and believe that our Sponsor’s only assets are securities of our company. Our Sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our Sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share (subject to increase of up to an additional $0.20 per share in the event that our Sponsor elects to extend the period of time to consummate a business combination by the full six months, as described in more detail in this prospectus). In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board of Directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board of Directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our Board of Directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

To mitigate this risk, we intend to complete our initial business combination within the prescribed timeframe and will monitor the composition and duration of investments held in the trust account. If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

●	restrictions on the nature of our investments; and

●	restrictions on the issuance of securities;

●	each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company, like us, and we may in the future be subject to a claim that we have been operating as an unregistered investment company. Since the assets in our trust account will be securities, there is nevertheless a risk that we could be considered to be operating as an unregistered investment company under the Investment Company Act. In addition, if we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we are found to be an investment company under the Investment Company Act, we could be required to materially restructure our activities, wind down our operations, or register as an investment company under the Investment Company Act, which could have a material adverse effect on our business, financial condition and results of operations. Compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination, force us to abandon our efforts to complete an initial business combination or result in our liquidation. If we are unable to complete our initial business combination or are required to liquidate, our public shareholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. As a result, our public shareholders will lose the investment opportunity in a target company and any price appreciation in the combined company. While we do not believe that our anticipated principal activities will subject us to the Investment Company Act, if any facts and circumstances change over time which would materially impact the risk that we may be considered to be operating as an unregistered investment company, we will update our disclosure to reflect such changes.

The longer that the funds in the trust account are held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case we may be required to liquidate.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

On January 24, 2024, the SEC adopted the final rules (the “SPAC Final Rules”), relating to, among other things, enhancing disclosures in initial business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; enhancing disclosure requirements related to projections, including requiring disclosure of all material bases of the projections and all material assumptions underlying the projections; increasing the potential liability of certain participants in proposed initial business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act. The SPAC Final Rules were published in the Federal Register on February 26, 2024 and became effective on July 1, 2024. These rules may materially adversely affect our ability to engage financial and capital market advisors and negotiate and complete our initial business combination within the prescribed timeframe, and may increase the costs and time related thereto.

If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), a U.S. federal excise tax could be imposed on us in connection with any redemptions of our ordinary shares after or in connection with such initial business combination.

The Inflation Reduction Act of 2022, which, among other things, imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. If applicable, the amount of the Excise Tax is generally 1% of the aggregate fair market value of any stock repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock issuances by the repurchasing corporation during the same taxable year. The Biden administration has proposed increasing the Excise Tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect.

As a Cayman Islands exempted company, the Excise Tax is currently not expected to apply to redemptions of our ordinary shares (absent any regulations or other additional guidance that may be issued in the future). However, in connection with an initial business combination involving a company organized under the laws of a state of the United States, it is possible that we domesticate and continue as a corporation organized under the laws of a state of the United States prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on a national securities exchange, in such a case, we could be subject to the Excise Tax with respect to any subsequent redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination (including the timing of any domestication), (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of final regulations and other additional guidance from the U.S. Department of the Treasury (the “Treasury”). On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

Any Excise Tax that becomes payable as a result of any redemptions of our ordinary shares (or other shares into which such ordinary shares may be converted) would be payable by us and not by the redeeming holder. To the extent the Excise Tax is applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of the Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders”) of our ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year.

Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

We face risks related to the Russian invasion of Ukraine, the ongoing Israel-Iran conflict and any other conflicts that may arise on a global or regional scale which may adversely affect the business and results of operations of the post-combination entity.

We face risks related to global geopolitical tensions, armed conflicts, economic instability and rapid technological developments, any of which may adversely affect the business and results of operations of the post-combination entity.

On February 24, 2022, the Russian Federation launched an invasion of Ukraine that has had an immediate impact on the global economy, resulting in higher energy prices and higher prices for certain raw materials and goods and services, which in turn has contributed to higher inflation in the United States and other countries across the globe and has significantly disrupted financial markets and supply and distribution chains for certain raw materials and goods and services. The impact of the sanctions imposed by the United States, the European Union and other countries has also included disruptions to financial markets, an inability to complete financial or banking transactions, restrictions on travel and an inability to service existing or new customers in a timely manner in certain affected regions. The Russian invasion of Ukraine has continued to escalate without any clear resolution foreseeable in the near future, and the short-term and long-term impact on financial and business conditions in Europe and globally remains highly uncertain.

In addition, the ongoing conflict between Israel and Hamas that began in October 2023 has contributed to geopolitical instability in the Middle East and may disrupt the global economy and increase trade tensions. The conflict could lead to fluctuations in energy prices, affect macroeconomic policies of major economies and adversely impact economic activities related to the region.

More broadly, geopolitical tensions and political controversies involving other regions of the world, including developments relating to Venezuela, Greenland, Cuba or other areas that are subject to international sanctions, territorial disputes, military activity or diplomatic tensions, could further disrupt global markets, trade routes and supply chains. These events may lead to increased volatility in commodity prices, energy markets, financial markets and currency exchange rates.

In addition, broader macroeconomic conditions, including rising or persistently high unemployment rates, inflationary pressures, interest rate volatility and economic slowdowns in the United States or globally, could adversely affect the ability of businesses to access capital, pursue growth opportunities or complete strategic transactions.

Rapid technological developments, including the accelerating adoption of artificial intelligence technologies across industries, may also create economic disruption, competitive pressures and regulatory uncertainty. While artificial intelligence may create new business opportunities, it may also lead to changes in labor markets, increased regulatory scrutiny, technological displacement and shifting industry dynamics that could impact potential target businesses or the industries in which they operate.

Rapid advancements in artificial intelligence technologies may also contribute to significant economic and industry disruption. The increasing adoption of artificial intelligence across a wide range of industries could materially alter competitive dynamics, labor markets and regulatory frameworks. For example, the widespread use of artificial intelligence may accelerate automation, displace certain categories of jobs, and lead to regulatory scrutiny or new legal requirements in multiple jurisdictions. In addition, rapid technological changes may affect the valuation, growth prospects or long-term viability of potential target businesses or the industries in which they operate. As a result, the continued development and adoption of artificial intelligence technologies could create uncertainty in global economic conditions and may adversely affect our ability to identify and consummate an attractive initial business combination or the future performance of the post-combination entity.

As a result of these geopolitical, economic and technological factors, it is uncertain whether the business, operations or financial condition of the post-combination entity could be materially adversely affected by disruptions to the worldwide economy resulting from armed conflicts, geopolitical controversies, macroeconomic instability or technological transformation.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our trust account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

We may not hold an annual meeting of shareholders until after the consummation of our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings or general meetings to elect directors. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to discuss company affairs with management. In addition, as holders of our ordinary shares, our public shareholders will not have the right to vote on the election of directors prior to consummation of our initial business combination.

The provisions of our second amended and restated memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our second amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-initial business combination activity, without approval by a certain percentage of our shareholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our second amended and restated memorandum and articles of association provides that any of its provisions, including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our second amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated), may be amended if approved by holders of at least two-thirds of our ordinary shares who, being entitled to do so, attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least two-thirds of our shareholders who being entitled to do so, attend and vote at such general meeting in person or by proxy. We may not issue additional securities that can vote on amendments to our second amended and restated memorandum and articles of association. The holders of our founder shares, which will collectively beneficially own 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering and excluding the representative shares) or approximately 24.27% (including the representative shares and assuming our initial shareholders do not purchase units in this offering), will participate in any vote to amend our second amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our second amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our second amended and restated memorandum and articles of association.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the investment management trust agreement between us and Continental Stock Transfer & Trust Company, the letter agreement among us and our Sponsor, officers and directors and Maxim, the registration rights agreement among us and our Sponsor and the other holders of founder shares and private placement warrants and the administrative service agreement between us and our Sponsor, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, the underwriting agreement related to this offering contains a covenant that the target company that we acquire must have a fair market value equal to at least 80% of the balance in the trust account at the time of signing the definitive agreement for the transaction with such target business (excluding the taxes payable on the income earned on the trust account) so long as we obtain and maintain a listing for our securities on Nasdaq. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our Board of Directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendment may have an adverse effect on the value of an investment in our securities.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following January 1. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2026. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because a majority of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

It may be difficult for investors to effect service of process within the United States upon us or such persons, or to enforce against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Even with proper service of process, the enforcement of judgments obtained in U.S. courts or foreign courts based on the civil liability provisions of the U.S. federal securities laws would be extremely difficult. Furthermore, there would be added costs and issues with bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against us or our officers and directors, and they still may be fruitless.

Provisions in our second amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our second amended and restated memorandum and articles of association contains provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the Board of Directors to designate the terms of and issue new series of preference shares, which may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2026
	Actual	As Adjusted
	(Unaudited)	(Unaudited)
Balance Sheet Data:
Working capital (deficit) surplus (1)	$(67,559)	$458,691
Total assets (2)	$26,250	$75,458,691
Total liabilities (3)	$67,559	$—
Value of ordinary shares subject to possible conversion/tender(4)	$—	$75,000,000
Shareholders’ equity (deficit) (5)	$(41,309)	$458,691

(1)	The “as adjusted” working capital surplus consists of $500,000 of the proceeds of this offering and the sale of the private placement warrant packages to be held outside of the trust account, less $41,309, representing our shareholder’s deficit as of June 30, 2026, and excludes the $75,000,000 to be held in the trust account. The $41,309 represents $26,250 of deferred offering costs incurred and paid on or prior to June 30, 2026, which are included in the estimated offering expenses deducted in determining the proceeds to be held outside the trust account, less the $67,559 of liabilities outstanding as of that date, which will be repaid in full out of the proceeds of this offering.

(2)	The “as adjusted” total assets include $75,000,000 of cash held in trust from the proceeds of this offering and the sale of the private placement warrant packages, plus $458,691 of cash held outside the trust account, consisting of $500,000 of offering proceeds not held in trust less our $41,309 shareholder’s deficit as of June 30, 2026.

(3)	The “as adjusted” amount reflects repayment in full, out of the proceeds of this offering, of the $54,556 note payable to our Sponsor and $13,003 of accrued expenses outstanding as of June 30, 2026.

(4)	The “as adjusted” calculation includes 7,500,000 ordinary shares purchased in the public offering multiplied by the redemption value of $10.00 per share.

(5)	Excludes 7,500,000 ordinary shares purchased in the public offering which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of the ordinary shares that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

●	ability to identify or complete an initial business combination;

●	limited operating history;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	potential ability to obtain additional financing to complete a business combination;

●	pool of prospective target businesses;

●	the ability of our officers and directors to generate potential investment opportunities;

●	potential change in control if we acquire one or more target businesses for shares;

●	our public securities’ potential liquidity and trading;

●	regulatory or operational risks associated with acquiring a target business;

●	use of proceeds not held in the trust account;

●	financial performance following this offering; or

●	listing or delisting of our securities from Nasdaq or the ability to have our securities listed on Nasdaq following our initial business combination.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 7,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrant packages will be used as set forth in the following table.

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$75,000,000		$86,250,000
From private placement (1)	1,500,000		1,556,250
Total gross proceeds	$76,500,000		$87,806,250

Offering expenses (2)
Non-contingent underwriting discount (0.5% of gross proceeds from offering)	$375,000	(4)	$431,250	(4)
Underwriter legal expenses	100,000		100,000
Legal fees and expenses	100,000		100,000
Printing and roadshow expenses	20,000		20,000
Accounting fees and expenses	100,000		100,000
SEC filing fees and FINRA expenses	50,000		50,000
D&O Insurance(3)	120,000		120,000
Nasdaq listing fee	75,000		75,000
Miscellaneous expenses	60,000		60,000

Total offering expenses	$1,000,000		$1,056,250

Net proceeds of the offering and private placement
Held in trust	$75,000,000	(5)	$86,250,000	(5)
Not held in trust	500,000		500,000
Total net proceeds	$75,500,000		$86,750,000

Use of net proceeds not held in trust (6)(7)	Amount	% of Total
Due diligence and travel	$20,000	4.00%
Legal and accounting	260,000	52.00%
SEC-reporting related expenses	50,000	10.00%
Nasdaq continued listing and related costs	150,000	30.00%
Miscellaneous	20,000	4.00%
Total	$500,000	100.00%

(1)	The at-risk capital investors may purchase up to 500,000 private placement warrant packages, representing $500,000, on a best-efforts basis, regardless of whether the underwriters' over-allotment option is exercised. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors, so that we will receive $1,500,000 (or $1,556,250 if the underwriters' over-allotment option is exercised in full) from the sale of the private placement warrant packages. These proceeds will be applied to the cash underwriting discount and the other expenses of this offering so that $10.00 per public share is deposited in the trust account, with the remaining $500,000 held outside the trust account as working capital. Accordingly, $10.00 per public share will be deposited in the trust account, and $500,000 will be available to us outside the trust account, regardless of the extent to which the at-risk capital investors purchase private placement warrant packages.
(2)	A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the funds we borrowed from our Sponsor, described below. These funds will be repaid out of the proceeds of this offering available to us.
(3)	Represents the premium for our directors and officers liability insurance, which will be paid in full at the closing of this offering out of the proceeds of this offering. We do not expect to pay additional premiums for such insurance out of the funds held outside the trust account.
(4)	No discounts will be paid with respect to the purchase of the private placement warrant packages.
(5)	The funds held in the trust account may, but need not, be used to pay our expenses relating to completing our initial business combination.
(6)	The amount of proceeds not held in trust will remain constant at $500,000 even if the over-allotment is exercised in full.
(7)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

The at-risk capital investors may purchase up to 500,000 private placement warrant packages at a price of $1.00 per private placement warrant package in a private placement that will occur simultaneously with the closing of this offering. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. Our Sponsor has further agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $1.00 per private placement warrant package an additional number of private placement warrant packages (up to a maximum of 56,250 additional private placement warrant packages, bringing our Sponsor’s total to 1,056,250 and the aggregate private placement to 1,556,250) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public in this offering is held in trust regardless of whether the over-allotment option is exercised in full or part. Our Sponsor has further agreed to purchase all of the 500,000 private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages. These additional private placement warrant packages will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The combined proceeds from these purchases and this offering will be used to fund the trust account, pay offering expenses and provide $500,000 of working capital outside the trust account, as described below. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price.

$75,000,000, or $86,250,000 if the over-allotment option is exercised in full, of the net proceeds of this offering and the sale of the private placement warrant packages will be placed in an account in the United States, maintained by Continental Stock Transfer & Trust Company, as trustee. Pursuant to the investment management trust agreement that will govern the investment of such funds, the trustee, upon our written instructions, will invest the funds as set forth in such written instructions and to custody the funds while invested and until otherwise instructed in accordance with the investment management trust agreement. The funds held in trust will be invested only in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination to the extent not used to pay converting shareholders. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

No compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, shareholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our working capital requirements in searching for a business combination will be approximately $500,000. We intend to use the excess working capital available for miscellaneous expenses such as paying fees to consultants to assist us with our search for a target business, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our founders, officers and directors in connection with activities on our behalf as described above. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe.

The allocation of the net proceeds available to us outside of the trust account, along with the interest earned on the funds held in the trust account available to us (excluding taxes payable on the interest earned on the trust account), represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above-described categories. If our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available from the trust account is insufficient as a result of the current low interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We will likely use a substantial portion of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business, to pay holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account and to pay our expenses relating thereto. If the payment of our liabilities were to reduce the amount available to us in trust necessary to pay all holders who wish to convert or sell their shares to us for a portion of the funds held in the trust account, we would not be able to consummate such transaction. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination, to pay holders who wish to convert their shares into a portion of the funds held in the trust account or pay our expenses relating thereto will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’s operations, for strategic acquisitions and for marketing, research and development of existing or new products.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidating our trust account from our remaining assets outside of the trust account. If such funds are insufficient, our Sponsor has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $100,000) and has agreed not to seek repayment of such expenses.

As of June 30, 2026, our Sponsor has loaned to us an aggregate of $79,556 to be used to pay formation and a portion of the expenses of this offering and $54,556 remained outstanding as of that date. The loan is payable without interest on the earliest of (i) February 24, 2027; (ii) the date on which the Company consummates this offering or (iii) such earlier date as the Company may determine to terminate this offering.

In order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, or to extend our life, our founders, officers and directors or their affiliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital packages at a price of $1.00 per private placement warrant package in addition to the convertible notes in connection with the potential extensions. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. These notes would be in addition to any notes we issued in exchange for the funds necessary to extend our life. The working capital packages would be identical to the private placement warrant packages sold in the private placement. The terms of such loans by our founders, officers and directors or their affiliates or designees, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our founders or an affiliate of our founders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account to the extent not previously released to us to pay our tax obligations) only in the event of (i) the redemption of our public shares if we are unable to consummate our initial business combination within the required time period or (ii) if that public shareholder converts such public shares or sells them to us in a tender offer in each case in connection with a business combination which we consummate or (iii) in connection with an amendment to our second amended and restated memorandum and articles of association prior to the consummation of an initial business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. Further, if we incur any indebtedness in connection with our business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of ordinary shares, after giving effect to the shares issuable upon exchange of the rights included in the units offered pursuant to this prospectus at the deemed offering price per share set forth in this prospectus and assuming no separate value is attributed to the warrants or private placement warrant packages, and the pro forma net tangible book value per share of our ordinary shares after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price. Those founder shares are included in the founder-share amounts used in the dilution calculations below.

As of June 30, 2026, our net tangible book value was $(67,559), or approximately $(0.03) per share of ordinary shares. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-seventh (1/7) of a share for each right outstanding, as such issuance will occur upon a business combination without the payment of additional consideration and (ii) the number of ordinary shares included in the units offered hereby will be deemed to be 8,571,429 ordinary shares (consisting of 7,500,000 ordinary shares included in the units we are offering by this prospectus and 1,071,428 ordinary shares for the outstanding rights), or 9,857,143 ordinary shares (consisting of 8,625,000 ordinary shares and 1,232,142 ordinary shares for the outstanding rights) if the underwriters’ over-allotment option is exercised in full, and the price per share in this offering will be deemed to be $8.75. After giving effect to the sale of 7,500,000 ordinary shares included in the units we are offering by this prospectus (or 8,625,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) and assuming the issuance of 1,071,428 ordinary shares upon the conversion of the rights included in the units (or 1,232,142 ordinary shares if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrant packages and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2026, would have been $75,458,691 or $6.51 per share (or $86,708,691 or $6.52 per share if the underwriters’ over-allotment option is exercised in full), representing an immediate increase in net tangible book value of $6.54 per share (or $6.54 per share if the underwriters’ over-allotment option is exercised in full) to the initial shareholders and an immediate dilution of $2.24 per share, or 25.60% per share (or $2.23 per share, or 25.49% per share if the underwriters’ over-allotment option is exercised in full) to new investors not exercising their conversion/tender rights. In addition, each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price, up to 600,000 founder shares. Those up to 600,000 founder shares would represent 5.83% of the 10,300,000 ordinary shares outstanding immediately after this offering (assuming no exercise of the over-allotment option and including the 300,000 representative shares), while public shareholders would hold 7,500,000 ordinary shares, or 72.82%, after paying $75,000,000, or $10.00 per public share. If the over-allotment option is exercised in full, those 600,000 Founder Shares would represent 5.07% of the 11,845,000 ordinary shares then outstanding (including 345,000 representative shares). Because those founder shares may be subscribed for at a nominal cost in connection with the purchase of private placement warrant packages sold at $1.00 per package, public shareholders will experience immediate and substantial dilution. That dilution occurs whether the founder shares are held by the at-risk capital investors or retained by our Sponsor.

	Without Over-allotment	With Over-allotment
Public offering price	8.75	8.75
Net tangible book value before this offering	(0.03)	(0.02)
Increase attributable to public shareholders and private sales	6.54	6.54
Pro forma net tangible book value after this offering	6.51	6.52
Dilution to public shareholders	2.24	2.23
Percentage of dilution to public shareholders	25.60%	25.49%

In addition, the table below shows material probable transactions or sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of this offering. The table below assumes: Scenario A) 25% of the maximum number of our public shares are redeemed, Scenario B) 50% of the maximum number of our public shares are redeemed, Scenario C) 75% of maximum number of our public shares are redeemed, and Scenario D) the maximum number of our public shares are redeemed that would permit us to maintain net tangible assets of $5,000,001.

As of June 30, 2026
Without Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions (1)	Scenario B 50% of maximum redemptions (2)	Scenario C 75% of maximum redemptions (3)	Scenario D maximum redemptions (4)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	8.75	8.75	8.75	8.75
Pro forma net tangible book value per share, as adjusted*	5.84	4.84	3.22	1.10
Dilution to public shareholders	2.91	3.91	5.53	7.65

*	The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(67,559)	$(67,559)	$(67,559)	$(67,559)
Net proceeds from this offering and sale of the private placement warrant packages, net of expenses(9)	75,500,000	75,500,000	75,500,000	75,500,000
Plus: Offering costs accrued in advance, excluded from tangible book value	26,250	26,250	26,250	26,250
Less: Proceeds held in trust subject to redemption (10)	(18,750,000)	(37,500,000)	(56,250,000)	(70,458,690)
	$56,708,691	$37,958,691	$19,208,691	$5,000,001

Denominator:
Ordinary shares issued and outstanding prior to this offering	2,875,000	2,875,000	2,875,000	2,875,000
Less: Ordinary shares forfeited if over-allotment is not exercised	(375,000)	(375,000)	(375,000)	(375,000)
Ordinary shares included in the public units offered	7,500,000	7,500,000	7,500,000	7,500,000
Ordinary shares underlying the rights to be included in the public units	1,071,429	1,071,429	1,071,429	1,071,429
Ordinary shares underlying the rights to be included in the private placement warrant packages	214,286	214,286	214,286	214,286
Representative shares	300,000	300,000	300,000	300,000
Less: Shares subject to redemption	(1,875,000)	(3,750,000)	(5,625,000)	(7,045,869)
	9,710,715	7,835,715	5,960,715	4,539,846

As of June 30, 2026
With Over-Allotment Option Exercised
	Scenario A 25% of maximum redemptions (5)	Scenario B 50% of maximum redemptions (6)	Scenario C 75% of maximum redemptions (7)	Scenario D maximum redemptions (8)
Offering price of $8.75 included in the units (adjusted to include the value of the rights)	8.75	8.75	8.75	8.75
Pro forma net tangible book value per share, as adjusted*	5.85	4.85	3.22	0.97
Dilution to public shareholders	2.90	3.90	5.53	7.78

*	The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(67,559)	$(67,559)	$(67,559)	$(67,559)
Net proceeds from this offering and sale of the private placement warrant packages, net of expenses(9)	86,750,000	86,750,000	86,750,000	86,750,000
Plus: Offering costs accrued in advance, excluded from tangible book value	26,250	26,250	26,250	26,250
Less: Proceeds held in trust subject to redemption (10)	(21,562,500)	(43,125,000)	(64,687,500)	(81,708,690)
	$65,146,191	$43,583,691	$22,021,191	$5,000,001

Denominator:
Ordinary shares issued and outstanding prior to this offering	2,875,000	2,875,000	2,875,000	2,875,000
Ordinary shares included in the public units offered	8,625,000	8,625,000	8,625,000	8,625,000
Ordinary shares underlying the rights to be included in the public units	1,232,143	1,232,143	1,232,143	1,232,143
Ordinary shares underlying the rights to be included in the private placement warrant packages	222,321	222,321	222,321	222,321
Representative shares	345,000	345,000	345,000	345,000
Less: Shares subject to redemption	(2,156,250)	(4,312,500)	(6,468,750)	(8,170,869)
	11,143,214	8,986,964	6,830,714	5,128,595

(1)	The numbers set forth in this column assume that 1,875,000 public shares, or 25%, of 7,500,000 public shares are redeemed.

(2)	The numbers set forth in this column assume that 3,750,000 public shares, or 50%, of 7,500,000 public shares are redeemed.

(3)	The numbers set forth in this column assume that 5,625,000 public shares, or 75%, of 7,500,000 public shares are redeemed.

(4)	The numbers set forth in this column assume that 7,045,869 public shares are redeemed, which is the maximum redemption that would permit us to maintain net tangible assets of $5,000,001.

(5)	The numbers set forth in this column assume that 2,156,250 public shares, or 25%, of 8,625,000 public shares are redeemed.

(6)	The numbers set forth in this column assume that 4,312,500 public shares, or 50%, of 8,625,000 public shares are redeemed.

(7)	The numbers set forth in this column assume that 6,468,750 public shares, or 75%, of 8,625,000 public shares are redeemed.

(8)	The numbers set forth in this column assume that 8,170,869 public shares are redeemed, which is the maximum number of shares that can be redeemed that would permit us to maintain net tangible assets of $5,000,001.

(9)	Expenses applied against gross proceeds include offering expenses of $1,000,000 (or $1,056,250 if the over-allotment option is exercised). See “Use of Proceeds.”

(10)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public units in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share.

The following table sets forth information with respect to our initial shareholders, the at-risk capital investors, the representative and public shareholders:

Holder	Shares Purchased	Percentage	Consideration Amount	Percentage	Average Price Per Share
Founder shares held by our Sponsor(1)	1,543,000	14.98%	$16,679	0.02%	—
Founder shares held by our directors and officers(2)	357,000	3.47%	$3,104	0.00%	—
Founder shares that at-risk capital investors may subscribe for(3)	600,000	5.83%	$5,217	0.01%	—
Representative shares	300,000	2.91%	—	—%	$0.00
Public shareholders	7,500,000	72.82%	$75,000,000	99.97%	$10.00
Total	10,300,000	100.00%	$75,025,000	100.00%

(1)	Assumes no exercise of the over-allotment option and forfeiture by our Sponsor of an aggregate of 375,000 founder shares.

(2)	Reflects the transfer of an aggregate of 357,000 founder shares by our Sponsor to our officers and director nominees prior to the consummation of this offering.

(3)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for at a nominal purchase price (1.2 founder shares for each private placement warrant package purchased). Such founder shares, and the related private placement warrant packages, may be purchased on a best-efforts basis, and there is no guarantee that the amounts shown will be purchased. Our Sponsor has agreed to purchase any private placement warrant packages that are not so purchased and, if the at-risk capital investors purchase no private placement warrant packages, will retain all of such 600,000 founder shares. The allocation shown is for illustration purposes only.

In addition to the material probable transactions or sources of dilutions discussed above, we note that there are possible other sources of dilution and the extent of such dilution that non-redeeming public shareholders could experience in connection with the closing of the initial business combination may be uncertain, due to the uncertainty associated with the occurrence or the amount of securities that may be issued pursuant to such occurrence, including arising from: (i) any loans or additional investments from our Sponsor, members of our management team or any of their affiliates or designees, including the issuing of working capital packages or extension packages, (ii) any ordinary shares, preferred shares or debt securities that may be issued to third parties pursuant to any equity financing or debt financing in connection with the initial business combination, (iii) other sources of issue of securities, such as the reservation and issuance of any securities under an employee incentive plan after completion of our initial business combination. For further discussions on potential sources of dilutions and potential risks associated thereof, see “Risk Factors — The conversion of any working capital loans or extension loans into working capital packages or extension packages may result in significant dilution to your public shares”, and “Risk Factors — We may issue additional ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks”.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the sale of the private placement warrant packages and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	June 30, 2026 (Unaudited)
	Actual	As Adjusted(1)
Note payable – related party (2)	$54,556	$—
Class A ordinary shares, $0.0001 par value, 450,000,000 shares authorized; -0- and 7,500,000 shares are subject to possible redemption, respectively (3) (4)	—	75,000,000
Class B ordinary shares, $0.0001 par value, 40,000,000 shares authorized; no shares are subject to possible redemption, respectively	—	—
Preference shares, $0.0001 par value, 10,000,000 shares authorized; no shares are subject to possible redemption, respectively	—		—
Shareholders’ equity:
Class A ordinary shares, $0.0001 par value, 450,000,000 shares authorized; -0- and 300,000 shares issued and outstanding, actual and as adjusted, respectively (5)	—	30
Class B ordinary shares, $0.0001 par value, 40,000,000 shares authorized; 2,875,000 and 2,500,000 shares issued and outstanding, actual and as adjusted, respectively	288	250
Preference shares, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted, respectively	—	—
Additional paid-in capital	24,712	524,720
Accumulated deficit	(66,309)	(66,309)
Total shareholders’ equity (deficit)	(41,309)	458,691
Total capitalization (4)	$13,247	75,458,691

(1)	Assumes no exercise of the underwriters’ over-allotment option, the forfeiture by our Sponsor of 375,000 founder shares, and the issuance of 300,000 representative shares to Maxim Group LLC at the closing of this offering.

(2)	The amount of note payable – related party includes advances provided by our Sponsor to cover the Company’s formation expenses and a portion of expenses associated with this offering. As of June 30, 2026, the note payable – related party amounted to $54,556.

(3)	Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash from the trust account at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes. While redemptions in connection with a business combination cannot cause our net tangible assets to fall below $5,000,001, all ordinary shares are redeemable and classified as such on the balance sheet until such date that a redemption event takes place.

(4)	All of the 7,500,000 ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with the SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, ordinary shares subject to redemption provisions not solely within the control of a company must be classified outside of permanent equity. Given that the 7,500,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the proceeds of the Public Offering will be allocated among the ordinary shares, warrants and rights, based on their relative fair values at the date of issuance in accordance with ASC 470-20-25-2, and the ordinary shares subject to possible redemption will be classified as temporary equity in accordance with ASC 480-10-S99. Our ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable), if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately.

(5)	Represents 300,000 Class A ordinary shares to be issued to Maxim Group LLC as representative shares at the closing of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company incorporated in the Cayman Islands on January 23, 2026 with limited liability (meaning our public shareholders have no liability, as shareholders of the Company, for the liabilities of the Company over and above the amount paid for their shares) to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. We will pursue opportunities globally, including in North America, Europe, and Asia. Notwithstanding the foregoing, we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). We intend to utilize cash derived from the proceeds of this offering, our securities, debt or a combination of cash, securities and debt, in effecting a business combination. The issuance of additional ordinary shares or preference shares:

●	may significantly reduce the equity interest of our shareholders;

●	may subordinate the rights of holders of ordinary shares if we issue preference shares with rights senior to those afforded to our ordinary shares;

●	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

●	our inability to pay dividends on our ordinary shares;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

 Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. For the period from January 23, 2026 (inception) through June 30, 2026, we had a net loss of $66,309, consisting solely of formation and administrative costs. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, we had no cash as of June 30, 2026, and had working capital deficit of $67,559 as of June 30, 2026. Further, we expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern within one year after the date the financial statements are issued.

Our liquidity needs have been satisfied to date through the payment of $25,000 of expenses by our Sponsor in exchange for the issuance of founder shares and additional advances from our Sponsor, of which approximately $54,556 remained outstanding as of June 30, 2026, as more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering, after deducting offering expenses of approximately $625,000 and underwriting discount of $375,000 (or $431,250 if the over-allotment option is exercised in full) and (2) the sale of the private placement warrant packages for a purchase price of $1,500,000 (or $1,556,250 if the over-allotment option is exercised in full), will be $75,500,000 (or $86,750,000 if the over-allotment option is exercised in full). Of this amount, $75,000,000 (or $86,250,000 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $500,000 (regardless of whether the over-allotment option is exercised in full) will not be held in the trust account.

We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’s operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Over the next 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:

(1)	$20,000 of due diligence and travel expenses;

(2)	$260,000 for legal and accounting;

(3)	$50,000 for SEC expenses;

(4)	$150,000 for Nasdaq fees; and

(5)	$20,000 for miscellaneous expenses.

If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Related Party Transactions

On February 23, 2026, (1) we issued 2,875,000 Class B ordinary shares, par value of $0.0001, to our Sponsor for a purchase price of $25,000 and (2) surrendered 1 ordinary share. Prior to the initial investment in the company of $25,000 by our Sponsor, the company had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares, together with the founder shares to be subscribed for by the at-risk capital investors, would represent 25% of the issued and outstanding shares upon completion of this offering (excluding the sale of the private placement warrant packages and representative shares and assuming our initial shareholders do not purchase public shares in this offering). If we increase or decrease the size of the offering we will effect a share capitalization or a share repurchase or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our founders at 25% of the issued and outstanding shares of our ordinary shares (excluding the sale of the private placement warrant packages and representative shares and assuming our initial shareholders do not purchase public shares in this offering) upon the consummation of this offering.

On February 24, 2026, we entered into a promissory note agreement (“Agreement”), our Sponsor agreed to loan the Company up to $500,000 to be used for a portion of the expenses of this offering. This loan is non-interest bearing, unsecured and is due at the earliest of (1) February 24, 2027; (ii) the date on which the Company consummates this offering or (iii) such earlier date as the Company may determine to terminate this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account. As of June 30, 2026, our Sponsor has loaned to us an aggregate of $79,556 to be used to pay formation expenses and a portion of the expenses of this offering and $54,556 remained outstanding as of that date.

Our founders, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our initial shareholder or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition to the founder shares, our initial shareholders have agreed to purchase from us, and the at-risk capital investors may purchase from us (strictly on a best-efforts basis with no present definitive purchase amount known), an aggregate of 1,500,000 private placement warrant packages, or 1,556,250 private placement warrant packages if the underwriters’ over-allotment option is exercised in full, at a price of $1.00 per private placement warrant package, for an aggregate purchase price of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Maxim may also aid the Company in attempting to secure additional at-risk capital. Additionally, any shares owned by officers and directors of Maxim or certain individuals who are registered persons of Maxim to be registered under this Registration Statement shall be subject to a “no sell” agreement under which no sales may be made until six months after the business combination closes at which point such shares shall be freely tradable. Of such private placement warrant packages, the at-risk capital investors may purchase up to 500,000 private placement warrant packages, regardless of whether the underwriters’ over-allotment option is exercised. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. The final allocation of such private placement warrant packages among the third-party investors, if any, has not yet been determined and if such purchases are made they will be on a strictly best-efforts basis. Our Sponsor has agreed to purchase all of the 500,000 private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price.

If needed to finance transaction costs in connection with searching for a target business or consummating an intended initial business combination, or to extend our life, our founders, officers, directors or their affiliates/designees may, but are not obligated to, loan us funds as may be required. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital packages at a price of $1.00 per private placement warrant package in addition to the convertible notes in connection with the potential extensions. We believe the purchase price of these working capital packages will approximate the fair value of such working capital packages when issued. However, if it is determined, at the time of issuance, that the fair value of such working capital packages exceeds the purchase price, we would record compensation expense for the excess of the fair value of the working capital packages on the day of issuance over the purchase price in accordance with Accounting Standards Codification (“ASC”) 718 — Compensation — Stock Compensation.

Critical Accounting Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements also requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. We have not identified any critical accounting estimates.

Recent Accounting Standards

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 23, 2026, the date of inception.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2026. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

(1)	staffing for financial, accounting and external reporting areas, including segregation of duties;

(2)	reconciliation of accounts;

(3)	proper recording of expenses and liabilities in the period to which they relate;

(4)	evidence of internal review and approval of accounting transactions;

(5)	documentation of processes, assumptions and conclusions underlying significant estimates; and

(6)	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when, or if, required by Section 404. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills, bonds or notes having a maturity of 185 days or less, or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Introduction

We are a newly incorporated blank check company in the Cayman Islands as an exempted company with limited liability. Our shareholders have no additional liability for the company’s liabilities over and above the amount paid for their shares. We were formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination.

Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location; we intend to pursue opportunities globally, including in North America, Europe, and Asia. Notwithstanding the foregoing, we will not undertake our initial business combination with any entity that conducts a majority of its business or is headquartered in China (including Hong Kong and Macau). However, certain of our executive officers and director nominees are located in, or have significant ties to, China (including Hong Kong), including our Chief Financial Officer, Mr. Shihao Liu, who is located in Hong Kong. Currently, we do not have any specific business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We are confident that we will be able to find a target business that will meet expectations. We intend to capitalize on the strengths and experiences of our management team to select, acquire and form a business combination that has a competitive advantage in their core business and is positioned to bring in high returns and long-term sustainable growth.

Our Founders and Management

Our officers, directors and director nominees are as follows:

Ms. Iris Zhao

Ms. Zhao has served as our Chief Executive Officer and a director since the inception of the Company on January 23, 2026. Ms. Zhao is a citizen of the Republic of Malta and is based in Dubai, United Arab Emirates. Ms. Zhao is 37 years old.

Ms. Zhao has over 10 years of experience in building and advising corporations through mergers and acquisitions and capital market transactions globally, as well as executing and advising on complex cross-border transactions. Earlier, in her investment banking and advisory roles, she structured and closed dozens of transactions including initial public offerings, follow-on offerings, and private investments, helping companies raise growth capital and navigate public market entry. Her career has focused on bridging international companies with global capital markets.

Ms. Zhao currently also serves as Chief Executive Officer of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering, since January 23, 2026. From April 2021 until January 2025, Ms. Zhao served as Chief Operating Officer of Mars Acquisition Corp. (Nasdaq: MARX), a blank check company. In this role, she was operationally responsible for its initial public offering, which raised $69.0 million, and subsequently played a key role in sourcing, negotiating, and executing its business combination with ScanTech Identification Beam Systems, LLC, which was completed in 2024.

From February 2021 to January 2023, Ms. Zhao served as a director and Company Secretary of Bowen Fintech plc (LSE: BWN), a London-listed special purpose acquisition company, where she oversaw corporate governance and compliance and supported its strategic initiatives. Ms. Zhao played an integral role in the company's business combination, executing landmark de-SPAC with MOH Holdings, which included a £378 million capital raise and resulted in Bowen Fintech becoming the first Japanese FinTech to list on the London Stock Exchange through a SPAC transaction.

Ms. Zhao was appointed as the Chief Investment Officer of Future FinTech Group, Inc. (Nasdaq: FTFT) in February 2020. Prior to that, she served as the Managing Partner of Wealth Index (Beijing) Fund Management Co., Ltd., a financial advisory service corporation that focuses on financial advisory, private equity investment, and investment banking businesses. From January 2011 to February 2019, Ms. Zhao oversaw international business planning and development, investor relationship support, and relationships with global investors. Ms. Zhao has completed dozens of transactions including initial public offerings, mergers and acquisitions, reverse takeovers, follow-on offerings, public and private fund raising, and PIPEs. In her early career, Ms. Zhao worked at SUNTV Video Ltd. as a Specialist in New York City. She brings experience in media, business negotiation, and international business activities.

Ms. Zhao studied Finance at City University of New York and Montana State University. She received a Bachelor of Science with highest honor in Finance from Montana State University and was appointed to Beta Gamma Sigma, the international honor society for elite business schools. She received an M.B.A. from the University of the Philippines Diliman.

We believe Ms. Zhao’s qualifications to serve on our board of directors include her experience in capital markets transactions and special purpose acquisition companies, her operational experience in taking a SPAC public and consummating a business combination, and her broad network across financial sponsors, investment banks, and corporate founders in North America and Asia.

Shihao Liu

Mr. Liu has served as our Chief Financial Officer since the inception of the Company on January 23, 2026.

Mr. Liu serves as an Executive Director at Cornerstone Financial Holdings Limited (8112.HK), a position he has held since 2023. He brings extensive experience in corporate finance, capital markets, and mergers and acquisitions, with a particular focus on listed companies in Hong Kong Stock Exchange.

From 2021 to 2023, Mr. Liu was an Executive Director and Chairman of the Board at Hysan Group Limited (1850.HK), where he oversaw corporate capital operations, including new share issuances, fundraising initiatives, and corporate restructuring. Concurrently, from 2021 to 2022, he served as an Executive Director at Deluxe New Energy Group Limited (559.HK), where he was responsible for outbound investments and asset disposal transactions.

Prior to these roles, Mr. Liu was a Licensed Representative at Cornerstone Financial Holdings Limited (8112.HK) from 2020 to 2021, where he focused on pre-merger and acquisition due diligence, transaction structuring, and deal execution. He began his career as a Project Manager at Tai Rui International Holdings Limited (1010.HK) from 2019 to 2020, managing M&A project analysis and overseeing existing corporate assets.

Mr. Liu holds a Master’s degree in Finance from City University of Hong Kong (2018–2019) and a Bachelor’s degree in Mechanical Electronic Engineering from Chongqing University (2013–2017).

With a strong track record in capital markets, cross-border transactions, and corporate governance across multiple Hong Kong-listed platforms, Mr. Liu brings valuable strategic and operational insight to the company’s leadership team.

Independent Director Nominees

Francis A. Braun III

Francis A. Braun III (“Skip”) is expected to become a member of our board of directors and an independent director upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Braun is 65 years old. Mr. Braun has more than 40 years of experience in public accounting, financial reporting, and corporate governance, focused on serving public and private companies in the technology, life sciences, and other industry sectors. He is a Certified Public Accountant licensed in New Jersey and qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. We expect Mr. Braun to serve as the Chair of our audit committee.

Mr. Braun spent his career as a partner at three of the world’s largest professional services firms. He served as a Partner at Grant Thornton LLP from December 2016 to July 2023; as a Partner at Deloitte & Touche LLP from May 2002 to September 2016; and previously held positions ranging from Staff to Partner at Arthur Andersen LLP from January 1983 to May 2002. In those roles, he served as Global Engagement Partner, Senior Relationship Partner, and Lead Engagement Partner for clients ranging from emerging growth companies to multibillion-dollar publicly traded enterprises, advising on financial reporting, technical accounting, mergers and acquisitions, regulatory compliance, corporate governance, and risk management. He has led teams that assisted numerous companies in completing initial public offerings, including UiPath Inc., which priced at a reported $30 billion valuation.

Mr. Braun currently serves as Senior Advisor to Stout (since April 2024) and on the Advisory Council of CrossCountry Consulting (since February 2024). He currently serves as a non-executive director and Chair of the Audit Committee of SHF Holdings, Inc. (Nasdaq: SHFS) (since May 2025); a non-executive director and Chair of the Audit Committee of Polaryx Therapeutics, Inc. (since January 2026); and a non-executive director and Chair of the Audit Committee of Crown Bank (since October 2024). Mr. Braun previously served as a non-executive director and Chair of the Compensation Committee of Elite Express Holding Inc. (Nasdaq: ETS) from August 2025 to October 2025. He also serves as a member of the Board of Directors and Treasurer of Wellington Place II at Kensington Condominium Association.

Mr. Braun previously served as a member of the Board of Directors of TechUnited (formerly the New Jersey Technology Council) from 2002 to 2023, where he chaired the Finance Committee and served on the Executive Committee. He was a founding member, Treasurer, member of the Board of Directors, and chair of the Finance Committee of the New Jersey Entrepreneurial Network from 1989 to 2015. He also previously served as a member of the Board of Directors and chair of the Finance Committee of the Princeton Family YMCA from 1992 to 1999.

Mr. Braun received a Bachelor of Science in Accounting from Rider University. We believe Mr. Braun’s qualifications to serve on our board of directors include his extensive experience as a Certified Public Accountant and audit partner, his service on multiple public-company audit committees, his expertise in financial reporting and corporate governance, and his experience advising companies through initial public offerings and other capital markets transactions.

Mr. Su-Leng Tan Lee (Sam Tan)

Sam Tan is expected to become a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part.

Mr. Sam Tan is a distinguished corporate finance executive with over two decades of leadership experience across public and private companies in the biotechnology, cryptocurrency, blockchain, and property development sectors.

He currently serves as Chief Executive Officer of BioNexus Gene Lab Corp (Nasdaq: BGLC), where he leads the company’s strategic transition into AI-driven healthcare and fintech solutions, while overseeing SEC and Nasdaq compliance, M&A activity, and corporate governance. Concurrently, Mr. Tan is Director & Owner of FSR Group Pte Ltd (Singapore) and Blocktrade SA (Luxembourg), a regulated European cryptocurrency exchange, where he guides global expansion, digital asset strategy, and MiCAR regulatory alignment.

Previously, Mr. Tan served as President of Avillion Berhad, a publicly listed hospitality group in Malaysia, and has held leadership roles in corporate finance and property development through his nex.korp Group (Australia) since 2006. He also directs research initiatives at FLO Life Sciences Group (Australia & Malaysia), focusing on oncology and infectious diseases.

Mr. Tan holds a Bachelor of Science in Computer Science from Edith Cowan University, Australia. He is fluent in English, Mandarin, Malay, and Bahasa Indonesia.

Mr. Tan has Expertise in corporate finance, including capital raising, investment management, and financial strategy for publicly listed companies. Skilled in structuring complex litigation, takeovers, takeover defense, and cross-jurisdictional legal matters. Deep knowledge of cryptocurrency exchange operations, tokenization, and decentralized finance (DeFi) systems. Experienced in government and regulatory relations, managing compliance frameworks for public and private companies. Proficient in investor relations and capital markets, ensuring transparency and alignment with corporate objectives.

Mingjie Zhao

Mr. Mingjie Zhao is expected to become the Chairman and a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Zhao will serve as Chairman of our board of directors and as an independent director. Mr. Zhao is 61 years old.

Mr. Zhao brings over 20 years of hands-on executive leadership and public company governance experience, with a focus on operational turnaround, strategic oversight, and cross-border business management.

Mr. Zhao has served in senior operational and board roles for companies undergoing significant transitions. As President and director of a Nasdaq-listed industrial company, he was responsible for leading the organization’s strategic repositioning. His independent board roles have involved guiding companies through complex financial reporting requirements, corporate governance challenges, and strategic reviews. Earlier in his career, Mr. Zhao held senior sales and management positions where he was responsible for revenue growth and distribution channel development.

Mr. Zhao currently serves as Independent Chairman of Shineco, Inc. (OTCMKTS: SISI), Independent Director of Future FinTech Group, Inc. (NASDAQ: FTFT), and Director and General Manager of Hua Yang, Inc. He has also been named as an independent director nominee of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering. Mr. Zhao previously served as President, Chief Executive Officer, and Director of TD Holdings, Inc. (NASDAQ: GLG), and as Senior Sales Manager at Hephaistos Building Supplies, Inc.

Mr. Zhao received his undergraduate degree from East China Normal University and an M.B.A. from the University of Bridgeport.

We believe Mr. Zhao’s qualifications to serve on our board of directors include his executive leadership experience at public companies, his service on multiple public-company boards, his expertise in operational turnarounds and strategic repositioning, and his experience with cross-border business management.

Our Sponsor

Our Sponsor is MNBS Holdings LLC, a Delaware limited liability company formed on February 23, 2026 (Delaware file number 10523445) (the “Sponsor”).

Prior to the offering, our Sponsor paid an aggregate purchase price of $25,000 for 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares.” Prior to this offering the Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Our Sponsor will transfer an additional number of founder shares to the at-risk capital investors depending on the number of private placement warrant packages subscribed for by such at-risk capital investors (as described above). In addition, at-risk capital investors that purchase up to 500,000 private placement warrant packages will also be entitled to subscribe for their proportionate share of up to 600,000 founder shares (1.2 founder shares for each private placement warrant package purchased) that will be transferred by our Sponsor to the extent that at-risk capital investors purchase such private placement warrant packages. If the at-risk capital investors do not purchase any of the private placement warrant packages, our Sponsor will purchase those private placement warrant packages and will retain all of the aforementioned 600,000 founder shares. Such founder shares will be acquired for an aggregate purchase price of approximately $5,217 if all 600,000 founder shares are subscribed for.

Iris Zhao

Ms. Zhao has served as our Chief Executive Officer and a director since the inception of the Company on January 23, 2026. Ms. Zhao is a citizen of the Republic of Malta and is based in Dubai, United Arab Emirates. Ms. Zhao is 37 years old.

Ms. Zhao has over 10 years of experience in building and advising corporations through mergers and acquisitions and capital market transactions globally, as well as executing and advising on complex cross-border transactions. Earlier, in her investment banking and advisory roles, she structured and closed dozens of transactions including initial public offerings, follow-on offerings, and private investments, helping companies raise growth capital and navigate public market entry. Her career has focused on bridging international companies with global capital markets.

Ms. Zhao currently also serves as Chief Executive Officer of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering, since January 23, 2026. From April 2021 until January 2025, Ms. Zhao served as Chief Operating Officer of Mars Acquisition Corp. (Nasdaq: MARX), a blank check company. In this role, she was operationally responsible for its initial public offering, which raised $69.0 million, and subsequently played a key role in sourcing, negotiating, and executing its business combination with ScanTech Identification Beam Systems, LLC, which was completed in 2024.

From February 2021 to January 2023, Ms. Zhao served as a director and Company Secretary of Bowen Fintech plc (LSE: BWN), a London-listed special purpose acquisition company, where she oversaw corporate governance and compliance and supported its strategic initiatives.

She played an integral role in the company's business combination, executing landmark de-SPAC with MOH Holdings, which included a £378 million capital raise and resulted in Bowen Fintech becoming the first Japanese FinTech to list on the London Stock Exchange through a SPAC transaction.

Ms. Zhao was appointed as the Chief Investment Officer of Future FinTech Group, Inc. (Nasdaq: FTFT) in February 2020. Prior to that, she served as the Managing Partner of Wealth Index (Beijing) Fund Management Co., Ltd., a financial advisory service corporation that focuses on financial advisory, private equity investment, and investment banking businesses. From January 2011 to February 2019, Ms. Zhao oversaw international business planning and development, investor relationship support, and relationships with global investors. Ms. Zhao has completed dozens of transactions including initial public offerings, mergers and acquisitions, reverse takeovers, follow-on offerings, public and private fund raising, and PIPEs. In her early career, Ms. Zhao worked at SUNTV Video Ltd. as a Specialist in New York City. She brings experience in media, business negotiation, and international business activities.

Ms. Zhao studied Finance at City University of New York and Montana State University. She received a Bachelor of Science with highest honor in Finance from Montana State University and was appointed to Beta Gamma Sigma, the international honor society for elite business schools. She received an M.B.A. from the University of the Philippines Diliman.

We believe Ms. Zhao’s qualifications to serve on our board of directors include her experience in capital markets transactions and special purpose acquisition companies, her operational experience in taking a SPAC public and consummating a business combination, and her broad network across financial sponsors, investment banks, and corporate founders in North America and Asia.

Shihao Liu

Mr. Liu has served as our Chief Financial Officer since the inception of the Company on January 23, 2026. Mr. Liu serves as an Executive Director at Cornerstone Financial Holdings Limited (8112.HK), a position he has held since 2023. He brings extensive experience in corporate finance, capital markets, and mergers and acquisitions, with a particular focus on listed companies in Hong Kong Stock Exchange.

From 2021 to 2023, Mr. Liu was an Executive Director and Chairman of the Board at Hysan Group Limited (1850.HK), where he oversaw corporate capital operations, including new share issuances, fundraising initiatives, and corporate restructuring. Concurrently, from 2021 to 2022, he served as an Executive Director at Deluxe New Energy Group Limited (559.HK), where he was responsible for outbound investments and asset disposal transactions.

Prior to these roles, Mr. Liu was a Licensed Representative at Cornerstone Financial Holdings Limited (8112.HK) from 2020 to 2021, where he focused on pre-merger and acquisition due diligence, transaction structuring, and deal execution. He began his career as a Project Manager at Tai Rui International Holdings Limited (1010.HK) from 2019 to 2020, managing M&A project analysis and overseeing existing corporate assets.

Mr. Liu holds a Master’s degree in Finance from City University of Hong Kong (2018–2019) and a Bachelor’s degree in Mechanical Electronic Engineering from Chongqing University (2013–2017).

With a strong track record in capital markets, cross-border transactions, and corporate governance across multiple Hong Kong-listed platforms, Mr. Liu brings valuable strategic and operational insight to the company’s leadership team.

Mingjie Zhao

Mr. Zhao is expected to become a member of our board of directors upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Zhao will serve as Chairman of our board of directors and as an independent director. Mr. Zhao is 61 years old.

Mr. Zhao brings over 20 years of hands-on executive leadership and public company governance experience, with a focus on operational turnaround, strategic oversight, and cross-border business management.

Mr. Zhao has served in senior operational and board roles for companies undergoing significant transitions. As President and director of a Nasdaq-listed industrial company, he was responsible for leading the organization’s strategic repositioning. His independent board roles have involved guiding companies through complex financial reporting requirements, corporate governance challenges, and strategic reviews. Earlier in his career, Mr. Zhao held senior sales and management positions where he was responsible for revenue growth and distribution channel development.

Mr. Zhao currently serves as Independent Chairman of Shineco, Inc. (OTCMKTS: SISI), Independent Director of Future FinTech Group, Inc. (NASDAQ: FTFT), and Director and General Manager of Hua Yang, Inc. He has also been named as an independent director nominee of Gravity Acquisition Corp., a Cayman Islands blank check company that, as of the date of this prospectus, has not yet completed its initial public offering. Mr. Zhao previously served as President, Chief Executive Officer, and Director of TD Holdings, Inc. (NASDAQ: GLG), and as Senior Sales Manager at Hephaistos Building Supplies, Inc.

Mr. Zhao received his undergraduate degree from East China Normal University and an M.B.A. from the University of Bridgeport.

We believe Mr. Zhao’s qualifications to serve on our board of directors include his executive leadership experience at public companies, his service on multiple public-company boards, his expertise in operational turnarounds and strategic repositioning, and his experience with cross-border business management.

Prior to this offering, our Sponsor, officers and director nominees collectively own 2,875,000 founder shares, or 100% of our issued and outstanding ordinary shares (up to 375,000 founder shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), including (i) 2,518,000 founder shares owned by our Sponsor, MNBS Holdings LLC (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, and 375,000 of which are subject to forfeiture if the over-allotment option is not exercised in full); (ii) 210,000 founder shares owned by Iris Zhao, our Chief Executive Officer and a director; (iii) 63,000 founder shares owned by Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iv) 42,000 founder shares owned by each of Francis A. Braun III and Sam Tan, our other independent director nominees.

Immediately after the offering, if the at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for their proportionate share of 600,000 founder shares, the Sponsor is expected to hold 1,543,000 founder shares. Our Sponsor has agreed and will enter into an agreement with us immediately prior to the effectiveness of this prospectus pursuant to which it has agreed, among other things, (A) to vote its founder shares (as well as any public shares acquired in or after this offering) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would prevent our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide dissenting public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to convert any founder shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares it holds to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Additionally, the Sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period beginning 150 days after our initial business combination, the founder shares will be released from the lock-up. The at-risk capital investors that subscribe for founder shares will be subject to substantially the same transfer restrictions with respect to those founder shares. The private placement warrant packages (including the underlying securities) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except to certain permitted transferees). We refer to such transfer restrictions throughout this prospectus as the lock-up.

In total, the Sponsor initially paid a nominal aggregate purchase price of $25,000 for an aggregate of 2,875,000 founder shares. If the at-risk capital investors purchase 500,000 private placement warrant packages, the Sponsor will pay a purchase price of $1,000,000 for 1,000,000 private placement warrant packages. If the at-risk capital investors purchase no private placement warrant packages, the Sponsor would purchase 1,500,000 private placement warrant packages for $1,500,000. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. However, other than the foregoing, the Sponsor or its affiliates have not received and will not receive any other form of compensation upon the closing of the offering.

Prior to the closing of this offering, our Sponsor has agreed to loan us up to $500,000 to be used to pay formation costs and a portion of the expenses of this offering. As of June 30, 2026, $79,556 had been drawn on this promissory note and $54,556 remained outstanding. The loan is payable without interest on the earliest of (i) February 24, 2027; (ii) the date on which the Company consummates this offering or (iii) such earlier date as the Company may determine to terminate this offering. Commencing on the effective date of this registration statement through the earlier of the consummation of our initial business combination and liquidation, our Sponsor shall be allowed to charge us up to $10,000 per month for our use of its offices, utilities and personnel. Our founders, officers and directors shall also be entitled to reimbursement from us for their out-of-pocket expenses incurred in connection with seeking and consummating a business combination.

Additionally, in order to meet our working capital needs following the consummation of this offering until completion of an initial business combination, our Sponsor, officers and directors or their affiliates or designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital packages at a price of $1.00 per private placement warrant package. In addition, our Sponsor, officers and directors or their affiliates or designees may loan us funds in support of our potential extension to allow additional time for us to complete an initial business combination, which will be evidenced in extension convertible notes, or the “extension notes,” to be repaid in cash or converted into extension packages at a price of $1.00 per private placement warrant package, or the “extension packages,” at the closing of our initial business combination. If we do not complete our initial business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available.

The founder shares held by our Sponsor include an aggregate of up to 375,000 founder shares that are subject to surrender for no consideration depending on the extent to which the underwriters’ over-allotment option is not exercised in full or in part, so that the founder shares will represent 25% of our issued and outstanding ordinary shares after this offering (without giving effect to the issuance of the representative shares and assuming our founders do not purchase units in this offering). If we increase or decrease the size of this offering, we will effect a share capitalization or a compulsory redemption or other appropriate mechanism, as applicable, with respect to the founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at approximately 25% of our issued and outstanding ordinary shares upon the consummation of this offering (without giving effect to the issuance of the representative shares and assuming our founders, officers and directors do not purchase units in this offering). None of our founders has indicated any intention to purchase units in this offering.

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
The Sponsor	1,543,000 ordinary shares without the exercise of the over-allotment option, or 1,918,000 ordinary shares if the over-allotment option is exercised in full, if at-risk capital investors purchase 500,000 private placement warrant packages and subscribe for 600,000 founder shares; or 2,143,000 ordinary shares (or 2,518,000 if the over-allotment option is exercised in full) if they purchase none. (1)	$16,679 after giving effect to the transfer of an aggregate of 357,000 founder shares to our officers and director nominees and up to 600,000 founder shares to the at-risk capital investors at the original purchase price. Our Sponsor paid $25,000 in the aggregate for 2,875,000 founder shares prior to such transfers.

	Up to 1,500,000 private placement warrant packages without the exercise of the over-allotment option, or up to 1,556,250 private placement warrant packages if the over-allotment option is exercised in full, depending on the number of private placement warrant packages purchased by the at-risk capital investors.	Up to $1,500,000, or $1.00 per private placement warrant package (without the exercise of the over-allotment option); or up to $1,556,250, or $1.00 per private placement warrant package (with the exercise of the over-allotment option).

	Up to $500,000, evidenced by a promissory note	Repayment of loans made to us by our Sponsor to cover offering-related and organizational expenses

	$10,000 per month up to $120,000 (or $180,000 if the period to complete an initial business combination is extended in accordance with the second amended and restated memorandum and articles of association).	Office space, administrative and support services, until consummation of our business combination.

	Up to $500,000 in working capital loans may be converted into working capital packages at a price of $1.00 per package.	Working capital loans to finance transaction costs in connection with an intended initial business combination

	Up to $1,500,000 (or up to $1,725,000 if over-allotment option is exercised in part or in full) in loans to extend the period that we must complete an initial business combination from 12 months following the closing of the offering to up to 18 months following the closing of the offering in accordance with our second amended and restated memorandum and articles of association, evidenced by extension convertible notes to be repaid in cash or converted into extension packages at a price of $1.00 per private placement warrant package.	Loan in support of our potential extension to allow additional time for us to complete an initial business combination.

	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.	Services in connection with identifying, investigating and completing an initial business combination

(1)	The number of founder shares held by our Sponsor after this offering depends on whether the underwriters’ over-allotment option is exercised (up to 375,000 founder shares are subject to forfeiture to the extent it is not) and on the number of founder shares subscribed for by the at-risk capital investors (1.2 founder shares for each private placement warrant package they purchase, up to 600,000). The 1,543,000 and 1,918,000 figures assume the at-risk capital investors subscribe for all 600,000 founder shares; the 2,143,000 and 2,518,000 figures assume they subscribe for none, in which case our Sponsor will retain those founder shares. All figures give effect to the transfer of an aggregate of 357,000 founder shares to our officers and director nominees.

The nominal purchase price paid by our Sponsor and other initial shareholders for the founder shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our Sponsor and other initial shareholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially. The following table sets forth information with respect to our initial shareholders, the at-risk capital investors, the representative and public shareholders:

Assuming No Exercise of Over-allotment Option:

Holder of	Shares Purchased	Percentage	Consideration Amount	Percentage	Average Price Per Share
Founder shares held by our Sponsor(1)	1,543,000	14.98%	$16,679	0.02%	$—
Founder shares held by our directors and officers(2)	357,000	3.47%	$3,104	0.00%	$—
Founder shares that at-risk capital investors may subscribe for(3)	600,000	5.83%	$5,217	0.01%	$—
Representative shares	300,000	2.91%	$—	—%	$0.00
Public shareholders	7,500,000	72.82%	$75,000,000	99.97%	$10.00
Total	10,300,000	100.00%	$75,025,000	100.00%

(1)	Assumes no exercise of the over-allotment option and forfeiture by our Sponsor of an aggregate of 375,000 founder shares.

(2)	Reflects the transfer of an aggregate of 357,000 founder shares by our Sponsor to our officers and director nominees prior to the consummation of this offering.

(3)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, on a proportionate basis (1.2 founder shares for each private placement warrant package purchased), to the extent they purchase private placement warrant packages, at a nominal purchase price representing such investors' pro rata portion of the aggregate $25,000 paid by our Sponsor for the founder shares. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will retain all of such 600,000 founder shares.

Assuming Exercise of Over-allotment Option in Full:

Holder of	Shares Purchased	Percentage	Consideration Amount	Percentage	Average Price Per Share
Founder shares held by our Sponsor(1)	1,918,000	16.19%	$16,679	0.02%	$—
Founder shares held by our directors and officers (2)	357,000	3.01%	$3,104	0.00%	$—
Founder shares that at-risk capital investors may subscribe for(3)	600,000	5.07%	$5,217	0.01%	$—
Representative shares	345,000	2.91%	$—	—%	$—
Public shareholders	8,625,000	72.82%	$86,250,000	99.97%	$10.00
Total	11,845,000	100.00%	$86,275,000	100.00%

(1)	Assumes exercise of the over-allotment option in full and no forfeiture by our Sponsor of any founder shares.

(2)	Reflects the transfer of an aggregate of 357,000 founder shares by our Sponsor to our officers and director nominees prior to the consummation of this offering.

(3)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, on a proportionate basis (1.2 founder shares for each private placement warrant package purchased), to the extent they purchase private placement warrant packages, at a nominal purchase price representing such investors' pro rata portion of the aggregate $25,000 paid by our Sponsor for the founder shares. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will retain all of such 600,000 founder shares.

For a summary of the securities owned by our Sponsor, our officers and directors, the at-risk capital investors and the representative, and the relevant terms, see illustration below:

Types of Securities	Number of Securities Held Before Offering		Number of Securities Held After Offering (assuming no over-allotment option exercised)	Number of Securities After Offering (assuming over-allotment option exercised in full)	Lock-Up Terms
Founder Shares owned by the Sponsor (2)	2,518,000		1,543,000	1,918,000	As provided in a letter agreement to be entered by and among the Company and the initial shareholders on the date that the registration statement is declared effective, our Sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up.

Founder shares owned by our officers and directors (1)	357,000		357,000	357,000	Same as the founder shares owned by our Sponsor

Founder shares that may be subscribed for by at-risk capital investors (2)	— (2)		600,000	600,000	Substantially the same as the founder shares owned by our Sponsor, except that the obligation to forfeit up to 375,000 founder shares if the underwriters’ over-allotment option is not exercised in full will remain solely an obligation of our Sponsor

Private placement warrant packages to be owned by our Sponsor (4)	—	(3)	up to 1,500,000	up to 1,556,250	As provided in a letter agreement to be entered by and among the Company and the initial shareholders on the date that the registration statement is declared effective, the private placement warrant packages will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except to certain permitted transferees).

Private placement warrant packages to be owned by at-risk capital investors (4)	—	(3)	500,000	500,000	As provided in a letter agreement to be entered by and among the Company and the initial shareholders on the date that the registration statement is declared effective, the private placement warrant packages will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except to certain permitted transferees)

Representative Shares owned by Maxim	—		300,000	345,000	The representative shares have been deemed compensation by FINRA and are subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1), during which they may not be sold, transferred, assigned, pledged or hypothecated, or made the subject of any hedging, short sale, derivative, put or call transaction that would result in their economic disposition, except as permitted by FINRA Rule 5110(e)(2). In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the periods of time as provided in our second amended and restated memorandum and articles of association.

(1)	Represents the transfer of an aggregate of 357,000 founder shares from our Sponsor prior to the consummation of this offering, in each case at the original purchase price paid by our Sponsor — 210,000 shares to Iris Zhao, our Chief Executive Officer and a director, 63,000 shares to Mingjie Zhao and 42,000 shares to each of Francis A. Braun III and Sam Tan, our independent director nominees.

(2)	Represents up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, on a proportionate basis (1.2 founder shares for each private placement warrant package purchased), to the extent they purchase private placement warrant packages. If the at-risk capital investors do not purchase any private placement warrant packages, our Sponsor will retain all of such 600,000 founder shares. No such founder shares have been transferred as of the date of this prospectus, and accordingly none are shown as held before this offering; the founder shares shown as held by our Sponsor before this offering include these 600,000 Founder Shares and the 375,000 founder shares subject to forfeiture. The after-offering amounts shown for our Sponsor assume the at-risk capital investors subscribe for all 600,000 founder shares; if they subscribe for none, our Sponsor would hold 2,143,000 founder shares (or 2,518,000 founder shares if the over-allotment option is exercised in full).

(3)	The private placement warrant packages will be issued to our Sponsor and the at-risk capital investors in a private placement that will close simultaneously with the closing of this offering and, accordingly, will not be issued or outstanding before this offering.

(4)	Our Sponsor has agreed to purchase any of the 500,000 private placement warrant packages not purchased by the at-risk capital investors. Accordingly, our Sponsor may purchase up to 1,500,000 private placement warrant packages for $1,500,000 (or 1,556,250 private placement warrant packages for $1,556,250 if the underwriters' over-allotment option is exercised in full).

Prior to the closing of this offering, our Sponsor has agreed to loan us up to $500,000 to be used to pay formation costs and a portion of the expenses of this offering. As of June 30, 2026, $79,556 had been drawn on this promissory note and $54,556 remained outstanding. The loan is payable without interest on the date on which we consummate our initial public offering.

Background and Competitive Strengths

We will seek to leverage our management team’s proprietary network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms and consultants in order to source, acquire, and support the operations of the business combination target.

Further, our management team, comprising our executive officers and directors, have experience in management and serving on the boards of directors in public companies and international companies. We will leverage their relevant experience to search and evaluate business combination targets, perform due diligence and provide post business combination value-add capabilities.

We believe that this combination of extensive relationships and expertise will make us a preferred partner for and allow us to source high-quality business combination targets. However, none of our management team is obligated to remain with the company after an acquisition transaction, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.

Our Investment Focus and Value-Creation Strategy

We intend to leverage our management team’s combined expertise in cross-border operations, capital markets, and transformational leadership to identify and partner with a company positioned for accelerated growth through access to U.S. public markets.

While we may evaluate opportunities across multiple sectors and geographies, we are particularly interested in companies where our team’s specific experience can serve as a catalyst for value creation. We believe our competitive edge lies in identifying businesses that can benefit from one or more of the following:

Cross-Border Optimization: Target businesses with established operations in international markets that seek to enhance their global profile, corporate governance, and access to capital through a U.S. listing. We believe our team’s on-the-ground experience and networks can facilitate this complex transition.

Operational Enhancement and Scale: Companies with proven business models and strong unit economics that require strategic guidance, M&A execution capability, or operational expertise to scale efficiently. Members of our team have direct experience in growing revenues, improving profitability, and integrating acquisitions at both public and private companies.

Corporate Transformation and Governance: Businesses at an inflection point that would benefit from the strategic oversight, public company readiness, and capital allocation discipline that our directors and officers have implemented throughout their careers.

We will seek a target that we believe can achieve a public market valuation significantly higher than its private market valuation, with the trust capital serving as a foundation for growth. Our goal is not merely to complete a transaction, but to build a long-term partnership that creates sustainable shareholder value.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management may deem relevant.

In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the U.S. Securities and Exchange Commission (the “SEC”).

We will either (i) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for cash from the trust account equal to their pro rata portion of the aggregate amount then on deposit in the trust account (net of income taxes payable and up to $100,000 for liquidation expenses) or (ii) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of income taxes payable and up to $100,000 for liquidation expenses), in each case subject to the limitations described herein. Notwithstanding the foregoing, our founders have agreed, pursuant to written letter agreements with us, not to convert any ordinary shares held by them into their pro rata portion of the aggregate amount then on deposit in the trust account. The decision as to whether we will seek shareholder approval of our proposed business combination or allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we will have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to the tender offer rules of the SEC. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules.

We will have until 12 months from the closing of this offering to consummate an initial business combination. If we anticipate that we may not be able to consummate our initial business combination within 12 months from the closing of the offering, we may, but are not obligated to, extend the period of time to consummate a business combination two times by an additional three months each time (for a total of up to 18 months to complete a business combination), provided that our Sponsor or its designee must deposit into the trust account for each three-month extension $750,000, or $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $1,500,000, or $1,725,000 if the underwriters’ over-allotment option is exercised in full, on or prior to the date of the applicable deadline. Our public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 12 months to up to 18 months described above or redeem their shares in connection with such extensions. If we are unable to consummate our initial business combination within such time period, unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes, and then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

If we are unable to consummate our initial business combination within this time period, we will liquidate the trust account and distribute the proceeds held therein to our public shareholders by way of redeeming their shares and dissolve. If we are forced to liquidate, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of income taxes payable). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. In the event of our liquidation and subsequent dissolution, the public warrants will expire and will be worthless.

If we cannot complete our initial business combination within the 12-month period, we may seek to further amend our then-existing second amended and restated memorandum and articles of association to extend the time period under which we may complete our initial business combination beyond 18 months. If we do not complete our initial business combination within the 18-month period, while we do not currently intend to seek shareholder approval to amend our second amended and restated memorandum and articles of association to extend the amount of time we will have to consummate an initial business combination, we may elect to do so in the future. There is no limit on the number of extensions that we may seek. As provided in our second amended and restated memorandum and articles of association, our second amended and restated memorandum and articles of association may be amended if approved by holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution, and that our public shareholders shall be provided with the opportunity to redeem their public shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of income taxes payable and up to $100,000 for liquidation expenses), divided by the number of then issued and outstanding public shares. If we determine not to extend, or fail to obtain shareholder approval to extend the time period to consummate our initial business combination, and the time to consummate our initial business combination expires, the founder shares, including those held by our Sponsor, will be worthless. For more details of consequences to our Sponsor if we do not complete a business combination timely or fail to extend the period under which we must complete a business combination, see “Proposed Business — Automatic Liquidation of Trust Account if No Business Combination”.

Pursuant to the Nasdaq listing rules, our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Our board of directors will have broad discretion in choosing the standard used to establish the fair market value of any prospective target business. The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of the trust account balance. We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of the balance of the trust account unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our shareholders from a financial point of view unless the target is affiliated with our officers, directors, founders or their affiliates.

We currently anticipate structuring our initial business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such target business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test.

Other SPAC Involvement

 Our Chief Executive Officer, Iris Zhao, previously served as Chief Operating Officer of Mars Acquisition Corp., a blank check formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On February 16, 2023, the company consummated its initial public offering of 6,900,000 units, including 900,000 additional Units issued pursuant to the full exercise by the underwriter of its over-allotment option. Each Unit consists of one ordinary share, par value $0.000125 per share, of the Company (the “Ordinary Shares”) and one right to receive two-tenths (2/10) of one Ordinary Share (the “Rights”) upon the consummation of the Company’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $69,000,000. On September 5, 2023, the company entered into a Business Combination Agreement (the “Business Combination Agreement”) with (i) ScanTech AI Systems Inc., a Delaware corporation and a wholly owned subsidiary of the company, (ii) Mars Merger Sub I Corp., a Cayman Islands exempted company and a wholly owned subsidiary of the company, (iii) Mars Merger Sub II LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco, (iv) ScanTech Identification Beam Systems, LLC, a Delaware limited liability company, and (v) Dolan Falconer in the capacity as the representative from and after the Effective Time for the Company Holders as of immediately prior to the Effective Time.

Iris Zhao, our Chief Executive Officer and a director, has served as Chief Executive Officer of Gravity Acquisition Corp., a Cayman Islands blank check company, since January 23, 2026. Mingjie Zhao, our Chairman of the Board and independent director nominee, has been named as an independent director nominee of Gravity Acquisition Corp. Gravity Acquisition Corp. has filed a registration statement for a proposed initial public offering of $250,000,000 and had not completed that offering as of the date of this prospectus. Gravity Acquisition Corp. has not identified a target business and, like us, may pursue a business combination in any industry or geographic location. Accordingly, Ms. Zhao and Mr. Zhao may become subject to conflicting duties in allocating business combination opportunities between us and Gravity Acquisition Corp. See “Management — Conflicts of Interest.”

Our Sponsor, MNBS Holdings LLC, was formed solely to sponsor this offering and has not previously sponsored any other special purpose acquisition company. Ms. Zhao is, however, the sole manager of our Sponsor and has sole voting and dispositive power over the founder shares held by our Sponsor. Neither our Sponsor, MNBS Holdings LLC, nor MNBS Smart Ltd. or Mohammad Norasffandy Bin Salhee or Shanchun Huang has previously organized, or is currently involved in, any other special purpose acquisition company. Other than as described above, none of our officers or director nominees has experience in organizing, or is currently involved in, any other special purpose acquisition company. For more information about the conflicts of interest that may arise from these relationships, see "Management — Conflicts of Interest".

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the private placement of private placement warrant packages, our share capital, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the private placement of private placement warrant packages are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various U.S. Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our officers, directors, founders and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, share exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible business combination with our company.

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings which will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their respective affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, special advisors or founders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction). If we decide to enter into a business combination with a target business that is affiliated with our officers, directors or founders, we will do so only if we have obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there is no affiliated entity that we consider a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business has a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses.

We believe such factors will be important in evaluating prospective target businesses, regardless of the location or industry in which such target business operates. However, this list is not intended to be exhaustive. Furthermore, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure a business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital of a target. In this case, we could acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, only the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, assuming that we obtain and maintain a listing for our securities on Nasdaq. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund-raising arrangement and have no current intention of doing so. The fair market value of the target business will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business we are seeking to acquire, as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq. If Nasdaq delists our securities from trading on its exchange after this offering, we would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

●	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

●	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full-time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, our officers and directors may not have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for cash from the trust account equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of income taxes payable) or (2) provide our public shareholders with the opportunity to sell their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of income taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, our founders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender any or all of his, her or its public shares rather than some pro rata portion of his, her or its shares. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us based on a variety of factors such as the timing of the transaction, or whether the terms of the transaction would otherwise require us to seek shareholder approval. If we so choose and we are legally permitted to do so, we have the flexibility to avoid a shareholder vote and allow our shareholders to sell their shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act which regulate issuer tender offers. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that following a business combination we would avoid being subject to Rule 419 promulgated under the Securities Act. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares converted or sold to us) and may force us to seek third-party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) in order to be able to receive a pro rata share of the trust account.

Our founders have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination. Assuming the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market, the holders of our founder shares, together with Maxim, collectively represent approximately 27.18% of issued and outstanding ordinary shares on a converted basis (including, and assuming the voting in favor of, the representative shares). As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to our founder shares, we would need an additional 933,334 public shares to vote in order to obtain a quorum which will be, pursuant to the second amended and restated memorandum and articles of association that we will adopt immediately prior to or upon the effectiveness of this prospectus, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or (ii) assuming all issued and outstanding shares are present and voted, we need an additional 2,350,001, or approximately 31.33%, of the 7,500,000 public shares sold in this offering to be voted in favor of a transaction.

Permitted Purchases of our Securities

In the event we seek shareholder approval of our business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our founders, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or warrants our Sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our ordinary shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our founders or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. None of the funds in the trust account will be used to purchase shares in such transactions prior to completion of our initial business combination.

Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing our securities during certain blackout periods when they are in possession of any material non-public information and (ii) clear all trades of company securities with a compliance officer prior to execution. We cannot currently determine whether our founders, officers and directors will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our founders, officers and directors may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our Sponsor, directors, officers, advisors or their affiliates anticipate that they may identify the shareholders with whom our Sponsor, directors, officers, advisors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our Sponsor, directors, officers, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our Sponsor, directors, officers, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our Sponsor, directors, officers, advisors or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) of, and Rule 10b-5 under, the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our Sponsor, directors, officers, advisors or their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Conversion/Tender Rights

At any meeting called to approve an initial business combination, public shareholders may seek to redeem their public shares, regardless of whether they vote for or against, or abstain from voting on, the proposed business combination, for cash from the trust account equal to pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid. Notwithstanding the foregoing, our founders have agreed, pursuant to written letter agreements with us, not to convert any public shares held by them into their pro rata share of the aggregate amount then on deposit in the trust account. The redemption rights will be effected under our second amended and restated memorandum and articles of association and Cayman Islands law as redemptions. If we hold a meeting to approve an initial business combination, a holder will always have the ability to vote against a proposed business combination and not seek conversion of his shares.

Alternatively, if we engage in a tender offer, each public shareholder will be provided the opportunity to sell his public shares to us in such tender offer. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their public shares to us in the tender offer or remain an investor in our company.

Our initial shareholders, officers and directors and the at-risk capital investors will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to this offering or purchased by them in this offering or in the aftermarket.

We may also require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, at any time at or prior to the vote on the business combination. Once the shares are converted by the holder, and effectively redeemed by us under Cayman Islands law, the transfer agent will then update our Register of Members to reflect all conversions. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such delivery requirements. Accordingly, a shareholder will have from the time our proxy statement is mailed through the vote on the business combination to deliver his shares if he wishes to seek to exercise his redemption rights. Under our second amended and restated memorandum and articles of association, we are required to provide at least 10 days’ advance notice of any shareholder meeting, which would be the minimum amount of time a shareholder would have to determine whether to exercise redemption rights. As a result, if we require public shareholders who wish to convert their ordinary shares into the right to receive a pro rata portion of the funds in the trust account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their shares for conversion. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain our securities when they otherwise would not want to.

There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $120 and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether we require holders seeking to exercise redemption rights. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise redemption rights to deliver their shares prior to the consummation of the proposed business combination and the proposed business combination is not consummated, this may result in an increased cost to shareholders.

Any request to convert or tender such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or expiration of the tender offer. Furthermore, if a holder of a public share delivered his certificate in connection with an election of their conversion or tender and subsequently decides prior to the vote on the business combination or the expiration of the tender offer not to elect to exercise such rights, he may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion or tender rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Automatic Liquidation of Trust Account if No Business Combination

If we do not complete a business combination within 12 months from the consummation of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), it will trigger our automatic winding up, liquidation and subsequent dissolution pursuant to the terms of our second amended and restated memorandum and articles of association. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Act. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, liquidation and subsequent dissolution. If we are unable to consummate our initial business combination within such time period, we will, as promptly as possible but not more than ten (10) business days thereafter, redeem 100% of our issued and outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay our taxes, then seek to liquidate and dissolve. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders. In the event of our liquidation and subsequent dissolution, our warrants will expire and will be worthless.

The amount in the trust account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, we are able to pay our debts as they fall due in the ordinary course of business. If we are forced to liquidate the trust account, we anticipate that we would distribute to our public shareholders the amount in the trust account calculated as of the date that is two (2) days prior to the distribution date (including any accrued interest net of income taxes payable). Prior to such distribution, we would be required to assess all claims that may be potentially brought against us by our creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over our public shareholders with respect to amounts that are owed to them. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable.

Each of our initial shareholders, our officers and directors and the at-risk capital investors have agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the founder shares, private placement warrant packages and representative shares and to vote their founder shares in favor of any dissolution and plan of distribution which we submit to a vote of shareholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price from the trust account would be $10.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public shareholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Our Sponsor has agreed that, if we liquidate the trust account prior to the consummation of a business combination, they will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account and only if such parties have not executed a waiver agreement. However, we cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.00 due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Facilities

We maintain our principal executive office at 3148 Charlotte Ave, Rosemead, CA 91770-2504.

Employees

We have two executive officers: Iris Zhao serves as our Chief Executive Officer, and Shihao Liu serves as our Chief Financial Officer. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote such amount of time as they reasonably believe is necessary to our business (which could range from only a few hours a week while we are trying to locate a potential target business to a majority of their time as we move into serious negotiations with a target business for a business combination). We do not intend to have any full-time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, ordinary shares, and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective target business as part of any proxy solicitation sent to shareholders to assist them in assessing the target business. In all likelihood, the financial information included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. The financial statements may also be required to be prepared in accordance with U.S. GAAP for the Form 8-K announcing the closing of an initial business combination, which would need to be filed within four business days thereafter. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have the necessary financial information. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business.

We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an emerging growth company as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. We will remain such for up to five years. However, if our non-convertible debt issued within a three-year period or our total revenues exceed $1.235 billion or the market value of our ordinary shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we have elected, under Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our officers or directors in their capacity as such, and we and our officers and directors have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

Enforceability of Civil Liabilities

There are enforcement risks related to civil liabilities due to a majority of our executive officers and directors being located outside the United States. Our Chief Executive Officer and director, Iris Zhao, is located in Dubai, United Arab Emirates; our Chief Financial Officer and director nominee, Shihao Liu, is located in Hong Kong; our independent director nominee, Sam Tan, is located in Australia; and our Chairman of the Board and independent director nominee, Mingjie Zhao, and our independent director nominee, Francis A. Braun III, are located in the United States. Of our officers and directors, only Shihao Liu is located in China or Hong Kong, and none is located in mainland China. In addition, Iris Zhao and Mingjie Zhao have significant ties to China, as described under “Risk Factors — Risks Related to Operations in Certain Jurisdictions.”

As a result, it may be difficult, costly, materially delayed or in some cases not possible for investors to effect service of process within the United States upon us or upon those persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

Service of process. Service of process on a person located in Hong Kong may generally be effected only through a Hong Kong solicitor or other local agent, or through the Central Authority designated under the Hague Service Convention, and service on a person located in mainland China must be effected through the Ministry of Justice of the PRC, a process that commonly takes six months to a year or longer, may be refused on sovereignty or security grounds and carries no assurance that service will ultimately be effected.

Enforcement of judgments; absence of treaties or reciprocity. Neither Hong Kong nor the PRC has entered into a treaty or other form of written arrangement with the United States providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, and no established reciprocity exists. A United States money judgment may be enforced in Hong Kong only by commencing a fresh action at common law on the judgment, which is subject to conditions and defenses (including that the judgment be final and for a definite sum and not penal or for multiple damages) that do not arise in a purely domestic action. Under the PRC Civil Procedure Law, PRC courts may recognize and enforce a foreign judgment only on the basis of a treaty or reciprocity and may refuse to do so where the judgment would violate the basic principles of PRC law or PRC sovereignty, security or public interest, and PRC courts have recognized United States civil judgments only in isolated instances. There is also uncertainty as to whether an original action predicated on the civil liability provisions of the U.S. federal securities laws could be brought, or would be entertained, in the courts of Hong Kong or the PRC.

Procedural difficulties, delays and costs. Litigation in Hong Kong and the PRC involves procedures, evidentiary rules and timetables that differ materially from those in the United States, including the absence of United States-style pretrial discovery, PRC restrictions on the cross-border provision of evidence and data to foreign courts, and translation requirements, and an investor would be required to retain local counsel in each relevant jurisdiction; the resulting costs, delays and uncertainty may be prohibitive relative to the amount at stake for an individual investor. It is also possible that, following our initial business combination, a majority of our directors and officers will reside outside the United States and all or substantially all of our assets will be located outside the United States.

See “Risk Factors — Upon the effectiveness of this prospectus, certain of our executive officers and directors will be located outside the United States. After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States. Therefore, investors may not be able to enforce federal securities laws or their other legal rights.” See also “Enforceability of Civil Liabilities,” which describes in more detail the procedural, jurisdictional and cost-related limitations on service of process and on the enforcement of United States judgments in Hong Kong and the PRC.

Comparison to Offerings of Blank Check Companies Subject to Rule 419

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering because we will be listed on a national securities exchange, we will have net tangible assets in excess of $5,000,001 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact.

	Terms of the Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$75,000,000 (or $86,250,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private placement warrant packages will be deposited into a trust account in the United States, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$67,072,500 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	The $75,000,000 (or $86,250,000 if the underwriters’ over-allotment option is exercised in full) of the net offering proceeds and proceeds from the sale of the private placement warrant packages held in trust will only be invested in United States government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting the applicable conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and that invest solely in United States government treasuries.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in our trust account (excluding any taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. We will not be required to comply with the 80% fair market value requirement if we are delisted from Nasdaq.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares, warrants and rights comprising the units are expected to begin to be traded separately on the 52nd business day after the date of this prospectus unless Maxim informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization and blank check companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering.	No trading of the units or the underlying securities would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will either (1) give our shareholders the opportunity to vote on the business combination or (2) provide our public shareholders with the opportunity to sell their public shares to us in a tender offer for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account less taxes payable. If we hold a meeting to approve a proposed business combination, we will send each shareholder a proxy statement containing information required by the SEC. Under our second amended and restated memorandum and articles of association, we must provide at least 10 days advance notice of any meeting of shareholders. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether to exercise their rights to convert their shares into cash at such a meeting or to remain an investor in our company. Alternatively, if we do not hold a meeting and instead conduct a tender offer, we will conduct such tender offer in accordance with the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as we would have included in a proxy statement. The tender offer rules require us to hold the tender offer open for at least 20 business days. Accordingly, this is the minimum amount of time we would need to provide holders to determine whether they want to sell their shares to us in the tender offer or remain an investor in our company.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline	Pursuant to our second amended and restated memorandum and articles of association, if we do not complete an initial business combination within 12 months from the consummation of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus, provided that our Sponsor or designee must deposit into the trust account for each three months extension, $750,000, or $862,500 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share in either case), up to an aggregate of $1,500,000 or $1,725,000 if the underwriters’ over-allotment option is exercised in full, on or prior to the date of the applicable deadline), it will trigger our automatic winding up, liquidation and subsequent dissolution.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Interest earned on the funds in the trust account	There can be released to us, from time to time any interest earned on the funds in the trust account that we may need to pay our tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our entry into liquidation upon failure to effect a business combination within the allotted time.	All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

Release of funds	Except for interest earned on the funds held in the trust account that may be released to us to pay our tax obligations, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination (in which case, the proceeds released to us will be net of the funds used to pay converting or tendering shareholders, as the trustee will directly send the appropriate portion of the amount held in trust to the converting or tendering shareholders at the time of the business combination) and the liquidation of our trust account upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Officers and Directors

Our officers and directors are as follows:

Name	Age	Title
Iris Zhao	37	Chief Executive Officer, Director
Shihao Liu	31	Chief Financial Officer, Director Nominee
Mingjie Zhao	61	Chairman of the Board, Independent Director Nominee
Francis A. Braun III	65	Independent Director Nominee
Sam Tan	43	Independent Director Nominee

Number, Terms of Office and Election of Officers and Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Board of Directors will consist of five members. The term of office of each director will expire at our first annual general meeting. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.

Our officers are elected by the Board of Directors and serve at the discretion of the Board of Directors, rather than for specific terms of office. Our Board of Directors is authorized to appoint persons to the offices set forth in our second amended and restated memorandum and articles of association as it deems appropriate. Our second amended and restated memorandum and articles of association provides that our officers may consist of a Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board of Directors.

Holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our second amended and restated memorandum and articles of association may only be amended by a resolution passed by holders of at least two-thirds of our ordinary shares who are eligible to vote and attend and vote in a general meeting our shareholders.

Director Independence

The Nasdaq listing standards require that a majority of our Board of Directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have three “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our board has determined that Francis A. Braun III, Sam Tan and Mingjie Zhao are independent directors under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers or directors have received any cash compensation for services rendered to us, except that prior to this offering, our Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director, and (ii) an aggregate of 147,000 founder shares to our three independent director nominees (63,000 to Mingjie Zhao, who will also serve as Chairman of the Board, and 42,000 each to Francis A. Braun III and Sam Tan), all for nominal cash consideration prior to the closing of this offering. Our Chief Financial Officer, Shihao Liu, did not receive any founder shares.

Commencing on the effective date of this registration statement through the earlier of consummation of our initial business combination and our liquidation, we will pay our Sponsor a total of $10,000 per month for office space, administrative and support services. Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review all payments that were made to our Sponsor, officers, directors or our or their affiliates. Prior to the closing of this offering, our Sponsor has agreed to loan us up to $500,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of the date on which we determine not to conduct an initial public offering of our securities or the closing of this offering. These loans will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time such materials are distributed, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined by a compensation committee constituted solely by independent directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Family Relationships

Shanchun Huang, who holds a 24.1% membership interest in our sponsor, MNBS Holdings LLC, is the spouse of Iris Zhao, our Chief Executive Officer. Other than the foregoing, there are no family relationships among any of our directors, executive officers or the members of our sponsor.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Board of Directors will have two standing committees: an audit committee and a compensation committee. Each committee will operate under a charter that will be adopted by our board and has the composition and responsibilities described below. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We will establish an audit committee of the Board of Directors upon the effectiveness of the registration statement of which this prospectus forms a part. The members of our audit committee will be Sam Tan, Francis A. Braun III and Mingjie Zhao. Francis A. Braun III will serve as chairman of the audit committee.

Each member of the audit committee is financially literate and our Board of Directors has determined that Mr. Braun and Sam Tan each qualify as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We will establish a compensation committee of the Board of Directors upon the effectiveness of the registration statement of which this prospectus forms a part. The members of our compensation committee will be Sam Tan, Francis A. Braun III and Mingjie Zhao. Mingjie Zhao will serve as chairman of the compensation committee. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Founder Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or board of directors of another entity, one of whose executive officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose executive officers served on our Board of Directors.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders).

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. We have filed a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our second amended and restated memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

A director may, subject to any separate requirement for audit committee approval under applicable law, the second amended and restated memorandum and articles of association or the Nasdaq Stock Market Listing Rules, or disqualification by the chairman of the relevant board meeting, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Members of our management team may become an officer or director of another special purpose acquisition company with a class of securities registered under the Exchange Act even before we have entered into a definitive agreement regarding our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	Each of our officers and directors may have in the future additional, fiduciary or contractual obligations to other entities, including any other special purpose acquisition company with a class of securities registered under the Exchange Act, even before we enter into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within the prescribed timeline. In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see “— Officers and Directors.”

●	Our Sponsor, officers and directors have agreed to waive their redemption rights with respect to our founder shares and public shares in connection with the consummation of our initial business combination. Additionally, our Sponsor, officers and directors have agreed (and any other purchasers of our founder shares will agree) to waive their redemption rights with respect to their founder shares if we fail to consummate our initial business combination within 12 months after the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time). If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrant packages held in the trust account will be used to fund the redemption of our public shares, and the warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our Sponsor until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement warrant packages and the ordinary shares underlying such warrants will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of our initial business combination. Since our Sponsor, officers and directors may directly or indirectly own ordinary shares, warrants and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Our directors and officers may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

●	The founders’ shares beneficially owned by our founders, officers and directors and the private placement warrant packages purchased by our Sponsor, and any rights which our officers or directors may purchase in the aftermarket, will expire worthless if a business combination is not consummated. This is because the holders will not receive liquidation distributions from the trust account with respect to any of the founders’ shares or warrants.

●	Our founders, officers and directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our founders, officers and directors or their affiliates or designees to finance transaction costs in connection with an intended initial business combination. Up to $500,000 of such loans may be convertible into working capital packages at a price of $1.00 per private placement warrant package at the option of the lender. Such working capital packages would be identical to the private placement warrant packages sold in the private placement.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Iris Zhao	Future Fintech Group, Inc.	Financial Services	Chief Investment Officer
Mingjie Zhao	Shineco, Inc.	Medical Products	Chairman
	Future FinTech Group, Inc.	Financial Services	Director
	Hua Yang, Inc.	Real Estate Development	Director
Sam Tan	FSR Group Pte Ltd (Singapore) Blocktrade SA (Luxembourg) BioNexus Gene Lab Corp	Financial Services Cryptocurrency Exchange Healthcare	Director & Owner Director & Owner Chief Executive Officer
Shihao Liu	Cornerstone Financial Holdings Limited	Financial Services	Director
Francis A. Braun III	Stout	Financial Services	Senior Advisor
	CrossCountry Consulting	Financial Services	Advisory Council
	SHF Holdings, Inc.	Financial Services	Chair of the Audit Committee
	Polaryx Therapeutics, Inc. Crown Bank	Healthcare Financial Services	Chair of the Audit Committee Chair of the Audit Committee

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire or an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In the event that we submit our initial business combination to our public shareholders for a vote, our Sponsor, officers and directors have agreed, pursuant to the terms of a letter agreement entered into with us, to vote any founder shares held by them (and their permitted transferees will agree) and any public shares purchased during or after the offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our second amended and restated memorandum and articles of association, we may indemnify, among other persons, our directors and officers from and against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities which they or any of them incurred or sustained in or about the conduct of the Company’s business or affairs or in the execution or discharge of their or any of their duties, powers, authorities or discretions, except such (if any) as they shall incur or sustain through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus (before the offering), and as adjusted to reflect the sale of ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering and assuming the exercise in full of the underwriters’ over-allotment option), by: (i) each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Class A Ordinary Shares				Class B Ordinary Shares (Founder Shares)				Total Voting Shares
Name and Address of	Before Offering		After Offering(6)		Before Offering(7)		After Offering(8)		Before Offering		After Offering(9)
Beneficial Owner(1)	#	%	#	%	#	%	#	%	#	%	#	%
Principal Shareholders (5% or more)
MNBS Holdings LLC(2)(3)	—	—	—	—	2,518,000	87.6%	2,518,000	87.6%	2,518,000	87.6%	2,518,000	21.3%
Directors and Executive Officers
Iris Zhao, Chief Executive Officer and Director(4)	—	—	—	—	2,728,000	94.9%	2,728,000	94.9%	2,728,000	94.9%	2,728,000	23.0%
Mingjie Zhao, Chairman of the Board and Independent Director Nominee(5)	—	—	—	—	63,000	2.2%	63,000	2.2%	63,000	2.2%	63,000	*
Shihao Liu, Chief Financial Officer and Director Nominee	—	—	—	—	—	—	—	—	—	—	—	—
Francis A. Braun III, Independent Director Nominee(5)	—	—	—	—	42,000	1.5%	42,000	1.5%	42,000	1.5%	42,000	*
Sam Tan, Independent Director Nominee(5)	—	—	—	—	42,000	1.5%	42,000	1.5%	42,000	1.5%	42,000	*
All directors and executive officers as a group (5 individuals)	—	—	—	—	2,875,000	100%	2,875,000	100%	2,875,000	100%	2,875,000	24.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals listed is c/o MNBS Acquisition Corp., a Cayman Islands exempted company, 3148 Charlotte Ave, Rosemead, California 91770-2504.

(2)	Reflects founder shares held of record by MNBS Holdings LLC, our Sponsor. The “Before Offering” Class B column reflects 2,518,000 founder shares held by the Sponsor after the transfer of an aggregate of 357,000 founder shares to our officers and director nominees, assuming the full exercise of the underwriters’ over-allotment option and no forfeiture of founder shares, and including the up to 600,000 founder shares that at-risk capital investors may subscribe for, as described in footnote (3). This table assumes that the at-risk capital investors do not purchase any private placement warrant packages and do not subscribe for any founder shares, so the “After Offering” Class B column also reflects 2,518,000 founder shares held by the Sponsor. If the at-risk capital investors were to purchase 500,000 private placement warrant packages and subscribe for the related 600,000 founder shares, the Sponsor would hold 1,918,000 founder shares after this offering. If the underwriters’ over-allotment option is not exercised, the Sponsor will be required to forfeit up to 375,000 founder shares for cancellation. The members of MNBS Holdings LLC are Shanchun Huang, a citizen of Malta and resident of the United Kingdom, with principal address at 40 Savoy House, London, UK, who owns approximately 24.1% of the membership interests in our Sponsor, and MNBS Smart Ltd., a British Virgin Islands company, with principal address at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson’s Ghut, Tortola, BVI, owns approximately 75.9% of the membership interests in our Sponsor, and which wholly owned by Mohammad Norasffandy Bin Salhee, a citizen and resident of Malaysia, with principal address at Lot 5702 Desa Pujut, Permyjaya Tudan, Lutong, 98100 Miri, Sarawak, Malaysia, Shanchun Huang and MNBS Smart Ltd. are non-managing members of our Sponsor with no voting or dispositive power over these shares, and Shanchun Huang, MNBS Smart Ltd. and Mohammad Norasffandy Bin Salhee disclaim beneficial ownership of these shares except to the extent of their economic interest therein.

(3)	Before this offering, the table attributes to the Sponsor the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for, on a proportionate basis (1.2 founder shares for each private placement warrant package purchased), because the identity of those investors and the final allocation have not yet been determined and no such founder shares have been transferred as of the date of this prospectus. This table assumes that the at-risk capital investors do not purchase any private placement warrant packages and do not subscribe for any founder shares; the 600,000 founder shares therefore remain included in the Sponsor’s totals in both the “Before Offering” and “After Offering” columns. If the at-risk capital investors later subscribe, those founder shares would be transferred by the Sponsor and excluded from the Sponsor’s and the directors’ and officers’ group totals to that extent. The at-risk capital investors are not officers or directors of the Company and are not presented as a separate line in this table. The Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors and will retain the associated founder shares to the extent those packages are not purchased.

(4)	Represents founder shares beneficially owned by Iris Zhao. Ms. Zhao is the sole manager of MNBS Holdings LLC and has sole voting and dispositive power over the founder shares held of record by the Sponsor. The “Before Offering” Class B column includes (i) 2,518,000 founder shares held of record by the Sponsor (including the up to 600,000 founder shares described in footnote (3)) and (ii) 210,000 founder shares transferred to Ms. Zhao by the Sponsor prior to this offering. The “After Offering” Class B column includes (i) 2,518,000 founder shares held of record by the Sponsor, and (ii) the same 210,000 founder shares transferred to Ms. Zhao. This table assumes that the at-risk capital investors do not subscribe for any founder shares. If they were to subscribe for all 600,000 founder shares described in footnote (3), Ms. Zhao would beneficially own 2,128,000 founder shares after this offering. The 2,518,000 founder shares held of record by the Sponsor are also shown on the Sponsor line and are counted only once in the group total. See “Proposed Business — Our Founders and Management.”

(5)	The founder shares (Class B ordinary shares) shown for our officers and director nominees give effect to the transfers of founder shares from the Sponsor to those individuals, which occurred prior to this offering and are reflected in both the “Before Offering” and “After Offering” columns.

(6)	The “After Offering” Class A percentage is based on 8,970,000 Class A ordinary shares issued and outstanding immediately following the consummation of this offering, assuming the full exercise of the underwriters’ over-allotment option, comprised of: (i) 7,500,000 Class A ordinary shares sold in this offering; (ii) 1,125,000 additional Class A ordinary shares sold upon full exercise of the over-allotment option; and (iii) 345,000 representative shares issued to Maxim Group LLC, as representative of the underwriters, for no additional consideration. If the over-allotment option is not exercised, the total Class A ordinary shares outstanding would be 7,800,000, comprised of: (i) 7,500,000 Class A ordinary shares sold in this offering; and (ii) 300,000 representative shares issued to the representative of the underwriters. No Class A ordinary shares are outstanding prior to the consummation of this offering; accordingly, no “Before Offering” percentage is presented for Class A ordinary shares.

(7)	The “Before Offering” Class B percentage is based on 2,875,000 Class B ordinary shares (founder shares) issued and outstanding immediately prior to the consummation of this offering, comprised of 2,518,000 founder shares held by the Sponsor (including the up to 600,000 founder shares described in footnote (3)) and 357,000 founder shares held by our officers and director nominees, in each case assuming the full exercise of the underwriters’ over-allotment option and no forfeiture of founder shares.

(8)	The “After Offering” Class B percentage is based on 2,875,000 Class B ordinary shares issued and outstanding immediately following the consummation of this offering, assuming the full exercise of the underwriters’ over-allotment option and no forfeiture. This table assumes that the at-risk capital investors do not subscribe for any founder shares, so the directors and officers as a group beneficially own all 2,875,000 Class B ordinary shares after this offering. If 600,000 founder shares were transferred to at-risk capital investors as described in footnote (3), the group would beneficially own 2,275,000 founder shares, or 79.1% of the Class B ordinary shares, after this offering.

(9)	The “After Offering” Total Voting Shares percentage is based on 11,845,000 total ordinary shares (Class A and Class B combined) issued and outstanding immediately following the consummation of this offering, assuming the full exercise of the underwriters’ over-allotment option, comprised of 8,970,000 Class A ordinary shares and 2,875,000 Class B ordinary shares.

Immediately after this offering, the founder shares will represent 25% of our issued and outstanding shares (not including the ordinary shares underlying the private placement warrants and the representative shares, any ordinary shares underlying working capital packages issued upon conversion of working capital loans and any ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). None of our founders, officers and directors has indicated to us that they intend to purchase securities in this offering. Because of the ownership block held by our founders, such individuals may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

All of the founder shares issued and outstanding prior to the date of this prospectus will not be transferred, assigned, or sold until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up. Up to 375,000 of the founder shares may also be released from the lock-up earlier than this date for surrender for no consideration and cancellation depending on the extent to which the over-allotment option is not exercised in full as described above. The at-risk capital investors that subscribe for founder shares will be subject to the same transfer restrictions with respect to those founder shares. The private placement warrant packages (including the underlying securities) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination, except with respect to permitted transferees as described in this prospectus. We refer to such transfer restrictions throughout this prospectus as the lock-up.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (i) for transfers to our officers, directors or their respective affiliates (including for transfers to an entity’s members upon its liquidation), (ii) to relatives and trusts for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order, (v) by certain pledges to secure obligations incurred in connection with purchases of our securities, (vi) by private sales made at or prior to the consummation of a business combination at prices no greater than the price at which the shares were originally purchased or (vii) to us for no value for cancellation in connection with the consummation of our initial business combination. If we are unable to effect a business combination and liquidate the trust account, none of our founders will receive any portion of the liquidation proceeds with respect to their founder shares.

Of such private placement warrant packages, the at-risk capital investors may purchase up to 500,000 private placement warrant packages at a price of $1.00 per private placement warrant package, regardless of whether the underwriters’ over-allotment option is exercised. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. The final allocation of such private placement warrant packages among the third-party investors has not yet been determined and if such purchases are made will be made on a strictly best-efforts basis. Our Sponsor has agreed to purchase all of the 500,000 private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price.

Each private placement warrant package will consist of one private placement warrant and one private placement right and will not include any ordinary shares. Each private placement warrant will be identical to the public warrants sold in this offering, and each private placement right will be identical to the rights included in the units sold in this offering, except that (i) the private placement warrants will not be redeemable by us, (ii) the private placement warrants may be exercised by the holders on a cashless basis and (iii) the private placement warrant packages and their underlying securities may not, subject to certain limited exceptions, be transferred, assigned or sold by our initial shareholders or the at-risk capital investors until 30 days after the completion of our initial business combination. The private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants, and the ordinary shares issuable upon exchange of the private placement rights are entitled to registration rights. We refer to these packages throughout this prospectus as the “private placement warrant packages.” Our Sponsor, our officers and directors and the at-risk capital investors have agreed not to transfer, assign or sell any of the private placement warrant packages or the underlying securities (with certain exceptions) until 30 days after the completion of our initial business combination.

Furthermore, the Sponsor and the at-risk capital investors have agreed (A) to vote any founder shares and any public shares held by them in favor of any proposed initial business combination, (B) not to propose, or vote in favor of, an amendment to our second amended and restated memorandum and articles of association that would prevent our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote, (C) not to redeem any shares into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares held by them shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The purchasers of the private placement warrant packages have also agreed not to transfer, assign or sell any of the private placement warrant packages or underlying securities (except to the permitted transferees as described herein) until 30 days after the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering or to extend our life, our founders, officers and directors or their affiliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital packages at a price of $1.00 per private placement warrant package in addition to the convertible notes in connection with the potential extensions. Our shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If we do not complete a business combination, the loans will not be repaid.

Our Sponsor and our executive officers and directors are deemed to be our “promoters,” as that term is defined under the Federal securities laws.

Restrictions on Transfers of Founder Shares and Private Placement Warrant Packages

The founder shares, private placement warrant packages, working capital packages, and any underlying securities are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our founders. Those lock-up provisions provide (i) in the case of founder shares, not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination (notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up), and (ii) in the case of private placement warrant packages, underlying securities and any working capital packages that may be issued upon the conversion of the working capital loans and underlying securities, until 30 days after the completion of our initial business combination, except for transfers (i) among the founders or to the Company’s founders’ members, officers, directors, consultants or their affiliates, (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a business combination, (vii) in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased, (viii) in the event of the Company’s liquidation prior to its consummation of an initial business combination or (ix) in the event that, subsequent to the consummation of an initial business combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Registration Rights

The holders of the founder shares issued and outstanding on the date of this prospectus, the private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, and any private placement warrants (and ordinary shares issuable upon exercise thereof or upon exchange of related private placement rights) that may be issued to our Sponsor, officers, directors or their affiliates or designees in payment of working capital loans made to us, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from the lock-up. The holders of a majority of the private placement warrants (and the underlying ordinary shares), including any private placement warrants issued upon conversion of working capital loans, including loans to extend our life, can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. The representative shares are being registered in the registration statement of which this prospectus forms a part and will not be granted additional registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN TRANSACTIONS

On February 23, 2026, our Sponsor purchased, and we issued to the Sponsor, an aggregate of 2,875,000 Class B ordinary shares, par value $0.0001 per share, or “founder shares,” for an aggregate purchase price of $25,000. The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares at the time of our initial business combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment as provided herein and in our second amended and restated memorandum and articles of association. Prior to this offering, our Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Our Sponsor will transfer an additional number of founder shares to the at-risk capital investors depending on the number of private placement warrant packages subscribed for by such at-risk capital investors (as described above).

If the underwriters do not exercise all or a portion of their over-allotment option, our founders have agreed that up to an aggregate of 375,000 founder shares in proportion to the portion of the over-allotment option that was not exercised are subject to forfeiture and would be immediately cancelled.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a share repurchase, as applicable, would be effectuated in order to maintain the founder shares at 25% of our issued and outstanding ordinary shares after this offering (excluding the representative shares).

Of such private placement warrant packages, the at-risk capital investors may purchase up to 500,000 private placement warrant packages at a price of $1.00 per private placement warrant package, regardless of whether the underwriters’ over-allotment option is exercised. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors. The final allocation of such private placement warrant packages among the third-party investors has not yet been determined and if such purchases are made they will be made strictly on a best-efforts basis. Our Sponsor has agreed to purchase all of the 500,000 private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages. Each private placement warrant package purchased by an at-risk capital investor includes the right to subscribe for 1.2 founder shares at a nominal purchase price.

Each private placement warrant package will consist of one private placement warrant and one private placement right, and will not include any ordinary shares. Private placement warrant packages are not units and are not identical to the units sold in this offering. Each private placement warrant will be identical to the warrants included in the units sold in this offering, and each private placement right will be identical to the rights included in the units sold in this offering, except that, so long as they are held by our initial shareholders, the at-risk capital investors or their permitted transferees, the private placement warrants (i) will not be redeemable by us and (ii) may be exercised by the holders on a cashless basis, and the private placement warrant packages, together with the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination. The private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants, and the ordinary shares issuable upon exchange of the private placement rights are entitled to registration rights. We refer to these packages throughout this prospectus as the “private placement warrant packages,” to the warrants comprising them as the “private placement warrants” and to the rights comprising them as the “private placement rights.” Our Sponsor, our officers and directors and the at-risk capital investors have agreed not to transfer, assign or sell any of the private placement warrant packages or the underlying securities (with certain exceptions) until 30 days after the completion of our initial business combination.

In order to meet our working capital needs following the consummation of this offering or to extend our life, our founders, officers and directors and their respective affiliates/designees may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into working capital packages at a price of $1.00 per private placement warrant package in addition to the convertible notes in connection with the potential extensions. The working capital packages would be identical to the private placement warrant packages sold in the private placement. The terms of such loans by our Sponsor or its affiliates, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our founders or an affiliate of our founders as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account, but if we do, we will request such lender to provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

The holders of the founder shares issued and outstanding on the date of this prospectus, the private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, and any private placement warrants (and ordinary shares issuable upon exercise thereof or upon exchange of related private placement rights) that may be issued to our Sponsor, officers, directors or their affiliates or designees in payment of working capital loans made to us, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from the lock-up. The holders of a majority of the private placement warrants (and the underlying ordinary shares), including any private placement warrants issued upon conversion of working capital loans, including loans to extend our life, can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. The representative shares are being registered in the registration statement of which this prospectus forms a part and will not be granted additional registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

On February 24, 2026 our Sponsor agreed to loan us an aggregate of up to $500,000 to be used to pay formation expenses and a portion of the expenses of this offering. The loan is payable without interest on the earliest of (i) February 24, 2027; (ii) the date on which the Company consummates this offering or (iii) such earlier date as the Company may determine to terminate this offering.

As of June 30, 2026 our Sponsor has made advancements to us for an aggregate amount of $79,556, to pay formation expenses and a portion of the expenses of this offering, and $54,556 remained outstanding as of that date.

Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our founders, officers or directors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any founders or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our founders unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA, or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our founders, existing officers, directors or advisors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination although we may consider cash or other compensation to officers or advisors we may hire subsequent to this offering to be paid either prior to or in connection with our initial business combination. In addition, the following payments will be made to our founders or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

●	repayment at the closing of this offering of up to $500,000 in loans made to us by our Sponsor;

●	reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations;

●	repayment at the closing of our initial business combination of loans which may be made by our founders or an affiliate of our founders to finance transaction costs in connection with an intended initial business combination, to meet our working capital needs or to extend our life, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $500,000 of such loans may be convertible into working capital packages, at a price of $1.00 per private placement warrant package at the option of the lender in addition to the convertible notes in connection with the potential extensions. Such working capital packages are identical to the private placement warrant packages sold in the private placement; and

 Our audit committee will review on a quarterly basis all payments that were made to our founders or their affiliates.

DESCRIPTION OF SECURITIES

General

Our current amended and restated memorandum and articles of association provided that our share capital is $50,000 divided into 450,000,000 Class A ordinary shares, par value $0.0001 per share, 40,000,000 Class B ordinary shares, par value $0.0001 per share, and 10,000,000 blank check preference shares, par value $0.0001 per share. The following description summarizes the material terms of our share capital. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one Class A ordinary share, one warrant and one right. Each right entitles the holder thereof to receive one-seventh (1/7) of one Class A ordinary share upon consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, you must hold rights in multiples of seven (7) in order to receive shares for all of your rights upon closing of a business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment as described below. The warrants will become exercisable on the later of (i) 30 days after the consummation of our initial business combination and (ii) 12 months from the date the registration statement of which this prospectus forms a part is declared effective. The warrants will expire five years after the consummation of our initial business combination, or earlier upon redemption or liquidation.

The Class A ordinary shares, warrants and rights will begin to be traded separately on the 52nd business day after the date of this prospectus unless the underwriters determine that an earlier date is acceptable (based upon, among other things, its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the underwriters allow separate trading of the ordinary shares, warrants and rights until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering.

We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K, or a new Form 8-K, to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating when separate trading of the ordinary share and warrants has commenced.

Ordinary Shares

Upon the closing of this offering, 7,800,000 Class A ordinary shares will be issued and outstanding, assuming no exercise of the underwriters’ over-allotment option, consisting of:

●	7,500,000 Class A ordinary shares included in the units being offered in this offering; and

●	300,000 Class A ordinary shares held by Maxim as representative shares.

In addition, 2,500,000 Class B ordinary shares, or founder shares, will be issued and outstanding upon the closing of this offering, assuming no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of 375,000 founder shares. Up to 600,000 of those founder shares may be subscribed for by at-risk capital investors at a nominal purchase price, on a 1.2-for-one basis with each private placement warrant package they purchase. If they purchase no private placement warrant packages, our Sponsor will retain those founder shares.

If we increase or decrease the size of the offering, we will effect a share capitalization or share repurchase or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our founders prior to this offering at 25% of the issued and outstanding ordinary shares (assuming they do not purchase units in this offering and excluding the representative shares) upon the consummation of this offering.

Holders of our ordinary shares of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Unless specified in our second amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Act or applicable share exchange rules, the affirmative vote of a majority of our issued and outstanding ordinary shares that are voted at a shareholder meeting (in person or by proxy) is required to approve any such matter voted on by our shareholders as an ordinary resolution. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our second amended and restated memorandum and articles of association; such actions include amending our second amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company.

The term of office of each of our directors will expire at our first annual general meeting. Subject to the above, all directors shall hold office for the term fixed by the ordinary resolution of the holders of our shares or Class B ordinary shares (as the case may be), or fixed by the resolution of the directors appointing such director, as applicable. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the Class B ordinary shares voted for the election of directors can elect all of the directors prior to the closing of a business combination. The directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor (subject to solvency requirements).

Because our second amended and restated memorandum of association that we will adopt immediately prior to or upon the effectiveness of this prospectus will authorize the issuance of up to 450,000,000 Class A ordinary shares of par value US$0.0001 each, 40,000,000 Class B ordinary shares of par value US$0.0001 each, and 10,000,000 preference shares of par value US$0.0001 each, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our business combination.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. Our founders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our second amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our second amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of issued and outstanding ordinary shares of the company representing one-third of all ordinary shares of the company entitled to vote at such meeting. However, the participation of our founders or their affiliates in privately negotiated transactions (as described in this prospectus), if any, could result in the approval of our business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares voted, non-votes will have no effect on the approval of our business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than five days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our business combination. These quorum and voting thresholds, and the voting agreements of our founders, may make it more likely that we will consummate our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our business combination pursuant to the tender offer rules, our second amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary share sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against, or abstain from voting on, our business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our business combination, our founders have agreed to vote their founder shares as well as any public shares purchased during or after this offering in favor of our initial business combination. Assuming the over-allotment option is not exercised and the founders do not purchase any units in this offering or units or shares in the after-market, our founders collectively represent 25% of issued and outstanding ordinary shares on an as-converted basis. As a result, for purpose of seeking shareholder approval for our initial business combination, in addition to the founder shares and the representative shares held by Maxim, we would need 633,334 public shares to vote in order to obtain a quorum which will be, pursuant to the second amended and restated memorandum and articles of association that we will adopt immediately prior to or upon the effectiveness of this prospectus, one-third of our issued and outstanding ordinary shares entitled to vote at the meeting. Once a quorum is obtained, (i) assuming only a quorum is present and voted at such meeting held to vote on our initial business combination, no public shares sold in this offering are needed to be voted in favor of a transaction, or (ii) we need additional 2,350,001, or 31.33%, of the 7,500,000 public shares sold in this offering to be voted in favor of a transaction. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for or against, or abstain from voting on, the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our second amended and restated memorandum and articles of association, if we are unable to complete our business combination within 12 months from the consummation of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our founders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our business combination within 12 months from the consummation of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus). However, if our founders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary share. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary share, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares and Private Placement Warrant Packages

The founder shares are designated as Class B ordinary shares. Except as described below, the founder shares are identical to the ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except our founders have agreed, pursuant to written letter agreements with us, (A) to vote their founder shares in favor of any proposed business combination, (B) not to propose, or vote in favor of, any amendment to our second amended and restated memorandum and articles of association that would prevent our public shareholders from converting or selling their shares to us in connection with a business combination or affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete a business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) unless we provide dissenting public shareholders with the opportunity to redeem their public shares for cash from the trust account in connection with any such vote, (C) not to convert any founder shares (as well as any other shares acquired in or after this offering) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares they hold to us in a tender offer in connection with a proposed initial business combination) or a vote to amend the provisions of our second amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

With certain limited exceptions, our founders have agreed, (i) in the case of founder shares, not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up, and (ii) in the case of private placement warrant packages, underlying securities and any working capital packages may be issued upon the conversion of the working capital loans and underlying securities, until 30 days after the completion of our initial business combination (except as described herein under the section of this prospectus entitled “Principal Shareholders — Restrictions on Transfers of Founder Shares and Private Placement Warrant Packages”). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members of the company and a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference Shares

Our second amended and restated articles of association will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) 30 days after the consummation of our initial business combination and (ii) 12 months from the date the registration statement of which this prospectus forms a part is declared effective, and expiring five years after the consummation of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Redemption of Warrants

Once the warrants become exercisable, the Company may call the warrants for redemption (excluding the private placement warrants so long as they are held by the Sponsor or any at-risk capital investor or their permitted transferees):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (subject to adjustment) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to warrant holders.

Notwithstanding the foregoing redemption right, the Company may not call for redemption any warrants held by the Sponsor, any at-risk capital investor, or any affiliate thereof unless and until such holder has been given the opportunity to exercise such warrants on a cashless basis.

Price Protection Adjustment

In addition, if (i) the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to our Sponsor or its affiliates, without taking into account any founder shares held by our Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial business combination on the date of the consummation of the Company’s initial business combination (net of redemptions), and (iii) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Private Placement Warrant Packages

Each private placement warrant package consists of one private placement warrant and one private placement right and does not include an ordinary share. Private placement warrant packages are not units and are not identical to the units sold in this offering. The private placement warrants (the warrants included in the private placement warrant packages) are identical to the public warrants except that (i) they will be non-redeemable by the Company so long as they are held by the Sponsor or any at-risk capital investor or their permitted transferees, and (ii) they may not be transferred, assigned or sold until 30 days after the completion of our initial business combination (except to certain permitted transferees). The private placement warrants have the same exercise price, exercisability period, and expiration date as the public warrants. For so long as the Sponsor or any at-risk capital investor holds warrants, such warrants may be exercised on a cashless basis at any time, notwithstanding any other provision herein to the contrary. The private placement rights included in the private placement warrant packages are identical to the rights included in the units sold in this offering, except that they may not be transferred, assigned or sold until 30 days after the completion of our initial business combination (except to certain permitted transferees).

Cashless Exercise

If the warrants are called for redemption as described above, holders may exercise their warrants on a cashless basis. In such case, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (i) the product of the number of warrants being exercised and the difference between the exercise price and the fair market value (defined as the average last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date of the redemption notice) by (ii) the fair market value.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-seventh (1/7) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all ordinary shares held by him, her or it in connection with the initial business combination or an amendment to our second amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each right will automatically be exchanged for the kind and amount of securities or properties of the surviving entity that each one-seventh (1/7) of a Class A ordinary share underlying each right is entitled to receive upon consummation of the business combination, subject to any dissenter rights under applicable law. No additional consideration will be required to be paid by a holder of rights in order to receive his, her or its Class A ordinary shares upon consummation of an initial business combination. The Class A ordinary shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted into Class A ordinary shares basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act and any other applicable law. As a result, you must hold rights in multiples of seven (7) in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

The Company shall reserve from its profits or share premium an amount sufficient to pay the par value of each share issuable upon exchange of the rights.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we increase the size of the offering, in which case we will effect a capitalization immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our Sponsor or its assignee prior to this offering at 25% of the issued and outstanding ordinary shares upon the consummation of this offering (excluding the sale of the representative shares and assuming our founders do not purchase public shares in this offering). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our ordinary shares, the warrant agent for our warrants and the rights agent for our rights is VStock Transfer, LLC.

Listing of our Securities

There is presently no public market for our units, ordinary shares, warrants or rights. We intend to apply to have our units, and our ordinary shares, warrants and rights once they begin separate trading, listed on the Nasdaq Global Market, or Nasdaq, under the symbols “MNBSU,” “MNBS,” “MNBSW” and “MNBSR,” respectively.

Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain shareholders’ equity, market capitalization, aggregate market value of publicly held shares and financial distribution requirements.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation. Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (i) seventy-five percent (75%) in value of shareholders or class of shareholders, as the case may be, or (ii) a majority in number representing seventy-five percent (75%) in value of creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of U.S. corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made, the offer or may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Ogier, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in each respective jurisdiction against us, our Sponsor or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final and conclusive;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company, except for the exemptions and privileges listed below:

●	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Act;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited Liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Second amended and restated Memorandum and Articles of Association

Our second amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our second amended and restated memorandum and articles of association will provide that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders.

Our founders who collectively will beneficially own approximately 25% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our second amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our second amended and restated memorandum and articles of association provide, among other things, that:

●	If we are unable to complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), unless we extend such period pursuant to our second amended and restated memorandum and articles of association, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $100,000 of interest to pay liquidation expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

●	Prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to: (i) receive funds from the trust account; (ii) vote on any initial business combination; or (iii) vote on matters related to our pre-initial business combination activity;

●	Although we do not intend to enter into a business combination with a target business that is affiliated with our founders, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA, or another independent firm that commonly renders valuation opinions for the type of company we are seeking to acquire, or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

●	If a shareholder vote on our initial business combination is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will initiate any tender offer pursuant to Rule 13e-4 and Regulation 14E under the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A under the Exchange Act;

●	Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding interest income earned on the trust account that is released to us to pay taxes) at the time of the agreement to enter into the initial business combination;

●	If our shareholders approve an amendment to our second amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 12 months from the closing of this offering (or up to 18 months from the closing of this offering if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then issued and outstanding public shares; and

●	We will not complete our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our second amended and restated memorandum and articles of association will provide that we will only redeem our public shares in connection with our initial business combination so long as (after such redemption) our net tangible assets will be at least $5,000,001 either immediately prior to or upon consummation of our initial business combination.

The Companies Act permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution which requires the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting or by way of unanimous written resolution. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provide otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our second amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DATA PROTECTION — CAYMAN ISLANDS

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-Takeover Provisions of our Second amended and restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, assuming no exercise of the underwriters’ over-allotment option, we will have 10,300,000 ordinary shares issued and outstanding, consisting of 7,500,000 Class A ordinary shares included in the units sold in this offering, 300,000 representative shares and 2,500,000 Class B ordinary shares, or founder shares. If the underwriters’ over-allotment option is exercised in full, we will have 11,845,000 ordinary shares issued and outstanding, consisting of 8,625,000 Class A ordinary shares included in the units sold in this offering, 345,000 representative shares and 2,875,000 Class B ordinary shares, or founder shares.

Of these shares, the 7,500,000 Class A ordinary shares sold in this offering, or 8,625,000 Class A ordinary shares if the underwriters’ over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our affiliates within the meaning of Rule 144 under the Securities Act. The representative shares are being registered under the registration statement of which this prospectus forms a part, but will be subject to the transfer restrictions described under “Underwriting,” including the applicable FINRA lock-up. The founder shares, the private placement warrant packages and the securities underlying the private placement warrant packages will be restricted securities within the meaning of Rule 144 under the Securities Act and will be subject to the transfer restrictions described elsewhere in this prospectus.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of ordinary shares then issued and outstanding, which will equal 103,000 shares immediately after this offering (or 118,450 if the over-allotment option is exercised in full); and

●	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.

The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our founders will be able to sell their founder shares freely without registration one year after we have completed our initial business combination assuming they are not an affiliate of ours at that time.

Registration Rights

The holders of the founder shares issued and outstanding on the date of this prospectus, the private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, and any private placement warrants (and ordinary shares issuable upon exercise thereof or upon exchange of related private placement rights) that may be issued to our Sponsor, officers, directors or their affiliates or designees in payment of working capital loans made to us, will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from the lock-up. The holders of a majority of the private placement warrants (and the underlying ordinary shares), including any private placement warrants issued upon conversion of working capital loans, including loans to extend our life, can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. The representative shares are being registered in the registration statement of which this prospectus forms a part and will not be granted additional registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares, and warrants to acquire our ordinary shares, sometimes referred to, individually or collectively, in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently has no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

United States Federal Income Taxation

General

This section is a general summary of the material U.S. federal income tax provisions relating to the acquisition, ownership and disposition of our securities issued pursuant to this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This section does not address any aspect of U.S. federal gift or estate tax, Medicare contribution tax laws, or the state, local or non-U.S. tax consequences of an investment in our securities, nor does it provide any actual representations as to any tax consequences of the acquisition, ownership or disposition of our securities.

Because the components of a unit are separable at the option of the holder within a short period of time after the date of this prospectus, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrants components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares, warrants and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares, warrants and rights that comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States as determined for United States federal income tax purposes;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences of the acquisition ownership and disposition of our securities applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, and administrative and judicial interpretations thereof, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares, warrants and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase units pursuant to this offering and that own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	our founders, Sponsor, officers or directors;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	S corporations;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	persons liable for alternative minimum tax;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5 percent or more of our voting shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, Medicare contribution tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our securities and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the IRS or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT DOES NOT PROVIDE ANY ACTUAL REPRESENTATIONS AS TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES AND WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO SUCH TAX CONSEQUENCES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS (INCLUDING ANY NON-INCOME TAX LAWS) AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share, one warrant and one right to acquire one-seventh (1/7) of one Class A ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit among the ordinary share, the warrant and the right based on the relative fair market value of each at the time of issuance. The price allocated to the Class A ordinary share, the warrant and the right generally will be the holder’s initial tax basis in such share, warrant and right, respectively. A holder’s tax basis in a warrant will be added to the basis of the Class A ordinary share received upon exercise of the warrant.

The foregoing treatment of our ordinary shares, warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit or the components thereof) and regarding an allocation of the purchase price among the components of a unit. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocations of the purchase price of a unit as described above is respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting Transfers of Property

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of United States federal income taxes will be extended in the event of a failure to comply. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution of cash or other property (other than certain distributions of the Company’s shares or warrants to acquire the Company’s shares) paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. Dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Notwithstanding the foregoing, in the case of a U.S. Holder that is a corporation owning at least 10 percent of our shares by vote and value, a dividend received by such a U.S. Holder on an ordinary share may be eligible for a dividends-received deduction with respect to the U.S. source portion of such dividends, if any. Such corporate U.S. Holders must have owned such shares for over 46 days during the 91-day period beginning on the date which is 45 days before the ex-dividend date. The Code also provides a dividends-received deduction for a dividend received from a “specified 10-percent owned foreign corporation” by a U.S. corporation that is a 10% U.S. Shareholder (i.e., any U.S. person that owns directly or indirectly, 10% or more of the voting power of the issued and outstanding shares of the Company or 10% or more of the total value of shares of all classes of shares of the Company) with respect to the foreign-source portion of such dividend. However, the deduction for the foreign-source portion of dividends received by specified 10-percent owned foreign corporations is generally disallowed in its entirety if the ordinary share with respect to which the dividend is paid is owned by such corporate U.S. Holder for less than 366 days during the 731-day period beginning on the date which is 365 days before the date on which the ordinary share becomes ex-dividend with respect to such dividend. With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradeable on an established securities market in the United States, we are not a PFIC at the time the dividend was paid or in the previous year, and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our ordinary shares.

Taxation on the Disposition of Securities

Upon a sale or other taxable disposition of our securities (which, in general, would include a redemption of ordinary shares, as discussed below, and our liquidation and subsequent dissolution in the event we do not consummate an initial business combination within the required time), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) sum of the amount realized of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or warrants are held as part of the units at the time of disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or warrants based on the then fair market values of the ordinary shares, warrants and rights, constituting the units) and (ii) the U.S. Holder’s adjusted tax basis in the securities so disposed.

A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to the holder’s ordinary shares and/or warrants, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of an ordinary share, by any prior distributions treated as a return of capital.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period of the ordinary shares for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to a redemption transaction or sells its ordinary shares to us pursuant to a tender offer or other open market transaction, for U.S. federal income tax purposes, such, redemption or sale generally will be treated as a redemption and will be subject to the following rules. If the redemption or sale qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “Taxation on the Disposition of Securities” above. If the redemption or sale does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described under “Taxation of Distributions Paid on Ordinary Shares” above. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder (including any shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares issued and outstanding both before and after such redemption or sale. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option, which would possibly include ordinary shares which could be acquired pursuant to the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by certain family members and such holder does not constructively own any other shares. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of any such redemption or sale of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis. U.S. Holders should also be aware that substantially contemporaneous dispositions or acquisitions of our shares that are part of a plan viewed as an integrated transaction with the redemption may be taken into account in determining whether any of the tests described above are satisfied.

Certain U.S. Holders who actually or constructively own five percent (or if our ordinary shares are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements.

Acquisition, Exercise, and Expiration of Warrants

Tax Treatment of the Acquisition of Warrants. A U.S. Holder generally will allocate the purchase price of a unit among the Class A ordinary share, the warrant and the right based on their relative fair market values at the time of issuance. This allocation will establish the U.S. Holder’s initial tax basis in the warrant and in the right.

Tax Treatment of the Exercise of a Warrant. A U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s tax basis in the Class A ordinary share received upon exercise will generally equal the sum of the U.S. Holder’s tax basis in the warrant plus the exercise price paid. The holding period for the Class A ordinary share received upon exercise will begin on the day after the date of exercise and will not include the period during which the U.S. Holder held the warrant.

Tax Treatment of the Expiration of a Warrant. If a warrant expires without being exercised, a U.S. Holder generally will recognize a capital loss equal to the U.S. Holder’s tax basis in the warrant.

Tax Treatment of a Cashless Exercise. The U.S. federal income tax treatment of a cashless exercise of a warrant is unclear. A cashless exercise may be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case no gain or loss would be recognized. In such case, the U.S. Holder’s basis in the Class A ordinary shares received would equal the U.S. Holder’s basis in the warrants exercised. Alternatively, the cashless exercise could be treated as a taxable exchange in which gain or loss is recognized. U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of a cashless exercise.

Tax Treatment of Redemption of Warrants for Nominal Consideration. If the Company redeems warrants for $0.01 per warrant as described herein, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the $0.01 received and the U.S. Holder’s tax basis in the warrant.

Unearned Income Medicare Tax

Under current tax law, U.S. Holders that are individual, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and gains from the sale or other disposition of, our securities, subject to certain limitations and exceptions. Under current regulations, in the absence of a special election, such unearned income generally would not include income inclusions under the qualified election fund (“QEF”) rules discussed below under “Passive Foreign Investment Company Rules,” but would include distributions of earnings and profits from a QEF. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition or our securities.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of such foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. In addition, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other items, dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our securities and, in the case of our ordinary shares, the U.S. Holder did not make a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) such ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules for regular U.S. federal income tax purposes with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of our securities; and

●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of our securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our securities).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election (or a QEF election along with a purging election). Pursuant to the QEF election, a U.S. Holder generally will be required to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case regardless of whether distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In addition, the treatment of the warrants to acquire our ordinary shares is unclear. It is likely that a U.S. Holder of warrants would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s warrants. Due to the uncertainty of the application of the PFIC rules to the warrants, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the warrants offered hereunder as part of the units offering and the subsequent consequences to holders of such warrants in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. Additionally, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, for U.S. federal income tax purposes, U.S. Holders of a QEF generally are currently taxed on their pro rata shares of its earnings and profits, regardless of whether distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The adjusted tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held our securities while we were a PFIC, regardless of whether we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any of our taxable years that end within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that the U.S. Holder would otherwise recognize if the U.S. Holder had sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) our ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Stock Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders of our shares generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (regardless of whether a QEF or mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our securities should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or warrants that is for United States federal income tax purposes (i) a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates); (ii) a foreign corporation; or (iii) an estate or trust that is not a U.S. Holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to our securities generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our securities unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities is long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.

U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the ordinary shares, warrants and rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of United States federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares, warrants and rights.

Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS that backup withholding is required; or

●	fails to comply with applicable certification requirements.

A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

Maxim is acting as sole book-running manager of the offering and as the sole representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, Maxim, have severally agreed to purchase on a firm commitment basis, and we have agreed to sell to the underwriters, the following respective number of units set forth opposite the underwriter’s name at a public offering price less the underwriting discounts set forth on the cover page of this prospectus.

Underwriters	Number of Units
Maxim Group LLC
Total	7,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to all applicable laws and regulations and certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions by their counsel. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Upon the execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms after completion of the initial public offering. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Maxim has advised us that the underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 1,125,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter’s initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Our Sponsor, officers, and directors are also subject to separate transfer restrictions on their founder shares and private placement warrant packages (and underlying securities) pursuant to the letter agreement as described herein. Our founders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (1) six months after the completion of our initial business combination and (2) the date on which we consummate a liquidation, merger, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, unless otherwise approved by public shareholders in connection with a business combination; unless different transfer restrictions are otherwise approved by public shareholders in connection with the business combination. Notwithstanding the foregoing, if the last sale price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period 150 days after our initial business combination, the founder shares will be released from the lock-up. The private placement warrant packages (including the underlying securities) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders – Restrictions on Transfers of Founder Shares and Private Placement Warrant Packages”). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

We intend to apply to have our units listed on the Nasdaq Global Market, or Nasdaq, under the symbol “MNBSU” on or promptly after the date of this prospectus. Our ordinary shares, warrants and rights are expected to be listed under the symbols “MNBS,” “MNBSW” and “MNBSR,” respectively, once the ordinary shares, warrants and rights begin separate trading.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option. The underwriting discount will be $0.05 per unit.

	Payable by the Company
	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Per Unit	$0.05	$0.05
Total(1)	$375,000	$431,250

(1)	We have agreed to pay Maxim: (i) a discount equal to 0.5% of the gross proceeds raised at the closing of this offering and (ii) 4.0% of the gross proceeds of the offering in shares of the Company’s ordinary shares that will be registered in the offering and will be paid at the closing of the offering.

In addition to the underwriting discount, we paid Maxim $25,000 upon the execution of the engagement letter, as an advance against out-of-pocket accountable expenses actually anticipated to be incurred by the underwriters. We refer to such amounts previously paid as the advance, and the advance shall be applied towards Maxim’s accountable expenses. Furthermore, we have agreed to reimburse the underwriters for certain expenses incurred in connection with this offering, including but not limited to road show expenses and reimbursement for legal fees in an amount not to exceed $100,000 in the aggregate (inclusive of the advance). If this offering is not consummated for any reason (other than a material breach by Maxim of any of its obligations thereunder), then we shall reimburse the underwriters in full for its out-of-pocket accountable expenses actually incurred through such date, including, without limitation, accountable legal expenses incurred by Maxim.

No discounts or commissions will be paid on the sale of the private placement warrant packages.

Representative Shares

We have agreed to issue to Maxim and/or its designees 4% of the gross proceeds of the offering in the Company’s ordinary shares that are registered in the offering which is equal to 300,000 ordinary shares (or up to 345,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) upon the consummation of this offering. These shares are being registered in the registration statement of which this prospectus forms a part. In addition, Maxim has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to such shares if we fail to complete our initial business combination within the periods of time as provided in our second amended and restated memorandum and articles of association.

The shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to this FINRA lock-up, these securities cannot be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days from the commencement of sales of this offering except as permitted under FINRA Rule 5110(e)(2), including to any underwriter and selected dealer participating in the offering and their officers or partners, registered persons or affiliates. These securities do not have registration rights.

Tail

In accordance with FINRA Rules 5110(g)(5)(B)(i)–(ii) and FINRA Rule 2010, if, within twelve (12) months following the termination or expiration of the engagement letter dated February 24, 2026 between Maxim and us (the "Engagement Agreement"), other than a termination by us for Cause (as defined below), and/or the closing of this offering, we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors contacted by Maxim during the term of the Engagement Agreement, we will pay to Maxim, upon the closing of such financing, the compensation set forth in the Engagement Agreement, which is the underwriting compensation described in this prospectus. "Cause" for these purposes means, as determined by a court of competent jurisdiction, willful misconduct, gross negligence or a material breach of the Engagement Agreement by Maxim; before we may terminate for Cause, we must notify Maxim in writing of the facts and circumstances supporting the assertion and allow Maxim twenty (20) days to cure. The term of the Engagement Agreement runs from February 24, 2026 through November 30, 2026 (the "Engagement Period"); however, if we have filed but not had this registration statement declared effective by the SEC as of the end of the Engagement Period, the Engagement Period will be extended automatically until the date that is sixty (60) days from the receipt of approval from the SEC.

Right of First Refusal

Upon closing of the offering and until the expiration of twelve (12) months from the closing of the business combination, the Company grants Maxim the right of first refusal and to act as sole underwriter and sole book running manager, or sole placement agent, for any and all future private or public equity, equity-linked, convertible and debt offerings of the Company, or any successor to or any subsidiary of the Company. The Company shall not offer to retain any entity or person in connection with any such offering on terms more favorable than terms on which it offers to Maxim. Such offer shall be made in writing to be effective. Maxim shall notify the Company within ten (10) business days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligations to Maxim with respect to the offering for which it has offered to retain Maxim, except as otherwise provided herein. For the sake of clarity, this right of refusal shall encompass the time period leading up to the closing of the business combination while the Company is still a special purpose acquisition company.

Regulatory Restrictions on Purchase of Securities

In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.

●	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

●	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

●	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

●	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

●	To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

●	To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered.

●	Short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

●	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $625,000, excluding underwriting discounts.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

(A)	Resale Restrictions: The distribution of units in Canada is being made only in the province of Ontario on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B)	Representations of Canadian Purchasers: By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

●	the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-1–6 - Prospectus Exemptions,

●	the purchaser is a “permitted client” as defined in National Instrument 31-1–3 - Registration Requirements, Exemptions and Ongoing Registrant Obligations,

●	where required by law, the purchaser is purchasing as principal and not as agent, and

●	the purchaser has reviewed the text above under Resale Restrictions.

(C)	Conflicts of Interest: Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105 — Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D)	Statutory Rights of Action: Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E)	Enforcement of Legal Rights: All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F)	Taxation and Eligibility for Investment: Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any units which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any units may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of units shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer units to the public” in relation to the units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe to the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The units offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The units have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in Italy

This prospectus has not been submitted to the Commissione Nazionale per le Società e la Borsa, the Italian Securities Exchange Commission (“CONSOB”), for clearance and will not be subject to formal review or clearance by CONSOB.

Accordingly, the Units may not be offered, and copies of this prospectus or any other document relating to the shares may not be distributed in Italy except:

(a)	to “qualified investors” (investitori qualificati), as defined pursuant to Article 34-ter, first paragraph, letter b), of CONSOB regulation No. 11971 of May 14, 1999, as amended, concerning issuers (“Regulation No. 11971”), but excluding (i) small and medium enterprises and natural persons indicated in Regulation No. 11971 that have not been included in the register of qualified investors, (ii) management companies and financial intermediaries authorized to manage individual portfolios on behalf of third parties and (iii) fiduciary companies managing portfolio investments regulated by Article 60, paragraph 4 of Legislative Decree No. 415 of July 23, 1996; or

(b)	in other circumstances that are exempt from the rules on public offers pursuant to Article 100 of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and its implementing CONSOB regulations, including Regulation No. 11971.

Any such offer, sale or delivery of the Units offered hereby or distribution of copies of this Prospectus, or any other document relating to the offering in the Republic of Italy must be in compliance with the selling restrictions:

(i)	made by soggetti abilitati (including investment firms (imprese di investimento), banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the offering and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, CONSOB Regulation 16190 of October 29, 2007, as amended, Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”) and any other applicable laws and regulations; and

(ii)	made under any other applicable requirements or limitations which may be imposed by CONSOB, the Bank of Italy or any other Italian regulatory authority.

Any investor purchasing the Units offered hereby is solely responsible for ensuring that any offer or resale of the shares it purchased occurs in compliance with applicable laws and regulations.

In accordance with Article 100-bis of the Italian Financial Act, the subsequent resale on the secondary market in the Republic of Italy of the Units offered hereby (which were part of an offer made pursuant to an exemption from the obligation to publish a prospectus) constitutes a distinct and autonomous offer that must be made in compliance with the public offer and prospectus requirement rules provided under the Italian Financial Act and the Regulation No. 11971 unless an exemption applies. Failure to comply with such rules may result in the subsequent resale of such shares being declared null and void and the intermediary transferring the shares may be liable for any damage suffered by the investors.

Notice to Prospective Investors in the Cayman Islands

No offer or invitation, whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for our securities.

LEGAL MATTERS

Zarif Law Group P.C. is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the warrants offered in the prospectus. Legal matters as to Cayman Islands’ law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Ogier. Certain legal matters in connection with this offering will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of MNBS Acquisition Corp., a Cayman Islands exempted company as of March 31, 2026, and for the period from January 23, 2026 (inception) through March 31, 2026, appearing in this prospectus have been audited by GuzmanGray, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of MNBS Acquisition Corp., a Cayman Islands exempted company to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Cayman Islands exempted company. Our principal executive office is located in Rosemead, California, and the proceeds of this offering held in the trust account will be held by a trustee in the United States. Following our initial business combination, however, it is possible that a majority of our directors and officers will reside outside the United States and that all or substantially all of our assets will be located outside the United States.

Location of our officers and directors. Our Chief Executive Officer and director, Iris Zhao, is located in Dubai, United Arab Emirates. Our Chief Financial Officer and director nominee, Shihao Liu, is located in Hong Kong. Our independent director nominee, Sam Tan, is located in Australia. Our Chairman of the Board and independent director nominee, Mingjie Zhao, and our independent director nominee, Francis A. Braun III, are located in the United States. Accordingly, both of our executive officers, and three of our five directors and director nominees, are located outside the United States. Of our officers and directors, only Shihao Liu is located in China or Hong Kong, and none is located in mainland China. In addition, Iris Zhao and Mingjie Zhao have significant ties to China, as described under “Risk Factors — Risks Related to Operations in Certain Jurisdictions.”

Service of process — Hong Kong. The Hague Convention on the Service Abroad of Judicial and Extrajudicial Documents in Civil or Commercial Matters applies to Hong Kong, where the Central Authority is the Chief Secretary for Administration of the Hong Kong Special Administrative Region Government. Although service of process on a person located in Hong Kong may in practice be effected by appointing a Hong Kong solicitor or other private agent, an investor would be required to retain local counsel and would incur costs and delay that would not arise in a purely domestic action.

Service of process — the PRC. To the extent we or any of our officers or directors is or becomes located in mainland China, service of process would be materially more difficult. The PRC is a party to the Hague Service Convention but has opposed the alternative methods of service permitted under Article 10 of that Convention, including service by postal channels and service through judicial officers or other competent persons. Accordingly, service on a person located in mainland China must be effected through the Ministry of Justice of the PRC as the designated Central Authority. Requests transmitted through that channel commonly take six months to a year or longer to complete, may be refused on grounds including that execution would infringe PRC sovereignty or security, and carry no assurance that service will ultimately be effected.

Enforcement of United States judgments — Hong Kong. Even if a United States court obtains jurisdiction and enters a judgment, that judgment may be unenforceable in practice. The United States and Hong Kong do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, and United States judgments fall outside Hong Kong’s statutory reciprocal-enforcement regime. A United States money judgment may be enforced in Hong Kong only by commencing a fresh action at common law on the judgment, which requires, among other things, that the judgment be final and conclusive and for a definite sum, and which is not available for a judgment that a Hong Kong court characterizes as penal or as an enforcement of foreign public law. Hong Kong law also restricts the enforcement of judgments for multiple damages. There is further uncertainty as to whether a Hong Kong court would entertain an original action predicated on the civil liability provisions of the U.S. federal securities laws, or would apply those laws.

Enforcement of United States judgments — the PRC. The United States and the PRC do not have a treaty, and are not parties to any multilateral convention, providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. Under the PRC Civil Procedure Law, a PRC court may recognize and enforce a foreign judgment only on the basis of a treaty or the principle of reciprocity, and may refuse recognition or enforcement where the judgment would violate the basic principles of PRC law or PRC sovereignty, security or public interest. PRC courts have recognized United States civil judgments only in isolated instances, and we are not aware of any instance in which a PRC court has recognized or enforced a judgment predicated on the civil liability provisions of the U.S. federal securities laws. PRC courts do not apply U.S. securities laws, and there is no established basis on which a PRC court would accept jurisdiction over an original action brought under those laws.

Procedural difficulties, delays and costs. Litigation in Hong Kong and the PRC involves procedures, evidentiary rules and timetables that differ materially from those in the United States, and neither jurisdiction provides United States-style pretrial discovery. Documents and testimony located in mainland China may be subject to PRC laws restricting the cross-border provision of evidence and data to foreign judicial and regulatory authorities, including the Law on Guarding State Secrets, the Data Security Law and the Personal Information Protection Law, which may require PRC governmental approval before evidence may be produced. Proceedings in mainland China are conducted in Chinese and require certified translation of all pleadings and evidence. An investor would be required to retain local counsel in each relevant jurisdiction, and the resulting costs, delays and uncertainty may be prohibitive relative to the amount at stake for an individual investor. Following the enactment of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region in June 2020 and the Safeguarding National Security Ordinance enacted in Hong Kong in March 2024, there is also increased uncertainty as to the degree of autonomy of Hong Kong’s legal system and the independence of its judiciary.

See “Risk Factors — Upon the effectiveness of this prospectus, certain of our executive officers and directors will be located outside the United States. After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States. Therefore, investors may not be able to enforce federal securities laws or their other legal rights.” See also “Risk Factors — Risks Related to Operations in Certain Jurisdictions”.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MNBS ACQUISITION CORP.
INDEX TO THE FINANCIAL STATEMENTS

MNBS ACQUISITION CORP.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of

MNBS Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of MNBS Acquisition Corp. (hereinafter referred to as the “Company”) as of March 31, 2026, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from January 23, 2026 (inception) through March 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and the results of its operations and its cash flows for the period from January 23, 2026 (inception) through March 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not commenced operations and has limited liquidity. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GuzmanGray

We have served as the Company’s auditor since 2026.

Costa Mesa, California

September 28, 2026

MNBS ACQUISITION CORP.
BALANCE SHEET

March 31, 2026
ASSETS
Non-current Assets
Deferred offering costs associated with initial public offering	$26,250
Total Assets	$26,250

LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accrued expenses	$74
Note payable – related party	11,734
Total Liabilities	11,808

SHAREHOLDER’S EQUITY
Class A ordinary shares, $0.0001 par value; 450,000,000 shares authorized; no shares issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 2,875,000 issued and outstanding	288
Preference shares, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in capital	24,712
Accumulated deficit	(10,558)
Total Shareholder’s Equity	14,442
Total Liabilities and Shareholder’s Equity	$26,250

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
STATEMENT OF OPERATIONS

For the period from January 23, 2026 (Inception) to March 31, 2026
Expenses
Formation and administrative costs	$10,558
Net loss	$(10,558)

Weighted average shares outstanding, basic and diluted	2,500,000

Basic and diluted net loss per share	$(0.00)

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY

	CLASS B ORDINARY SHARES		ADDITIONAL PAID-IN	ACCUMULATED	TOTAL SHAREHOLDER’S
	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY
Balance – January 23, 2026 (Inception)	—	$—	$—	$—	$—
Issuance of Founder shares	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(10,558)	(10,558)
Balance – March 31, 2026	2,875,000	$288	$24,712	$(10,558)	$14,442

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
STATEMENT OF CASH FLOWS

For the period from January 23, 2026 (Inception) to March 31, 2026
Cash flows from operating activities
Net loss	$(10,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and administrative costs paid through note payable - related party	10,484
Changes in operating assets and liabilities
Accrued expenses	74
Net cash used in operating activities	—

Net increase in cash	—
Cash – beginning of the period	—
Cash – end of the period	$—

Supplemental disclosure of noncash activities
Deferred offering costs paid by Sponsor	$26,250
Issuance of Class B ordinary shares to Sponsor for the settlement of note payable - related party	$25,000
Formation and administrative costs paid by the Sponsor	$10,484

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS

MNBS Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on January 23, 2026. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target, and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of March 31, 2026, the Company had not commenced any operations. All activity for the period from January 23, 2026 (Inception) through March 31, 2026 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year-end.

The Company’s Sponsor is MNBS Holdings LLC (the “Sponsor”), a Delaware-based limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 7,500,000 units (“Unit”) at $10.00 per unit (the “Public Units”), which is discussed in Note 3 (the “Proposed Public Offering”). Each Unit consists of one Class A ordinary share, one warrant (“Warrant”) and one right (“Right”) to receive one-seventh (1/7) of one Class A ordinary share upon consummation of the initial Business Combination. The holder must hold Rights in multiples of 7 in order to receive shares for all of their Rights upon closing of a Business Combination (see Note 6). Each whole Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share exercisable on the later of (i) 30 days after the completion of the Business Combination and (ii) 12 months from the date the registration statement of the initial Public Offering is declared effective. The Warrants will expire five (5) years after the completion of the Business Combination, or earlier upon redemption or liquidation. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.

The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of taxes payable on the income earned on the Trust Account) at the time of signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management will agree that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a Trust Account (the “Trust Account”) and may only be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on management team’s ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, and up to $100,000 of interest that may be released to pay liquidation expenses, the proceeds from the Proposed Public Offering will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 12 months (or up to 18 months if extensions are approved) from the closing of the Proposed Public Offering or by such earlier liquidation date as the board of directors may approve (the “Completion Window”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

The Company will provide the Company’s public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.00 per public share.

The ordinary shares subject to redemption will be recorded at a redemption value and the Company will evaluate the classification upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Sponsor, officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to (i) waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor will agree that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (regardless of whether such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

Going Concern

As of March 31, 2026, the Company had no cash balance and a working capital deficit of $11,808. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, “Presentation of Financial Statements — Going Concern,” these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued.

The Company’s Sponsor has agreed to provide financial support to fund the Company’s working capital needs. As described in Note 4, the Company has access to borrowings under a promissory note of up to $500,000 from the Sponsor, of which $11,734 was outstanding as of March 31, 2026. The Company may also seek additional funding from the Sponsor or its affiliates to support its operations prior to the consummation of the Proposed Public Offering. Management plans to address this uncertainty through the Proposed Public Offering and continued financial support from the Sponsor. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. The Company will apply this guidance to allocate Proposed Public Offering proceeds from the Public Units among ordinary shares, warrants and rights, based on the relative fair values of the ordinary shares, warrants and rights at the date of issuance in accordance with ASC 470-20-25-2. Offering costs allocated to the ordinary shares subject to possible redemption will be assessed after the Proposed Public Offering to determine if the shares should be charged to temporary equity, and offering costs allocated to the warrants and rights included in the Public Units will be assessed to determine if they should be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Net loss per share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. As of March 31, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of March 31, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. There were no derivatives as of period end.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 23, 2026, the date of inception.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

In the Proposed Public Offering, the Company will offer for sale up to 7,500,000 Units at a purchase price of  $10.00 per Unit. Each Unit consists of one Class A ordinary share, one warrant (“Warrant”) and one right (“Right”) to receive one-seventh (1/7) of one Class A ordinary share upon consummation of the initial Business Combination. The holder must hold Rights in multiples of 7 in order to receive shares for all of their Rights upon closing of a Business Combination (see Note 6). Each whole Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share exercisable on the later of (i) 30 days after the completion of the Business Combination and (ii) 12 months from the date the registration statement of the initial Public Offering is declared effective. The Warrants will expire five (5) years after the completion of the Business Combination, or earlier upon redemption or liquidation.

NOTE 4. RELATED PARTY TRANSACTIONS

Founder shares

On February 23, 2026, the Company issued an aggregate of 2,875,000 Class B ordinary shares, $0.0001 par value (the “Founder Shares”), in exchange for an aggregate consideration of $25,000 from the Sponsor to cover certain expenses on behalf of the Company. In addition, the Sponsor has agreed to forfeit up to 375,000 Founder Shares depending on the extent to which the over-allotment option is not exercised in part or in full. At-risk capital investors that purchase private placement warrant packages in connection with the Proposed Public Offering will be entitled to subscribe for 1.2 founder shares at a nominal purchase price for each private placement warrant package purchased, up to 600,000 founder shares. If such investors do not purchase any private placement warrant packages, the Sponsor will retain all of such 600,000 founder shares.

The Company’s initial shareholders will agree not to transfer, assign or sell any of their Founder Shares and any ordinary shares issued upon conversion thereof until the earlier to occur of (i) six months after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any Founder Shares (the “Lock-up”).

Notwithstanding the foregoing, if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the Lock-up.

Promissory Note - Related Party

The Sponsor has agreed to loan the Company an aggregate of up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and due at the earliest of: (i) February 24, 2027; (ii) the date of the consummation of the Initial Public Offering of the Company’s securities or (iii) such earlier date that the Company determines to terminate the IPO process. As of March 31, 2026, the Company had borrowed an aggregate of $36,734 under the promissory note, of which $25,000 was settled through the issuance of Founder Shares, resulting in an outstanding balance of $11,734.

The Company intends to repay the promissory note from the proceeds of the Proposed Public Offering, subject to the availability of funds.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the founder shares, the private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, and any private placement warrants issued upon conversion of working capital loans (and the ordinary shares issuable upon exercise of those warrants or upon exchange of related private placement rights) will have registration rights to require the Company to register such securities for resale pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The representative shares being issued to the underwriter are being registered in the registration statement of which this prospectus forms a part and will not be granted additional registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

NOTE 6. SHAREHOLDER’S EQUITY

Class A Ordinary Shares  — The Company is authorized to issue 450,000,000 Class A ordinary shares with a par value of  $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of March 31, 2026, there were no Class A ordinary shares issued and outstanding.

Class B Ordinary Shares  — The Company is authorized to issue 40,000,000 Class B ordinary shares with a par value of  $0.0001 per share. As of March 31, 2026, there were 2,875,000 Class B ordinary shares outstanding, which were issued to the Company’s Sponsor (the “Founder”). Shares issued to the Company’s Founder are subject to certain restrictions as defined in Note 4.

Preference Shares  — The Company is authorized to issue 10,000,000 preference shares with a par value of  $0.0001 per share. Holders of the Company’s preference shares are entitled to one vote for each share. As of March 31, 2026, there were no preference shares issued and outstanding.

Rights — Each holder of a Right will automatically receive one-seventh (1/7) of one Class A ordinary share upon consummation of a Business Combination, except in cases where the Company is not the surviving company in a Business Combination, and even if the holder of such Right redeemed all ordinary shares held by it in connection with the Business Combination. No additional consideration is payable by the holder of a Right in order to receive the ordinary shares underlying the Right. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of ordinary shares will receive in the transaction on an as-exchanged for ordinary shares basis, and each holder of a Right will be required to affirmatively exchange its Rights in order to receive the 1/7 share underlying each Right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the Rights holder will be required to indicate its election to exchange the Right for the underlying shares within a fixed period of time after which period the Right will expire worthless.

Pursuant to the Rights agreement, a Right holder may exchange Rights only for a whole number of ordinary shares. This means that the Company will not issue fractional shares in connection with an exchange of Rights and Rights may be exchanged only in multiples of 7 Rights (subject to adjustment for share splits, share dividends, reorganizations, recapitalizations and the like). Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Companies Act.

If the Company is unable to complete a Business Combination within the Completion Window and the Company liquidates the funds held in the Trust Account, holders of Rights will not receive any such funds with respect to their Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to holders of the Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

Private Placement Warrants — The private placement warrants will be subject to certain restrictions on transfer and entitled to registration rights.

The Warrants may only be exercised for a whole number of shares. The Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the date the registration statement for the initial Public Offering is declared effective; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption once they become exercisable:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last reported sale price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. Except as described below, the warrants will not be adjusted for issuances of ordinary shares at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

If: (i) the Company issues additional ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share, with such issue price or effective issue price to be determined in good faith by the Board (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by such holder or affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”); (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation thereof (net of redemptions); and (iii) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price and the Redemption Trigger Price ($18.00) shall be adjusted to equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Company will account for the Warrants as equity instruments if the Warrants meet the applicable equity-classification criteria under ASC 815-40. Otherwise, the Warrants will be accounted for as liabilities and remeasured at fair value at each reporting date, with changes in fair value recognized in the statement of operations.

NOTE 7. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s Chief Executive Officer has been identified as the Chief Operating Decision Maker (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

For the Period from January 23, 2026 (Inception) Through March 31, 2026
Formation and administrative costs	$10,558

As of March 31, 2026
Deferred offering costs associated with the initial public offering	$26,250

Segment net loss equals the Company’s net loss and consists entirely of formation and administrative costs. Segment total assets equal the Company’s total assets and consist entirely of deferred offering costs.

Formation and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the Completion Window. Formation and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

The CODM reviews the total assets of the Company to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available to the Company. Additionally, the CODM regularly reviews the status of deferred costs incurred to assess if these are in line with the planned use of proceeds to be raised from the public offering.

There were no other segment items included in the Company’s reported net income or loss for the period presented.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through September 28, 2026, the date that the financial statements were issued. Based upon this review, other than as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On April 16, 2026, the Company entered into a letter agreement with the Sponsor (the “Administrative Service Agreement”) in which the Sponsor agreed to provide office space, utilities and secretarial and administrative support to the Company for a sum of $10,000 per month commencing upon the effective date of the S-1 and continuing until the earlier of the date of the consummation of the Company’s initial Business Combination or the Company’s liquidation. Per the terms of the Administrative Service Agreement, the Company may delay payment of the monthly fee upon determination by the Company’s audit committee that the Company lacks sufficient funds outside of the Trust Account and that any such unpaid amount will accrue no interest and be payable no later than the consummation of the Company’s initial Business Combination.

MNBS ACQUISITION CORP.
INDEX TO THE UNAUDITED FINANCIAL STATEMENTS

MNBS ACQUISITION CORP.
UNAUDITED BALANCE SHEET

June 30, 2026
ASSETS
Non-current Assets
Deferred offering costs associated with proposed public offering	$26,250
Total Assets	$26,250

LIABILITIES AND SHAREHOLDER'S DEFICIT
Current Liabilities
Accrued expenses	$13,003
Note payable – related party	54,556
Total Liabilities	67,559

SHAREHOLDER'S DEFICIT
Class A ordinary shares, $0.0001 par value; 450,000,000 shares authorized; no shares issued or outstanding	—
Class B ordinary shares, $0.0001 par value; 40,000,000 shares authorized; 2,875,000 issued and outstanding	288
Preference shares, $0.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—
Additional paid-in capital	24,712
Accumulated deficit	(66,309)
Total Shareholder's Deficit	(41,309)
Total Liabilities and Shareholder's Deficit	$26,250

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
UNAUDITED STATEMENT OF OPERATIONS

For the period from January 23, 2026 (Inception) to June 30, 2026
Expenses
Formation and administrative costs	$66,309
Net loss	$(66,309)

Weighted average shares outstanding, basic and diluted	2,500,000

Basic and diluted net loss per share	$(0.03)

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT

	CLASS B ORDINARY SHARES		ADDITIONAL PAID-IN	ACCUMULATED	TOTAL SHAREHOLDER'S
	SHARES	AMOUNT	CAPITAL	DEFICIT	DEFICIT
Balance – January 23, 2026 (Inception)	—	$—	$—	$—	$—
Issuance of Founder shares	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(66,309)	(66,309)
Balance – June 30, 2026	2,875,000	$288	$24,712	$(66,309)	$(41,309)

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
UNAUDITED STATEMENT OF CASH FLOWS

For the period from January 23, 2026 (Inception) to June 30, 2026
Cash flows from operating activities
Net loss	$(66,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation and administrative costs paid through note payable - related party	53,306
Changes in operating assets and liabilities
Accrued expenses	13,003
Net cash used in operating activities	—

Net increase in cash	—
Cash – beginning of the period	—
Cash – end of the period	$—

Supplemental disclosure of noncash activities
Deferred offering costs paid by Sponsor in exchange for issuance of note payable – related party	$26,250
Issuance of Class B ordinary shares to Sponsor for the settlement of note payable - related party	$25,000
Formation and administrative costs paid by the Sponsor in exchange for issuance of note payable – related party	$53,306

The accompanying notes are an integral part of the financial statements.

MNBS ACQUISITION CORP.
NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BUSINESS OPERATIONS

MNBS Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted corporation on January 23, 2026. The Company was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has not selected any specific Business Combination target, and the Company has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any Business Combination target with respect to an initial Business Combination with the Company.

As of June 30, 2026, the Company had not commenced any operations. All activity for the period from January 23, 2026 (Inception) through June 30, 2026 relates to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year-end.

The Company’s Sponsor is MNBS Holdings LLC (the “Sponsor”), a Delaware-based limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 7,500,000 units (“Unit”) at $10.00 per unit (the “Public Units”), which is discussed in Note 3 (the “Proposed Public Offering”). Each Unit consists of one Class A ordinary share, one warrant (“Warrant”), and one right to receive one-seventh (1/7) of one Class A ordinary share (“Right”) upon consummation of the initial Business Combination. Each Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share exercisable on the later of (i) 30 days after the completion of the Business Combination and (ii) 12 months from the date the registration statement of the proposed Public Offering is declared effective. The Warrants will expire five (5) years after the completion of the Business Combination, or earlier upon redemption or liquidation. Holders of Rights must hold in multiples of 7 in order to receive shares for all of their Rights upon closing of a Business Combination (see Note 6). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering, although substantially all of the net proceeds are intended to be generally applied toward consummating a Business Combination.

The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the net balance in the Trust Account (as defined below) (excluding the amount of taxes payable on the income earned on the Trust Account) at the time of signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.

Upon the closing of the Proposed Public Offering, management will agree that an aggregate of $10.00 per Unit sold in the Proposed Public Offering will be held in a Trust Account (the “Trust Account”) and may only be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the Trust Account, the Company may, at any time (based on management’s ongoing assessment of all factors related to the potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the Trust Account and instead to hold the funds in the Trust Account in cash or in an interest bearing demand deposit account at a bank. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, and up to $100,000 of interest that may be released to pay liquidation expenses, the proceeds from the Proposed Public Offering will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial Business Combination, (ii) the redemption of the Company’s public shares if the Company is unable to complete the initial Business Combination within 12 months (or up to 18 months if extensions are approved) from the closing of the Proposed Public Offering or by such earlier liquidation date as the board of directors may approve (the “Completion Window”), subject to applicable law, or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to (A) modify the substance or timing of the Company’s obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity. The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public shareholders.

The Company will provide the Company’s public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of the initial Business Combination either (i) in connection with a general meeting called to approve the initial Business Combination or (ii) without a shareholder vote by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a proposed initial Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public shareholders will be entitled to redeem their shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations. The amount in the Trust Account is initially anticipated to be $10.00 per public share.

The ordinary shares subject to redemption will be recorded at a redemption value and the Company will evaluate the classification upon the completion of the Proposed Public Offering, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

The Sponsor, officers and directors will enter into a letter agreement with the Company, pursuant to which they will agree to (i) waive their redemption rights with respect to their Founder Shares and public shares in connection with the completion of the initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association; (iii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete the initial Business Combination within the Completion Window, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the Completion Window and to liquidating distributions from assets outside the Trust Account; and (iv) vote any Founder Shares held by them and any public shares purchased during or after the Proposed Public Offering (including in open market and privately negotiated transactions) in favor of the initial Business Combination.

The Sponsor will agree that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure that the Sponsor would be able to satisfy those obligations.

Going Concern Consideration

As of June 30, 2026, the Company had no cash balance and a working capital deficit of $67,559. The working capital deficit is primarily due to the classification of the promissory note as a current liability. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with FASB ASC 205-40, “Presentation of Financial Statements — Going Concern,” these conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued.

The Company’s Sponsor has agreed to provide financial support to fund the Company’s working capital needs. As described in Note 4, the Company has access to borrowings under a promissory note of up to $500,000 from the Sponsor, of which $54,556 was outstanding as of June 30, 2026. The Company may also seek additional funding from the Sponsor or its affiliates to support its operations prior to the consummation of the Proposed Public Offering. Management plans to address this uncertainty through the Proposed Public Offering and continued financial support from the Sponsor. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). In management’s opinion, the unaudited financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements as of March 31, 2026 and for the period from January 23, 2026 (Inception) through March 31, 2026 and the related notes included in the aforementioned financial statements. Results for the interim period are not necessarily indicative of results for any future period.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

The Company complies with the requirements of the FASB ASC 340-10-S99 and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering.” Deferred offering costs consist principally of professional and registration fees that are related to the Proposed Public Offering. The Company will apply this guidance to allocate Proposed Public Offering proceeds from the Public Units among ordinary shares, warrants and rights, based on the relative fair values of the ordinary shares, warrants and rights at the date of issuance in accordance with ASC 470-20-25-2. Offering costs allocated to the ordinary shares subject to possible redemption will be assessed after the Proposed Public Offering to determine if the shares should be charged to temporary equity, and offering costs allocated to the warrants and rights included in the Public Units will be assessed to determine if they should be accounted for under equity treatment. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Net loss per share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. In accordance with ASC 260-10-55-12 and SEC Staff Accounting Bulletin Topic 4.D, Founder Shares issued for nominal consideration are treated as a recapitalization in substance and are reflected retroactively in the calculation of basic and diluted net loss per ordinary share for the entire period presented, in a manner similar to shares issued in a stock split or stock dividend. As of June 30, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Income taxes

The Company accounts for income taxes under ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Derivative financial instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statement of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. There were no derivatives as of period end.

Recent accounting pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 23, 2026, the date of inception.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

In the Proposed Public Offering, the Company will offer for sale up to 7,500,000 Units at a purchase price of  $10.00 per Unit. Each Unit consists of one Class A ordinary share, one Warrant, and one Right to receive one-seventh (1/7) of one Class A ordinary share upon consummation of the initial Business Combination. Each Warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share exercisable on the later of (i) 30 days after the completion of the Business Combination and (ii) 12 months from the date the registration statement of the proposed Public Offering is declared effective. The Warrants will expire five (5) years after the completion of the Business Combination, or earlier upon redemption or liquidation. Holders of Rights must hold in multiples of 7 in order to receive shares for all of their Rights upon closing of a Business Combination (see Note 6).

NOTE 4. RELATED PARTY TRANSACTIONS

Founder shares

On February 23, 2026, the Company issued an aggregate of 2,875,000 Class B ordinary shares, $0.0001 par value (the “Founder Shares”), in exchange for a $25,000 payment from the Sponsor to cover certain expenses on behalf of the Company. In addition, the Sponsor has agreed to forfeit up to 375,000 Founder Shares if the over-allotment option is not exercised in part or in full. At-risk capital investors that purchase private placement warrant packages in connection with the Proposed Public Offering will be entitled to subscribe for 1.2 founder shares at a nominal purchase price for each private placement warrant package purchased, up to 600,000 founder shares. If such investors do not purchase any private placement warrant packages, the Sponsor will retain all of such 600,000 founder shares.

The Company’s initial shareholders will agree not to transfer, assign or sell any of their Founder Shares and any ordinary shares issued upon conversion thereof until the earlier to occur of (i) six months after the completion of the initial Business Combination or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of the Company’s initial shareholders with respect to any Founder Shares (the “Lock-up”).

Notwithstanding the foregoing, if the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the Lock-up.

Promissory note - related party

The Sponsor has agreed to loan the Company an aggregate of up to $500,000 to be used for a portion of the expenses of the Proposed Public Offering. The loan is non-interest bearing, unsecured and due at the earliest of: (i) February 24, 2027; (ii) the date of the consummation of the Initial Public Offering of the Company’s securities or (iii) such earlier date that the Company determines to terminate the IPO process. As of June 30, 2026, the Company had borrowed an aggregate of $79,556 under the promissory note, of which $25,000 was settled through the issuance of Founder Shares, resulting in an outstanding balance of $54,556.

The Company intends to repay the promissory note from the proceeds of the Proposed Public Offering, subject to the availability of funds.

Administrative service fee

On April 16, 2026, the Company entered into a letter agreement with the Sponsor (the “Administrative Service Agreement”) in which the Sponsor agreed to provide office space, utilities and secretarial and administrative support to the Company for a sum of $10,000 per month commencing upon the effective date of the S-1 and continuing until the earlier of the date of the consummation of the Company’s initial Business Combination or the Company’s liquidation. Per the terms of the Administrative Service Agreement, the Company may delay payment of the monthly fee upon determination by the Company’s audit committee that the Company lacks sufficient funds outside of the Trust Account and that any such unpaid amount will accrue no interest and be payable no later than the consummation of the Company’s initial Business Combination. No administrative service fees were incurred or payable as of June 30, 2026.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Registration rights

The holders of the founder shares, the private placement warrants, the ordinary shares issuable upon exercise of the private placement warrants and upon exchange of the private placement rights, and any private placement warrants issued upon conversion of working capital loans (and the ordinary shares issuable upon exercise of those warrants or upon exchange of related private placement rights) will have registration rights to require the Company to register such securities for resale pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The representative shares being issued to the underwriter are being registered in the registration statement of which this prospectus forms a part and will not be granted additional registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

NOTE 6. SHAREHOLDER'S EQUITY

Class A Ordinary Shares  — The Company is authorized to issue 450,000,000 Class A ordinary shares with a par value of  $0.0001 per share (subject to potential redemption). Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of June 30, 2026, there were no Class A ordinary shares issued and outstanding.

Class B Ordinary Shares  — The Company is authorized to issue 40,000,000 Class B ordinary shares with a par value of  $0.0001 per share. As of June 30, 2026, there were 2,875,000 Class B ordinary shares outstanding, which were issued to the Company’s Sponsor (together with its permitted transferees, the “Founders”). Shares issued to the Company’s Founders are subject to certain restrictions as defined in Note 4.

Preference Shares  — The Company is authorized to issue 10,000,000 preference shares with a par value of  $0.0001 per share. Holders of the Company’s preference shares are entitled to one vote for each share. As of June 30, 2026, there were no preference shares issued and outstanding.

Private Placement Warrants — The private placement warrants will be subject to certain restrictions on transfer and entitled to registration rights.

The Warrants may only be exercised for a whole number of shares. The Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the date the registration statement for the initial Public Offering is declared effective; provided in each case that the Company has an effective registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the ordinary shares issuable upon exercise of the Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the ordinary shares issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Warrants for redemption, once they become exercisable:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption; and

●	if, and only if, the last reported sale price of the ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Warrants for redemption, management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share capitalization, or recapitalization, reorganization, merger or consolidation. Except as described below, the warrants will not be adjusted for issuance of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

If: (i) the Company issues additional ordinary shares or securities convertible into or exercisable or exchangeable for ordinary shares for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per ordinary share, with such issue price or effective issue price to be determined in good faith by the Board (and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by such holder or affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”); (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation thereof (net of redemptions); and (iii) the volume weighted average trading price of the ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the "Market Value") is below $9.20 per share, the Warrant Price shall be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price and the Redemption Trigger Price ($18.00) shall be adjusted to equal to 180% of the greater of the Market Value and the Newly Issued Price.

Upon issuance, the Company will account for the Warrants as equity instruments, provided they meet the applicable equity-classification requirements.

 Rights — Each holder of a Right will automatically receive one-seventh (1/7) of one share of Class A ordinary shares upon consummation of a Business Combination, except in cases where we are not the surviving company in a Business Combination, and even if the holder of such Right redeemed all Class A ordinary shares held by it in connection with a Business Combination. No additional consideration will be required to be paid by a holder of a Right in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the unit purchase price paid by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Rights to receive the same per share consideration the holders of Class A ordinary shares will receive in the transaction on an as-exchanged for ordinary shares basis, and each holder of a Right will be required to affirmatively exchange its Rights in order to receive the (1/7) share underlying each Right (without paying any additional consideration) upon consummation of a Business Combination. More specifically, the Rights holder will be required to indicate its election to exchange the Right for the underlying shares within a fixed period of time after which period the Rights will expire worthless.

Pursuant to the Rights agreement, a Rights holder may exchange Rights only for a whole number of Class A ordinary shares. This means that the Company will not issue fractional shares in connection with an exchange of Rights and Rights may be exchanged only in multiples of 7 Rights (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like). Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Cayman Islands Companies Act (As Revised).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any such funds with respect to their Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the Rights. Accordingly, the Rights may expire worthless.

NOTE 7. SEGMENT INFORMATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s Chief Executive Officer has been identified as the Chief Operating Decision Maker (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics, which include the following:

For the period from January 23, 2026 (Inception) Through June 30, 2026
Formation and administrative costs	$66,309

As of June 30, 2026
Deferred offering costs associated with the initial public offering	$26,250

Segment net loss equals the Company’s net loss and consists entirely of formation and administrative costs. Segment total assets equal the Company’s total assets and consist entirely of deferred offering costs.

Formation and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Public Offering and eventually a Business Combination within the Completion Window. Formation and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

The CODM reviews the total assets of the Company to assess if the Company has sufficient resources available to discharge its liabilities. The CODM is provided with details of cash and liquid resources available to the Company. Additionally, the CODM regularly reviews the status of deferred offering costs associated with the Initial Public Offering incurred to assess if these are in line with the planned use of proceeds to be raised from the Initial Public Offering.

There were no other segment items for the period from January 23, 2026 (Inception) through June 30, 2026.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through September 28, 2026, the date that the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

$75,000,000

MNBS ACQUISITION CORP.

7,500,000 Units

PROSPECTUS

Maxim Group LLC

                         , 2026

Until , 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

Underwriter legal expenses	$100,000
Legal fees and expenses	$100,000
Printing and roadshow expenses	$20,000
Accounting fees and expenses	$100,000
SEC expenses	$50,000
D&O Insurance	$120,000
Nasdaq fees	$75,000
Miscellaneous expenses	$60,000
Total offering expenses (excluding underwriting discount)	$625,000

Item 14. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect. Our second amended and restated memorandum and articles of association provide that, to the extent permitted by applicable law, the Company shall indemnify each existing or former secretary, director (including alternate director), and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary, director or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former secretary’s, director’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former secretary, director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

Such indemnity only applies if the directors are of the view that, in the absence of fraud, wilful default or wilful neglect, such existing or former secretary, director or officer acted honestly and in good faith with a view to what the person believes is in the best interests of the Company and, in the case of criminal proceedings, such person had no reasonable cause to believe that their conduct was unlawful. No such existing or former secretary, director or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the past three years, we sold the following ordinary shares without registration under the Securities Act:

●	On February 23, 2026, (1) we issued 2,875,000 ordinary shares of a par value of $0.0001 each to our Sponsor for a purchase price of $25,000, and (2) our Sponsor surrendered 1 ordinary share of a par value of $0.0001 each.

●	The at-risk capital investors may purchase up to 500,000 private placement warrant packages from the Company on a private placement basis simultaneously with the consummation of this offering. Our Sponsor has agreed to purchase all private placement warrant packages not purchased by the at-risk capital investors, so that we will receive gross proceeds of $1,500,000 (or $1,556,250 if the underwriters’ over-allotment option is exercised in full) from the sale of the private placement warrant packages regardless of the extent to which the at-risk capital investors purchase private placement warrant packages. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

●	On , 2026, our Sponsor transferred (i) 210,000 founder shares to Iris Zhao, our Chief Executive Officer and a director; (ii) 63,000 founder shares to Mingjie Zhao, our Chairman of the Board and independent director nominee; and (iii) 42,000 founder shares to each of Francis A. Braun III and Sam Tan, our other independent director nominees, in each case at the original purchase price paid when such shares were acquired from us. As of the date of this prospectus, our Sponsor holds 2,518,000 founder shares (including the up to 600,000 founder shares that at-risk capital investors will be entitled to subscribe for). Our Sponsor may transfer an additional number of founder shares to the at-risk capital investors depending on the number of private placement warrant packages subscribed for by such at-risk capital investors (as described above).

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1 *	Form of Underwriting Agreement.
3.1 *	Amended and Restated Memorandum and Articles of Association.
3.2 *	Form of Second Amended and Restated Memorandum and Articles of Association.
4.1 *	Specimen Unit Certificate.
4.2 *	Specimen Ordinary Share Certificate.
4.3 *	Specimen Warrant Certificate.
4.4 *	Form of Warrant Agreement between VStock Transfer, LLC and the Registrant.
4.5 *	Specimen Right Certificate.
4.6 *	Form of Rights Agreement between VStock Transfer, LLC and the Registrant.
5.1 *	Opinion of Zarif Law Group P.C.
5.2 *	Opinion of Ogier.
10.1 *	Form of Letter Agreement among the Registrant, Underwriters and the Company’s officers, directors and shareholders.
10.2 *	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.3 *	Form of Registration Rights Agreement among the Registrant, the Founders and the at-risk capital investors.
10.4 *	Promissory Note, dated as of February 24, 2026.
10.5 *	Securities Purchase Agreement by and among the Registrant and the Sponsor, dated as of February 23, 2026.
10.6 *	Securities Transfer Agreement, among the Registrant, the Sponsor and the directors.
10.7 *	Securities Transfer Agreement, among the Registrant, the Sponsor and certain officers.
10.8 *	Form of Private Placement Warrant Package Subscription Agreement between the Registrant and the Sponsor.
10.9 *	Form of Indemnity Agreement.
10.10 *	Administrative Service Agreement, dated as of April 16, 2026.
14 *	Form of Code of Ethics.
23.1 *	Consent of Zarif Law Group P.C. (included in Exhibit 5.1).
23.2 *	Consent of Ogier (included in Exhibit 5.2).
23.3 **	Consent of GuzmanGray, independent registered public accounting firm.
24 **	Power of Attorney (included on the signature page of this Registration Statement).
99.1 *	Form of Audit Committee Charter.
99.2 *	Form of Compensation Committee Charter.
99.3 *	Consent of Shihao Liu to be named as a director nominee.
99.4 *	Consent of Mingjie Zhao to be named as a director nominee.
99.5 *	Consent of Francis A. Braun III to be named as a director nominee.
99.6 *	Consent of Sam Tan to be named as a director nominee.
107 **	Registration Fee Table.

*	To be filed by amendment

**	Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Industry, State of California, on September 28, 2026.

MNBS ACQUISITION CORP.

By:	/s/ Iris Zhao
Name:	Iris Zhao
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Iris Zhao, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Iris Zhao	Chief Executive Officer and Director	September 28, 2026
Iris Zhao	(Principal executive officer)

/s/ Shihao Liu	Chief Financial Officer	September 28, 2026
Shihao Liu	(Principal Financial and Accounting Officer)

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MNBS Acquisition Corp., a Cayman Islands exempted company has signed this registration statement in the City of Rosemead, California, on September 28, 2026.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Mingjie Zhao
Name:	Mingjie Zhao